UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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VMware, Inc.

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Dear VMware Stockholders,

VMware’s fiscal year 2023 ending February 3, 2023 (“FY23”) marked another landmark year for the Company during which, on May 26, 2022, VMware entered into an Agreement and Plan of Merger (“Merger Agreement”) with Broadcom Inc. (“Broadcom”) providing for the acquisition of VMware by Broadcom (the “Acquisition”). The announcement of the Acquisition followed the successful completion of our spin-off from Dell Technologies Inc. in November 2021. We expect the Acquisition to be completed within Broadcom’s fiscal year 2023, at which point Broadcom Software Group will rebrand and operate as VMware.

Post-close, we expect the new combined entity will offer customers even more choice and flexibility to modernize, build, deploy, connect and protect applications consistently, while accelerating software scale and growth opportunities. The Board of Directors (the “Board”) worked closely with the VMware leadership team to negotiate with Broadcom a Merger Agreement that will bring these businesses together in a way that we expect will deliver long-term stockholder value, and we were pleased to see stockholders vote in November 2022 to approve the Acquisition.

Throughout this time, the Board has been, and continues to be, focused on overseeing the execution of VMware’s strategy. VMware and its employees delivered solid performance in FY23, powering our innovation engine to help customers transform their businesses with our multi-cloud offerings. The Company achieved over $13 billion in total revenue and $4 billion in subscription and SaaS revenue for the year. We continued to make progress on our business model transition driven by our expanding subscription and SaaS portfolio, which resulted in FY23 subscription and SaaS annual recurring revenue growth of 30% year-over-year, totaling $4.66 billion. Further, in FY23, the Company continued to build a powerful, interconnected and diverse ecosystem to support customers’ multi-cloud strategies. All major hyperscalers now have partnered to deliver VMware Cloud services or have VMware services available in their marketplaces; multiple global systems integrators partners launched dedicated VMware business units; and leading enterprise technology companies announced new solutions or capabilities built around VMware Cloud and VMware Tanzu.

We have continued to make notable strides in Environmental, Social and Governance (“ESG”), including enhanced reporting processes and controls, and progress towards the goals in our 2030 Agenda for the benefit of our stockholders, customers, suppliers and employees. VMware is on track to achieve net zero carbon emissions with validated, scienced-based targets by 2030. Also, we have advanced the development of sustainability innovation offerings. For example, in FY23 we introduced VMware Green Score in Aria Operations, which enables customers to track decarbonization efforts towards their own sustainability goals. The Board continues to provide oversight for VMware’s ESG efforts, including those relating to product sustainability, greenhouse gas emissions, Diversity, Equity and Inclusion, data privacy and security. We continue to realize value from our commitment to ESG, including by mitigating risks and creating business opportunities for VMware, our partners and our customers.

Within this proxy statement, you will find additional details regarding VMware’s corporate governance, executive compensation program and ESG initiatives. We value your investment in VMware and the opportunity to have served the Company on your behalf this past fiscal year. We are looking forward to our journey ahead and will continue our focus on the sustainable and long-term growth of the Company.

We value your participation in our Annual Meeting and encourage you to vote your shares through one of the available options listed in this proxy.

Sincerely,

The VMware Board of Directors

VMWARE, INC.
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 13, 2023
To the Stockholders of VMware, Inc.:
Notice is hereby given that the annual meeting of stockholders of VMware, Inc., a Delaware corporation, will be held on Thursday, July 13, 2023, at 8:30 a.m. Pacific time (“Annual Meeting”). This year’s Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders.
We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com. A recording of the webcast will be available on our website for approximately 60 days following our meeting.
We are holding the meeting for the following purposes:
1.to elect three members nominated by us to our Board of Directors to serve as Class I directors, each for a three-year term expiring at the 2026 Annual Meeting;
2.to vote, on an advisory basis, to approve named executive officer compensation;
3.to vote, on an advisory basis, on the frequency of future advisory votes on named executive officer compensation;
4.to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending February 2, 2024; and
5.to transact any and all other business that may properly come before the meeting or any adjournments thereof.
All stockholders of record of our common stock at the close of business on May 15, 2023, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.
VMware common stockholders may cast their votes by completing a proxy. Whether or not you plan to participate in the meeting, please cast your vote as instructed in the notice regarding the availability of proxy materials over the Internet or by telephone, as promptly as possible. You may request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet prior to the meeting by visiting proxyvote.com. Internet voting is convenient, helps reduce the environmental impact of the Annual Meeting and saves us postage and processing costs. This Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended February 3, 2023 are available at proxyvote.com.
Stockholders of record as of May 15, 2023 will be able to participate in the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2023 and entering the 16-digit control number included in your notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. Online check-in will be available beginning at 8:15 a.m. Pacific time. Please allow ample time for the online check-in procedures.

By order of the Board of Directors

Amy Fliegelman Olli
Executive Vice President, General Counsel and Secretary
Palo Alto, California
June 1, 2023

i

VMWARE, INC.
3401 Hillview Avenue
Palo Alto, California, 94304
PROXY STATEMENT
 ________________________________
PROXY SUMMARY
2023 Annual Meeting
We invite our stockholders to participate in our 2023 annual meeting of stockholders (“Annual Meeting”) and to vote on the proposals described in this proxy statement. The Annual Meeting will take place on Thursday, July 13, 2023 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2023. You will need the 16-digit control number provided on the notice of Internet availability of proxy materials (“Proxy Notice”) or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate.
If you owned VMware Class A common stock (“Common Stock”) at the close of business on May 15, 2023 (“Record Date”), then you may participate in and vote at the meeting. There are four items that are scheduled to be voted on at the Annual Meeting:
•election of three members nominated by us to the Board of Directors (“Board”) to serve as Class I directors, each for a three-year term expiring at the 2026 Annual Meeting;
•an advisory vote to approve named executive officer compensation;
•an advisory vote to approve the frequency of future advisory votes on named executive officer compensation; and
•ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending February 2, 2024.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares. For additional information about the Annual Meeting see “Information About the Annual Meeting.”
References to “VMware,” the “Company,” “we” and “our” in this proxy statement refer to VMware, Inc., a Delaware corporation. Our fiscal year is the 52 or 53 weeks ending on the Friday nearest to January 31 of each year. We refer to our fiscal years ending February 3, 2023, January 28, 2022 and January 29, 2021 as “FY23,” “FY22” and “FY21,” respectively. FY23 was a 53-week fiscal year, while FY22 and FY21 were each 52-week fiscal years.

FY23 Business Highlights
As demand for computing capacity continues to build and companies increasingly deploy a multi-cloud approach, VMware software provides a flexible digital foundation to enable customers in their digital transformation. Our strategy is to be the trusted multi-cloud platform and partner to our customers, putting VMware in the center of the ecosystem.

Competitive Differentiators	Key Growth Drivers

•Trusted foundation for most enterprise mission critical workloads today
•Industry-leading products that address key strategic customer priorities
•Robust strategic partnerships across all major cloud providers and infrastructure companies

•Capture new workloads and users
•Migrate existing workloads to higher value cloud and subscription platforms
•Drive broader portfolio adoption across installed base
•Progressively make our products available as subscription and software-as-a-service (“SaaS”)

Following the successful completion of VMware’s spin-off from Dell Technologies Inc. (“Dell”) in November 2021 (the “Spin-Off”), in FY23, VMware’s management team remained focused on expanding the capabilities of our cloud and subscription- and SaaS-based offerings. For FY23, subscription and SaaS revenue increased 25% year over year, representing 30% of total revenue for FY23.1 Subscription and SaaS annual recurring revenue (“ARR”) exiting FY23 was $4.66 billion, an increase of 30% from FY22.2
We continued to enable our customers’ application transformation by providing a modern platform with development, security and operations capabilities and multi-cloud management offerings to help them build, manage and secure their modern applications on any cloud, with both VMware Tanzu and VMware Aria. We also continued to enable customers to modernize and migrate enterprise workloads to all major hyperscalers, sovereign clouds, private clouds and the edge with VMware Cloud built on vSphere, NSX and vSAN.
VMware continues to focus on the delivery of VMware Anywhere Workspace for the distributed workforce of today and the future with Unified Endpoint Management, Virtual Desktop Infrastructure and Desktop-as-a-Service, Digital Employee Experience, and Workspace ONE Mobile Threat Defense offerings completing this solution.
___________________
(1) The extra week during the fourth quarter of FY23 resulted in incremental ratable and professional services revenue on a comparable basis. For more information about impacts of the extra week in FY23, see our FY23 earnings release on March 2, 2023.
(2) ARR is an operating measure VMware uses to assess the strength of the Company’s subscription and SaaS offerings. ARR is a performance metric and should be viewed independently of, and not as a substitute for or combined with, revenue and unearned revenue. ARR represents the annualized value of VMware’s committed customer subscription and SaaS contracts as of the end of the reporting period, assuming any contract that expires during the next 12 months is renewed on its existing terms and any applicable termination for convenience rights are not exercised, except that, for consumption-based subscription and SaaS offerings, ARR represents the annualized quarterly revenue based on revenue recognized for the current reporting period.

Executive Transition

On May 23, 2023, Zane Rowe resigned from his position as VMware’s Chief Financial Officer (“CFO”) and Executive Vice President, effective June 9, 2023. On May 25, 2023, VMware announced the appointment of Karen Dykstra, a member of the VMware Board, as the Company’s CFO, effective as of June 9, 2023. Upon Ms. Dykstra’s agreement to serve as CFO, she resigned from serving as a member and Chair of each of the Audit Committee and the Nominating, Governance and Related Persons Transactions Committee (“Governance Committee”), which committees are constituted entirely and solely of independent directors. Michael Brown, a member and former Chair of the Audit Committee, was elected the Chair of VMware’s Audit Committee, and Paul Sagan, Lead Independent Director, Chair of the Compensation Committee and member of the Governance Committee, was elected the Chair of VMware’s Governance Committee. Ms. Dykstra will continue to serve on the Board.

Board of Directors Highlights

The following section provides summary information about our current directors. See “Board of Directors” for more information.

Age	Director Since	Term Expiration	Annual Meeting Nominee	Committee Memberships: Audit	Compensation	M&A	Governance
Nicole Anasenes *CFO, Ansys*	50	2022	2025		M			
Anthony Bates *CEO, Genesys Cloud Services*	56	2016	2023	✓		M	C	
Marianne Brown *Former Co-COO, Global Financial Solutions, FIS*	64	2019	2025		M	M		
Michael Brown *Former CFO, Microsoft*	77	2007	2024		C	M		M
Michael Dell *Chairman of the Board, VMware* *CEO, Dell Technologies*	58	2016	2023	✓			M	
Kenneth Denman *General Partner, Sway Ventures*	64	2021	2024				M	M
Egon Durban *Co-CEO, Silver Lake*	49	2016	2023	✓			M	
Karen Dykstra *CFO, VMware (effective June 9, 2023)* *Former CFO, AOL*	64	2016	2024					
Raghu Raghuram *CEO, VMware*	60	2021	2024				M	
Paul Sagan *Lead Independent Director, VMware* *Senior Advisor, General Catalyst*	64	2014	2025			C		C

____________________
M Committee Member
C Committee Chair
The following matrix summarizes what our Board believes are some of the most relevant types of skills, qualities, attributes, experience and diversity of backgrounds possessed by our directors. While the Board considered these characteristics in connection with the director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors. We define underrepresented community member in this proxy statement to include persons who self-identify as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian, Alaska Native, gay, lesbian, bisexual and transgender. Our directors’ biographies describe each director’s background and relevant experience in more detail. See “Board of Directors” for more information.

Balanced Mix of Tenures	Board Diversity

30%
50%
20%
Gender diverse
Underrepresented community member
Remainder

Corporate Governance Highlights
Our corporate governance practices promote independent, rigorous oversight. See “Corporate Governance” and “Compensation Discussion and Analysis—Executive Compensation Governance” for more information.

✓	Single-class stock	✓	Ongoing stockholder engagement
✓	Majority vote standard for directors in uncontested elections	✓	Clawback policy
✓	Robust Lead Independent Director role	✓	Double-trigger change in control
✓	Key Board committees are 100% independent	✓	Stock ownership guidelines (6x base salary for CEO)
✓	Annual Board, committee and director evaluations	✓	Anti-hedging policy
✓	Executive sessions of directors held without the CEO at each regularly scheduled Board meeting	✓	Governance Committee reviews transactions with related persons

Executive Compensation Highlights
In designing VMware’s executive compensation program, the Compensation Committee focuses on incentivizing long-term value creation and closely aligning pay with performance. See “Compensation Discussion and Analysis” for more information.

____________
Note: The charts above reflect the pay mix applicable to our Chief Executive Officer (“CEO”) and other Named Executive Officers (each a “NEO”), on average. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary reflects the rates approved in effect during FY23, including the rate after the increase for our General Counsel as discussed in “Compensation Discussion and Analysis—Section 3: Base Salary”; (2) cash bonus target opportunity reflects the target opportunity expressed as a percentage of salary approved in effect during FY23, including the rate after the increase for our CEO as discussed in “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus”; and (3) the equity components reflect the “Selected Value” as discussed in “Compensation Discussion and Analysis—Section 5: Long-Term Incentives”.
Environmental, Social and Governance Highlights
In FY23, our comprehensive governance structure related to our Environmental, Social and Governance (“ESG”) initiatives promoted effective oversight and increased accountability around our ESG efforts. See “Environmental, Social and Governance” for more information.
We also continued to make progress on our 2030 Agenda, our 10-year commitment to reaching 30 ESG goals that align with VMware’s core business strategy and aim to drive business outcomes on three pillars: Sustainability, Equity and Trust.
Our FY23 progress toward our 2030 Agenda included:

•33% of our global hires self-identified as a woman, and 16% of U.S. hires self-identified as an underrepresented minority in FY23.
•20% of our suppliers (by spend) have set science-based targets, and a further 32% have publicly committed to setting science-based targets.
•Added company-wide diversity, equity and inclusion (“DEI”) goals as a component of funding for all bonus-eligible employees.
•Formally launched the VMware Reverse Mentorship program to support employee career growth and create more inclusive leaders, engaging 44% of Senior Vice Presidents and above.
•Recognized for DEI progress by being ranked second overall on the Forbes 2022 The Best Employers for Diversity.
•Recognized for environmental sustainability performance by being invited to the Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index for the 3rd consecutive year and named to the Carbon Disclosure Project (“CDP”) 2022 Climate Change A-List.
•Recognized as a responsible company by being named for the sixth consecutive year to America’s Most Just Companies 2023 by JUST Capital as well as being ranked in America's Most Trustworthy Companies 2023 by Newsweek.
Stockholder Engagement Philosophy
We continue to believe that communications from stockholders and ongoing stockholder outreach provides our Board and management team with valuable feedback from investors. Our Board and management team consider stockholder feedback to be an important component of their decision-making processes, and strategic engagement positions VMware to better understand the most important issues at hand for our investors. See “Corporate Governance—Stockholder Engagement” for more information.
Agreement and Plan of Merger with Broadcom

On May 26, 2022, VMware entered into an Agreement and Plan of Merger (“Merger Agreement”) with Broadcom Inc. (“Broadcom”) providing for the acquisition of VMware by Broadcom (the “Acquisition”). Under the terms of the Merger Agreement, each VMware stockholder will be entitled to elect to receive, per VMware Common Stock share, either $142.50 in cash or 0.25200 of a share of Broadcom common stock, subject to proration. In total, 50% of VMware stock will be converted into the cash election option and 50% into the stock election option. The Annual Meeting does not relate to the pending Acquisition. Until the transaction is completed, we will continue to function as an independent public company, and therefore, we are filing this proxy statement and Proxy Notice in the ordinary course.
CORPORATE GOVERNANCE
Our Board is committed to maintaining strong corporate governance practices. Our Board has adopted Corporate Governance Guidelines to provide a framework for the effective governance of VMware. Additionally, our Board has adopted written charters for its standing committees (Audit; Compensation; Mergers and Acquisitions (“M&A”); and Governance), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Our Board reviews the Corporate Governance Guidelines, the committee charters and the Business Conduct Guidelines periodically and implements changes as appropriate. Information about our corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available in the Governance subsection of the Investor Relations page of our website at ir.vmware.com. VMware will provide stockholders with a copy of its Corporate Governance Guidelines, committee charters and Business Conduct Guidelines, without charge, upon written request to Investor Relations at VMware, Inc., 3401 Hillview Avenue, California, 94304.
Our Board has adopted corporate governance practices that the Board believes are in the best interests of VMware and our stockholders, as well as compliant with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) corporate governance standards (“NYSE Rules”).
Highlights include:

•Director Overboarding. Our Board believes that board membership requires a significant time commitment. As a result, directors may generally not serve on the board of directors of more than three public companies, and the Company’s CEO should generally not be a board member of more than one public company, in addition to VMware. Our Governance Committee assesses the appropriateness of a director serving on more than three, and our CEO serving on more than one, other public company boards. In addition, no member of our Audit Committee may serve simultaneously on the audit committee of more than two other public companies without prior approval of the Board.
•Director Responsibilities. Directors who change job responsibilities outside VMware must promptly inform the Governance Committee. The Governance Committee then assesses the appropriateness of the director remaining on the Board and recommends to the Board whether to request that the director’s resignation be tendered. If so requested, the director is expected to promptly resign from the Board and its committees.
•Director Elections.  We have adopted a majority voting policy for the election of directors. The policy, which is included in our Corporate Governance Guidelines and our bylaws, requires any director who receives more votes cast “AGAINST” than “FOR” in an uncontested election to promptly offer to resign from the Board and its committees following certification of the stockholder vote. The policy provides that the Governance Committee will assess the appropriateness of such director continuing to serve and will recommend to the Board the action to be taken with respect to such offered resignation. The Board will consider the Governance Committee’s recommendation and publicly disclose its decision and the underlying rationale within 90 days from the date of certification of the stockholder vote.
•Committee Assignments. Our Corporate Governance Guidelines require the Governance Committee to review committee assignments annually and, with the Chairman, make recommendations to the Board regarding such assignments. The Board reviews those recommendations and annually appoints the members and chair of each committee, except with respect to the Governance Committee, which selects its own chair. Our current committee membership is set forth in “Board of Directors—Committees of the Board.”
•Board Evaluation. The Lead Independent Director oversees an annual evaluation process of the Board and each committee of the Board as follows:
–each director annually evaluates the Board as a whole;
–members of each Board committee annually evaluate the committees on which they serve;
–each director annually completes an individual self-evaluation; and
–the Lead Independent Director reports on, and makes recommendations to the Board with respect to, the evaluations.
•Stockholder Access. To enable open communications with stockholders and other interested parties, we provide various means to contact the entire Board, the non-management directors and the Audit Committee (see “Information About the Annual Meeting—How do I contact VMware’s Board of Directors?”). Our Board strives to provide clear, candid and timely responses to any substantive communication. In addition to the communications above and pursuant to our Corporate Governance Guidelines, it is our Board’s policy to provide a response to any stockholder proposal that receives a majority vote.
•Director Education. Our Board believes that director education is integral to board and committee performance and effectiveness. Directors are expected to participate in continuing educational programs to maintain the necessary level of expertise to perform their responsibilities as directors.
•Executive Sessions. Our directors meet in executive session without the CEO at each regularly scheduled Board meeting, during which the Chairman acts as presiding director. Independent directors meet in executive session at least once each year, during which the Lead Independent Director acts as the presiding director.
•Director Stock Ownership Guidelines. Our Board believes that our non-employee directors should have a meaningful financial stake in VMware. Accordingly, we include equity awards as a component of the compensation we provide to our non-employee directors and have established stock ownership guidelines that require such directors to own at least 5,000 shares of our Common Stock and hold at least 50% of the net shares acquired from us in compensation for their Board service until they reach such ownership level. Non-employee directors who do not receive compensation for their service on our Board are exempt from our stock ownership guidelines. See “Director Compensation” for more information.

Our Leadership Structure
Our current leadership structure separates the roles of CEO and Chairman. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the CEO, sets the agendas for Board meetings and presides over meetings of the full Board. Our leadership structure also includes a Lead Independent Director role to facilitate effective performance of the Board and its oversight of our business. We believe that having a separate Chairman and Lead Independent Director structure allows the Board to effectively address governance issues by providing another channel for the Board to express its views to management and provide feedback on company performance to the CEO. The leadership structure of the Board strengthens the Board’s ability to provide effective oversight of risk management.
Lead Independent Director
Mr. Sagan has been our Lead Independent Director since February 2015. The responsibilities of our Lead Independent Director include:
•serving as chair of any Board meeting, or portion of a meeting, at which the Chairman is not present;
•serving as a liaison between the independent directors and the Chairman and the CEO;
•providing the Chairman and the CEO with input on the preparation of Board meeting agendas;
•providing feedback to the Chairman and the CEO in the form of assessments of Board meetings and management presentations at Board meetings;
•consulting with the Chairman and the CEO on matters relating to corporate governance and Board performance;
•communicating regularly with the CEO regarding information to be provided to the Board so that the Board can perform its duties and as to feedback from the Board for the CEO;
•calling special meetings of the full Board, as needed;
•being available for communication with major stockholders, as appropriate;
•serving as an ex-officio, non-voting member of each Board committee of which the Lead Independent Director is not a member;
•supervising the Board’s annual self-evaluations, including providing each Board member with feedback on such Board member’s performance and reporting overall results of the evaluations to the Governance Committee and, where appropriate, to the Board as a whole; and
•performing such other duties as may be requested from time to time by the Board.
Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including financial, operational, cybersecurity, legal, regulatory, strategic, ESG and reputation.
Our M&A Committee assesses risks to the Company in connection with proposed acquisitions, divestitures and investments. The M&A Committee reviews management’s assessment of potential risks raised during due diligence and management’s related risk mitigation plans before granting approval to enter into definitive transaction agreements.
Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the independent auditor, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken and plans to take to monitor, control and report any such exposures. Additionally, the Audit Committee reviews significant findings prepared by the independent auditor and our internal auditors, together with management’s related responses. The Audit Committee reviews periodic reports from our Chief Ethics and Compliance Officer (“CECO”), our Chief Security Officer (“CSO”), our internal auditors and our independent auditor. The Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for periodic reviews and discussion of our practices and policies with respect to risk assessment and risk management with senior members of the Company’s management team, including our CFO and the head of our internal audit group.

Our Audit Committee also oversees the Company’s compliance with applicable legal and regulatory requirements and risks related to potential non-compliance, including those related to cybersecurity, incident response, information security and data privacy. In addition to reviewing cybersecurity risks during each of its quarterly meetings, the Audit Committee periodically holds special meetings dedicated solely to discussing cybersecurity risks and developments of importance to the Company. The Audit Committee receives regular reports on significant cybersecurity matters from the CSO and other members of senior management. These reports include topics such as, among other things, the status of projects to strengthen the Company’s security systems and improve cyber readiness and resilience, existing and emerging threat landscapes, as well as the results of exercises and response readiness assessments performed by internal stakeholders and outside advisors. The Audit Committee also reviews and oversees implementation of our policies and procedures related to cybersecurity risk assessment and management. In addition, the Company has adopted a cybersecurity reporting policy, which provides for controls and procedures for timely and accurate reporting to the Audit Committee of any significant cybersecurity incidents or significant vulnerabilities that are unresolved within standard procedures. As part of our cybersecurity, privacy and risk management programs, the Company provides broad-based and role-specific information security, data protection and compliance training to employees. Additionally, in an effort to mitigate information security risk, the Company maintains insurance coverage intended to respond to certain network, cyber, and privacy risk events and to defray the costs of data security incidents. Furthermore, the Company has based its security policies in part on the ISO (International Organization for Standardization) Industry Framework and holds numerous security certifications, a number of which require independent third-party validation, at the corporate and individual cloud services levels, further demonstrating the Company's strong commitment to cybersecurity.
The internal audit group reviews the adequacy and effectiveness of the Company’s risk management and controls framework and processes, provides that risk management activities are integrated, consistent and managed at a level consistent with the risk, makes recommendations for, and tracks and reports on progress of, changes in the risk management framework, and assists the Company’s executive staff in assuring that significant risks to the Company are identified and risk benefit trade-offs are managed appropriately to protect the Company’s assets and stockholder value. The head of internal audit meets with and regularly reports to the Audit Committee.
Our Governance Committee oversees the management of governance risks associated with director independence, potential director and executive conflicts of interest, the composition and structure of the Board and its committees and succession planning, and it also monitors the effectiveness of our corporate governance policies. Our Governance Committee also oversees our policies, procedures and risks related to related persons transactions and assesses ESG risks in connection with its oversight of our ESG programs.
Our Compensation Committee oversees and reviews with management our executive officer and employee compensation plans and programs that could have a material impact on VMware for each of our functional groups. Our management review considers whether any of these plans or programs may encourage inappropriate risk-taking or give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans or programs. Long-term, equity-based compensation, which we believe discourages excessive short-term risk taking and strongly aligns employee interests with the creation of long-term increased stockholder value, is an important feature in the compensation packages we offer our executive officers and employees. Management also reviews with the Compensation Committee risk-mitigating controls, such as our compensation recovery policy for executive officer bonus and equity compensation, the degree of committee and senior management oversight of each program, and the level and design of internal controls over such programs. Based on these reviews, we have concluded that our compensation plans and programs do not incentivize excessive risk taking that would be reasonably likely to have a material adverse effect on our Company.
Stockholder Engagement
Our Board and management team consider stockholder feedback to be an important component of their decision-making process, and strategic engagement positions VMware to better understand the most important issues to our investors. In early 2022, we strengthened our stockholder engagement program by proactively reaching out to and engaging in discussions with our large unaffiliated stockholders and proxy advisory firms. Following the announcement of the Acquisition at the end of May 2022, we have not engaged in a proactive outreach program. However, the Board and management team remain interested in, and available and responsive to, stockholder concerns and questions, including those regarding the pending Acquisition, submitted via the processes outlined in Information about the Annual Meeting—“How do I contact VMware’s Board of Directors?”
BOARD OF DIRECTORS
The Board is currently composed of 10 members. The number of directors constituting the Board may be set by resolution of the Board; however, the Board may not consist of less than six directors nor more than twelve directors. The Board is divided into three classes, with each class serving for a staggered three-year term. At each Annual Meeting, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The following table provides summary information about each of our directors.
____________________
M Committee Member
C Committee Chair
Directors Standing For Election
Directors Anthony Bates, Michael Dell and Egon Durban have each been nominated by the Board for election at the Annual Meeting, and each has agreed to stand for election for an additional three-year term.
Information concerning the nominees follows:

Anthony Bates Age: 56 Director since: 2016 Term expires: 2023 Committees: Compensation; M&A (Chair) Self-identifiers: Male; White	Other Public Company Directorships: Genesys Cloud Services, Inc. Former Public Company Directorships in Past Five Years: Social Capital Hedosophia Holdings Corp.; eBay, Inc.
Background
•CEO (2019-present) and Chairman (2021-present), Genesys Cloud Services, Inc., a customer-experience software platform provider
•CEO, Growth Equity (2017-2018), Social Capital, an investment firm
•President, GoPro, Inc. (2014-2016)

•EVP, Business Development and Evangelism (2013-2014) and President, Skype Division (2011-2013), Microsoft Corporation
•CEO, Skype Inc. (2010-2011)
•Various positions of increasing authority, Cisco Systems, Inc. (1996-2010)

Director Qualifications
Mr. Bates has extensive executive leadership experience in the technology industry, including managing worldwide operations, sales, service and support areas. His leadership experience and service on the board of directors of other companies brings to our Board strong leadership expertise and unique industry insight.

Michael Dell Age: 58 Director since: 2016 Term expires: 2023 Committees: M&A Self-identifiers: Male; White

VMware Chairman of the Board

Other Public Company Directorships: Dell Technologies Inc.; SecureWorks Corp. (a majority-owned subsidiary of Dell)

Former Public Company Directorships in Past Five Years:
Pivotal Software, Inc.

Background
•Chairman, CEO and Founder, Dell Technologies Inc., a technology and services company (2016-present)
•Chairman (1984-present) and CEO (1984-2004 and 2007-present), Dell Inc., a wholly owned subsidiary of Dell Technologies Inc.
•Founder, MSD Capital, L.P., a family investment firm (current) •Co-founder, Michael & Susan Dell Foundation (current)
Director Qualifications
As the Chairman, CEO and founder of Dell, Mr. Dell oversees one of the world’s largest technology companies and is recognized as one of the leading innovators and influencers in the business world. Mr. Dell has decades of experience leading a complex, international technology enterprise and possesses extensive knowledge of internet-based technologies and the needs and expectations of enterprise customers. Having successfully led Dell Inc. through many transitions in information technology and enterprise computing, Mr. Dell brings extensive and valuable experience to our Board.

Egon Durban Age: 49 Director since: 2016 Term expires: 2023 Committees: M&A Self-identifiers: Male; White

Other Public Company Directorships: Dell Technologies Inc.; Endeavor Group Holdings, Inc.; Motorola Solutions, Inc.; Qualtrics International Inc.; Unity Software Inc.

Former Public Company Directorships in Past Five Years:
Pivotal Software, Inc.; SecureWorks Corp.; Twitter, Inc.

Background •Co-Chief Executive Officer (2019-present); and Managing Partner and Managing Director (2013-2019), Silver Lake, a global technology investment firm
Director Qualifications
As Co-CEO of one of the leading global technology investment funds, Mr. Durban possesses considerable financial acumen, deep knowledge of global trends in information technology and expertise in conducting complex business transactions. Mr. Durban also brings valuable experience from his service on other public company boards to his service on our Board.

Directors Not Standing For Election
Information concerning our continuing directors is presented below.

Nicole Anasenes Age: 50 Director since: 2022 Term expires: 2025 Committees: Audit Self-identifiers: Female; White	Former Public Company Directorships in Past Five Years: ANSYS, Inc.
Background
•SVP (2020-present) and CFO (2021-present), ANSYS, Inc., a provider of engineering simulation software and services
•CFO and COO, Squarespace, Inc., a provider of online tools for building and managing e-commerce and online presence (2016-2020)
•CFO, Infor (2013-2015) •Various leadership positions in corporate finance, M&A and market development, IBM (17 years)
Director Qualifications
Ms. Anasenes brings to our Board significant business acumen and extensive experience in financial and operational matters, gained from her current and prior leadership positions as CFO and COO of public and private technology companies. In addition, her prior service on another public company board, including as a member of its audit committee, provides her with valuable experience.

Marianne Brown Age: 64 Director since: 2019 Term expires: 2025 Committees: Audit; Compensation Self-identifiers: Female; White	Other Public Company Directorships: Akamai Technologies, Inc.; Northrop Grumman Corporation; The Charles Schwab Corporation
Background
•EVP and Co-COO, Global Financial Solutions (2018-2019) and COO, Institutional and Wholesale Solutions (2015-2018), Fidelity National Information Services, Inc., a financial software, services and global business solutions provider

•COO, SunGard Financial Systems LLC (2014-2015)
•President and CEO, Omgeo (2006-2014)
•CEO, Securities Industry Automation Corporation (2005-2006)
•Various positions of increasing authority, Automatic Data Processing, Inc. (26 years)

Director Qualifications
Ms. Brown brings to our Board executive leadership experience that includes extensive background with companies that provide software, services and global business solutions to large enterprise customers. Her leadership experience in the financial services industry provides valuable insights into the business requirements and expectations that enterprise customers have for complex IT solutions, such as those offered by VMware. Her extensive experience as a COO also provides unique insight into the challenges of developing and implementing business solutions at a global scale.

Michael Brown Age: 77 Director since: 2007 Term expires: 2024 Committees: Audit (Chair); Compensation; Governance Self-identifiers: Male; White	Other Public Company Directorships: Stifel Financial Corp. Former Public Company Directorships in Past Five Years: Insperity, Inc.
Background •VP and CFO (1994-1997); VP, Finance (1993-1994); and Treasurer (1990-1993), Microsoft Corporation •Various positions of increasing authority, Deloitte & Touche LLP (1971-1989)	•Chair, NASDAQ Stock Market Board of Directors (former) •Governor, National Associations of Securities Dealers (former)
Director Qualifications
Mr. Brown brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years and serving as a member of the audit committees of other public company boards. Mr. Brown’s experience at Microsoft and on the boards of other technology companies also provides insight into the information technology industry. His experience as an independent auditor provides our Board and the Audit Committee with significant insight into the preparation of financial statements and knowledge of audit procedures. Through his many senior management positions, including as Chair of the board of the NASDAQ Stock Market and as a governor of the National Associations of Securities Dealers, Mr. Brown has demonstrated his leadership and business acumen.

Kenneth Denman Age: 64 Director since: 2021 Term expires: 2024 Committees: Governance; M&A Self-identifiers: Male; African American and Black

Other Public Company Directorships: Costco Wholesale Corp.; Motorola Solutions, Inc.

Former Public Company Directorships in Past Five Years:
LendingClub Corporation; Mitek Solutions, Inc.; ShoreTel, Inc.

Background
•General Partner, Sway Ventures, a venture capital firm (2018-present)
•President and CEO, Emotient, Inc. (2012-2016)
•CEO, Openwave Systems, Inc. (2008-2011)
•Chairman and CEO, iPass, Inc. (2001-2008)
•SVP and COO, MediaOne (1996-1999)

•Advisory Board member, Visiting Professor and Edward V. Fritzky Endowed Chair, University of Washington Foster School of Business (current)
•Executive Board member, University of Washington Foundation (current)
•Board of Trustees member, Seattle Children’s Hospital (current)

Director Qualifications
Mr. Denman has extensive executive leadership experience in the technology industry, including in the software, services and cybersecurity businesses, managing global businesses and developing markets, together with private equity, investment banking and capital allocation experience. His leadership experience and service on the boards of directors of other public companies brings to our Board strong leadership expertise and unique industry insight.

Karen Dykstra Age: 64 Director since: 2016 Term expires: 2024 Self-identifiers: Female; White	Other Public Company Directorships: Gartner, Inc. Former Public Company Directorships in Past Five Years: Boston Properties, Inc.
Background •CFO, VMware (effective June 9, 2023) •CFO and Chief Administrative Officer (2013-2015); EVP and CFO (2012-2013), AOL, Inc. •Partner, Plainfield Asset Management LLC (2007-2010)	•COO and CFO, Plainfield Direct LLC (2006-2010) •CFO (2003-2006) and various positions of increasing authority (1981-2003), Automatic Data Processing, Inc.
Director Qualifications
Ms. Dykstra brings to our Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, as well as a deep understanding of accounting principles and financial reporting rules and regulations. She acquired this knowledge in the course of serving as the CFO of two global companies, working with a major business services firm for 25 years and serving as a member of the audit committee of other public company boards.

Rangarajan (Raghu) Raghuram Age: 60 Director since: 2021 Term expires: 2024 Committees: M&A Self-identifiers: Male; Asian
Background
•CEO (2021-present); COO, Products and Cloud Services (2016-2021); EVP, Software-Defined Data Center (2014-2016); EVP, Cloud Infrastructure and Management (2012-2014); and various other positions of increasing authority (2003-2012), VMware
•Various product management and marketing roles at Netscape Communications Corporation and Bang Networks, Inc. (former)

Director Qualifications
As CEO of VMware, Mr. Raghuram has in-depth knowledge of our business and brings to our Board insight and knowledge of our operations and strategic opportunities. In addition, Mr. Raghuram’s extensive experience in guiding our product development strategy for over eighteen years as the industry has rapidly evolved provides unique insight into how we can leverage our technology to anticipate and meet customer needs and market opportunities.

Paul Sagan Age: 64 Director since: 2014 Term expires: 2025 Committees: Compensation (Chair); Governance (Chair) Self-identifiers: Male; White	VMware Lead Independent Director Other Public Company Directorships: Moderna, Inc. Former Public Company Directorships in Past Five Years: Akamai Technologies, Inc.; Catalyst Partners Acquisition Corp.
Background
•Senior Advisor (2020-present); Executive in Residence (2020-present and 2014-2018); and Managing Director (2018-2020), General Catalyst, a venture capital firm
•CEO (2005-2013); President (2011-2012 and 1999-2010); and VP and COO (1998-1999), Akamai Technologies, Inc.

•Various senior executive positions at media and entertainment companies such as Time Warner Cable, Time Inc. and CBS, Inc. (former)
•Member, President Obama’s National Security Telecommunications Advisory Committee (former)
•Senior Advisor, World Economic Forum (former)

Director Qualifications
As the former President, COO and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan brings to our Board significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and has been senior advisor to the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards enables him to bring valuable experience from those directorships to his service on our Board.

Selection and Nomination of Directors
Our entire Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings.
The Governance Committee identifies, evaluates and recommends director candidates to the entire Board. The Governance Committee reviews and assesses the skills and characteristics it believes are or may be required for Board service based on the needs of our business. The Governance Committee identifies director candidates through numerous sources, including recommendations from directors, executive officers and stockholders of VMware. The Governance Committee identifies those individuals most qualified to serve as members of the Board and considers many factors with regard to each candidate, including judgment, integrity, gender, racial and ethnic diversity, prior experience, the interplay of the candidate’s experience with the experience of other members of the Board, the extent to which a director candidate would be desirable as a member of any committees of the Board, and a candidate’s willingness to devote substantial time and effort to the Board. As such, the Board believes that a diverse mix of viewpoints and experiences is an important consideration in determining the composition of the Board. As part of the search process for each new director, the Governance Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to do so). The effectiveness of the Board’s efforts to recruit members with appropriate skill sets and experiences and to promote the exchange of differing viewpoints is reviewed as part of the Board’s annual self-evaluation process. The Board believes that a board having no fewer than six and no more than twelve directors enables needed expertise, diversity of experiences, and independence, without hindering effective discussion or diminishing individual accountability. In considering director candidates, the Board considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. Our Board includes three members who self-identify as female and two members who self-identify as a member of an underrepresented community. The average tenure of the Board is approximately six years of service, with four directors having served less than four years, four having served between four and eight years and two having served more than eight years.
Our stockholders may recommend individuals to the Board for consideration as potential director candidates by submitting the suggested candidate’s name and appropriate background and biographical information to the VMware Board of Directors, 3401 Hillview Avenue, Palo Alto, California, 94304. Assuming that the appropriate information has been timely provided, the Governance Committee will consider these candidates substantially in the same manner as it considers other candidates it identifies.
Our stockholders also may nominate director candidates by following the procedures set forth in the advance notice provisions of VMware’s bylaws. For additional information, see “Information About the Annual Meeting—What is the deadline to propose actions for consideration at the 2024 Annual Meeting or to nominate individuals to serve as directors?”

Pursuant to a stockholders agreement dated November 1, 2021 (the “Stockholders Agreement”) by and among VMware, Michael Dell and the Susan Lieberman Dell Separate Property Trust (the “SLD Trust”) (collectively, the “MSD Stockholders”) and various stockholders affiliated with Silver Lake Partners (the “SLP Stockholders”), and subject to certain restrictions, the MSD Stockholders are entitled to nominate up to two directors for election to the Board and the SLP Stockholders are entitled to nominate one director for election to the Board. For so long as the MSD Stockholders have the right to nominate a director and Mr. Dell is a member of the Board, Mr. Dell will serve as Chairman of the Board. Mr. Dell is currently serving as the MSD Stockholders’ nominee, and Mr. Durban is currently serving as the SLP Stockholders’ nominee. The Stockholders Agreement also governs, among other things, certain voting obligations that apply to the MSD Stockholders and the SLP Stockholders. For more information on the Stockholders Agreement and related party transactions, see “Transactions with Related Persons.”
Board Independence
Under the NYSE Rules, we are required to have a majority of independent directors on the Board, and the Board has affirmatively determined that seven of our ten directors are independent of VMware under the NYSE Rules. Specifically, each of Nicole Anasenes, Anthony Bates, Marianne Brown, Michael Brown, Kenneth Denman and Paul Sagan is independent. Karen Dykstra was also independent prior to her agreement to serve as CFO of VMware, at which time she resigned from each of the Audit and Governance Committees, which committees are constituted entirely and solely of independent directors.The Board considered all facts and circumstances it deemed relevant in making such determinations of independence, including with respect to related persons transactions. For more information regarding oversight of related persons transactions, see “Transactions with Related Persons.”
Attendance at Board, Committee and Annual Stockholder Meetings
The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each director will ensure that other commitments do not materially interfere with service on the VMware Board. During FY23, the Board held 22 meetings. Each director serving during FY23 attended at least 75% of the Board and applicable committee meetings held during the period in which he or she served. VMware’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting. All members of the then-current Board attended our 2022 Annual Meeting with the exception of Egon Durban.
Committees of the Board
During FY23, the Board established four standing committees: the Audit Committee, the Compensation Committee, the M&A Committee and the Governance Committee. Each committee operates pursuant to a written charter, as adopted by the Board, that is available at the Governance subsection of the Investor Relations page of our website at ir.vmware.com. The current membership of each committee is listed below.

Audit Committee+	Compensation Committee	Mergers and Acquisitions Committee	Nominating, Governance and Related Persons Transactions Committee+
Nicole Anasenes*	Anthony Bates*	Anthony Bates (C)*	Michael Brown*
Marianne Brown*	Marianne Brown*	Michael Dell	Kenneth Denman*
Michael Brown (C)*	Michael Brown*	Kenneth Denman*	Paul Sagan (C)*
	Paul Sagan (C)*	Egon Durban
Raghu Raghuram
____________________
(C) Chair of the Committee
* Independent director under the NYSE Rules
+ Karen Dykstra, a then-independent director, served as chair of the Audit and Governance Committees for the duration of FY23. Upon her agreement to serve as CFO of VMware, she resigned from both committees. Her tenure as CFO of VMware will begin effective June 9, 2023.
Audit Committee
The Board has determined that our Audit Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Board has determined that all current Audit Committee members meet the additional, heightened independence criteria of Rule 10A-3 of the Securities Exchange Act of 1934, as

amended (“Exchange Act”) applicable to audit committee members. The Board has also determined that Nicole Anasenes, Michael Brown and Karen Dykstra is each an “audit committee financial expert” as defined by the SEC and that all Audit Committee members are financially literate under the current listing standards of the NYSE. Upon Ms. Dykstra’s agreement to serve as CFO of VMware, she resigned from the Audit Committee.
The Audit Committee held 13 meetings in FY23. This committee reviews with management and our auditors our financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by our independent auditor on our financial statements and our accounting controls and procedures, the independence of our auditors, our internal controls, other matters as set forth in the Audit Committee charter and such other matters as the committee deems appropriate.
In accordance with its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us and pre-approves such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by our independent auditor in accordance with the Audit Committee’s pre-approval policy. Pursuant to its charter, our Audit Committee recommends, establishes and monitors procedures designed to facilitate the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee also oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. In addition, the Audit Committee appoints the head of the internal audit department and oversees the Company’s internal audit function, reviews the appointments of our CECO and our CSO, receives periodic reports on ethics and compliance and information security matters, and is notified of any significant ethics and compliance and cybersecurity matters.
During FY23, senior members of our financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with our CFO and members of his staff, our General Counsel, our CECO, our CSO, the head of our internal audit department and our independent auditor at which candid discussions regarding legal matters, cybersecurity matters, financial reporting, compliance, internal controls and accounting systems and processes took place. The Audit Committee discussed with VMware’s independent auditor the overall scope and plans for its audit.
The Audit Committee reviewed and discussed our FY23 financial statements with our management and our independent auditor. The meetings included a discussion of the quality and not just the acceptability of the generally accepted accounting principles (“GAAP”) applied, the reasonableness of the significant accounting judgments and estimates, the use of non-GAAP financial measures as a measure of financial performance, and the clarity of disclosures in the financial statements.
Additionally, the Audit Committee has primary oversight responsibility for matters relating to enterprise risk. As such, the charter for our Audit Committee provides for the committee to periodically review and discuss our practices and policies with respect to risk assessment and risk management with the enterprise risk management committee. For more information about risk management, see “Corporate Governance—Oversight of Risk Management.”
In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews our quarterly and annual reports on Forms 10-Q and 10-K prior to filing with the SEC and discusses with management the earnings press releases, as well as the disclosure of financial information and earnings guidance provided to investors. In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing our financial statements. The Audit Committee also relies on the work and assurances of our independent auditor who is engaged to audit and report on our consolidated financial statements and the effectiveness of our internal control over financial reporting.
Compensation Committee
The Board has determined that our Compensation Committee is comprised solely of independent directors within the meaning of the applicable SEC rules and regulations and the NYSE Rules. The Compensation Committee held ten meetings in FY23. In accordance with its charter, the Compensation Committee evaluates and sets compensation for our executive officers, monitors our general compensation programs and oversees executive succession planning. Subject to the terms of our compensation plans, the Compensation Committee has discretion to determine the amount, form, structure and implementation of compensation payable to our executive officers, including, when appropriate, discretion to increase or decrease awards or to award compensation absent the attainment of performance goals and to award discretionary cash compensation outside of the parameters of our compensation plans. In exercising such discretion, the Compensation Committee consults with our management. The Compensation Committee approves transactions under our equity plans and has the authority to administer and interpret the provisions of our equity and other compensation plans. The Compensation Committee is also responsible for overseeing and reporting to the Board on succession planning for the CEO and other senior management positions. Additionally, the Compensation Committee reviews compensation of our non-employee directors and recommends changes for approval by the Board, and also oversees our non-employee director stock ownership guidelines and our executive stock ownership guidelines. For more information on director compensation, see “Director Compensation.”
The Compensation Committee has engaged an independent consultant, Frederic W. Cook & Co. (“FW Cook”), to advise the Committee on an as-needed basis with respect to executive and non-employee director compensation matters. FW Cook reports directly to the Compensation Committee and does not provide services to VMware management. For more information on the processes and procedures followed by the Compensation Committee for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”
Mergers and Acquisitions Committee
The M&A Committee, pursuant to its charter, reviews and assesses, with our management, potential acquisitions, divestitures and investments and, where appropriate, will make recommendations to the Board regarding potential target candidates. In connection with such review and assessment, our M&A Committee may approve acquisitions, divestitures and investments up to a specified applicable dollar limit and in accordance with any other relevant parameters as established by the Board. The M&A Committee also assesses risk to the Company in connection with proposed acquisitions, divestitures and investments.
Nominating, Governance and Related Persons Transactions Committee
The Governance Committee met five times in FY23. The Governance Committee is responsible for overseeing and advising the Board with respect to corporate governance matters, determining the slate of director nominees for election to the Board, recommending to the Board individuals to fill vacancies occurring between annual meetings of stockholders, making recommendations to the Board with respect to Board committee assignments and overseeing the evaluation of the Board.
The Governance Committee is also responsible for overseeing the Company’s ESG programs. For more information about ESG matters, see “Environmental, Social and Governance.”
In addition, the Governance Committee, pursuant to its charter, is responsible for reviewing transactions by the Company involving related persons, including Dell Technologies Inc. (“Dell”) and Silver Lake Partners, among others, in accordance with the Company’s Related Persons Transactions Policy. For more information on related persons transactions, see “Transactions with Related Persons.”
Compensation Committee Interlocks and Insider Participation
During FY23, the Compensation Committee was comprised of Directors Anthony Bates, Marianne Brown, Michael Brown and Paul Sagan. No executive officer of VMware during FY23 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE

At VMware, we believe that an ESG focus is integral to our business strategy, operations and core business growth. As one of the largest enterprise software companies in the world, we believe it is essential for our success to contribute to a more sustainable, equitable and secure world.
VMware’s innovative solutions aim to maximize the efficiency, productivity and security of our customers’ information technology (“IT”) infrastructures. Our core virtualization technology continues to help our customers achieve greater environmental sustainability impacts by minimizing the amount of physical infrastructure they need for their workloads. In the multi-cloud era, VMware Cross-Cloud Services help customers reduce energy consumption and carbon emissions; enable resilient, inclusive and flexible work environments; and help customers defend against cyberattacks and protect valuable customer data. In these ways, VMware’s technology solutions inherently support more secure, sustainable and equitable outcomes for our customers.
For example, in FY23, VMware enhanced the environmental sustainability benefits of VMware Aria Operations Cloud (formerly vRealize Operations) with the addition of VMware Green Score, which enables customers to track where they are in their decarbonization journey and how they progress over time. The Green Score builds on existing sustainability dashboards released by VMware in FY22 by adding five new components: workload efficiency, utilization of physical resources, virtualization rate, power source and hardware efficiency. VMware Green Score provides actionable recommendations to customers on specific components to optimize and improve their overall score.
For more information on our ESG strategy, progress and reporting, please visit vmware.com/company/esg.
2030 Agenda
VMware’s 2030 Agenda is a decade-long ESG commitment to foster a more sustainable, equitable and secure world. Our 2030 Agenda is comprised of 30 cross-company goals that we aim to achieve by 2030. This Agenda is the result of our thoughtful approach to ESG and was informed by our focus on driving three outcomes: Sustainability, Equity and Trust, combined with an assessment to identify key areas of impact for VMware in relation to ESG.
We plan to drive sustainability, equity and trust by providing:
•Sustainable digital infrastructure supporting the transition to net zero carbon emissions and decarbonization for our customers, supply chain and operations.
•Equitable, unbiased and inclusive access to opportunities for all by enabling people to work where and how they want to work.
•Trusted commitments to data privacy, security, ethics and transparent business practices.
To ensure proper oversight and accountability, VMware has operationalized ownership of our 30 goals. These are embedded into our technology strategy, business model and culture.
FY23 Progress Toward 2030 Agenda
•Women represented 30% of our global employees in FY23, increasing from 29% in FY22.
•33% of our global hires self-identified as a woman, and 16% of U.S. hires self-identified as an underrepresented minority in FY23. Underrepresented minorities at VMware includes U.S.-based persons who self-identify by race or ethnicity as African American or Black, American Indian or Alaska Native, Hispanic or Latino, Native Hawaiian or Pacific Islander.
•Added company-wide DEI goals as a component of funding for all bonus-eligible employees.
•20% of suppliers (by spend) have set science-based targets, and a further 32% have publicly committed to setting science-based targets.
•Recognized for DEI progress by being ranked second overall on the Forbes 2022 The Best Employers for Diversity.
•Named to the CDP 2022 Climate Change A-List.
•Certified once again as a CarbonNeutral Company (continuously since 2018).
•Operations for our global facilities powered 100% from renewable sources (continuously since 2019).
•Invested a cumulative over $300 million since FY21 with diverse suppliers towards our goal of $1.5 billion by 2030.
•Invited to Dow Jones Sustainability World Index and Dow Jones Sustainability North America Index for the third consecutive year.
•Recognized as a responsible company by being named for the sixth consecutive year to America’s Most Just Companies 2023 by JUST Capital as well as being ranked in America's Most Trustworthy Companies 2022 by Newsweek.
Our 2030 Agenda represents long-term commitments, and VMware continues to progress towards our targets by operationalizing ESG and embedding accountability throughout our business.

Sustainability
Protecting Our Environment Through Climate Transition Planning
Sustainable growth for VMware’s business entails decoupling our company growth from carbon emissions. To this end, we’ve accelerated our focus on decarbonization and received third-party validation from the Science Based Target Initiative (“SBTi”) on our science-based targets. Since 2018, we have maintained our certified CarbonNeutral® company status, in accordance with The CarbonNeutral Protocol. Since 2019, we have sourced 100% of our power for our global facilities from renewable sources, in accordance with RE100 Reporting Guidance.
•As VMware continues to learn more about climate risks, guided by the Task Force on Climate-related Financial Disclosures (“TCFD”), we can build longer time horizon risks into our strategy to become even more sustainable and resilient.
•In FY23, we furthered climate transition planning guided by the TCFD recommendations, which included preparing both a qualitative assessment and quantitative modeling across multiple future climate scenarios to better understand business implications.
For more information on VMware’s approach to climate transition planning, read our 2022 CDP disclosure, available at vmware.com/company/esg.
Quantifiable Carbon Reduction Goals
VMware’s net zero emissions goal builds on approved science-based targets and expands the scope of our climate commitments. For us, a net zero goal means reducing emissions for our entire carbon footprint. We are focused on prioritizing energy efficiency within our operations through our commitment to green buildings and supporting distributed workforces through our Future of Work initiative. To that end, we have committed to engaging our supply chain so that, by the end of fiscal year 2025, 75% of our third-party spend will be with suppliers who have emissions reduction targets. Through carbon financing, we support low-carbon, sustainable development projects that enable carbon avoidance to offset our remaining emissions. In line with the leading net zero guidance, we are developing our strategy to include carbon removal projects to address residual emissions.
As part of our Net Zero strategy and 2030 Agenda, we’ve set the following science-based targets validated by the SBTi:
•Reduce Scope 1 and Scope 2 emissions 50% by 2030 from (baseline year of fiscal year 2019 (“FY19”)).
•Reduce employee commute, fuel and energy related emissions 50% by 2030 (baseline year of FY19).
•Engage our supply chain so that, by the end of fiscal 2025, 75% of VMware’s third-party spend will be with suppliers who have emissions reduction targets.
For more information on VMware’s progress on goals validated by the SBTi included in our annual ESG Reports, visit vmware.com/company/esg.
Responsible Sourcing
The VMware Responsible Sourcing program enables us to execute on our commitments to supplier engagement and to support sustainability, diversity and accessibility across our supply chain. In FY23, our Responsible Sourcing program set and tested a strategy to engage suppliers at scale so that, by the end of fiscal year 2025, we can execute on our science-based target related to supplier engagement—to have 75% of our third-party spend be with suppliers who have emissions reduction targets. As of the end of FY23, 20% of our third-party spend was with suppliers who have science-based targets, and a further 32% of our third-party spend was with suppliers who have publicly committed to setting science-based targets.

We continue to prioritize the sourcing of goods and services through diverse businesses and have committed to spending $1.5 billion with diverse suppliers through 2030. Our definition of diverse supplier includes: small business enterprises, minority-owned enterprises, woman-owned enterprises, and businesses owned by other underrepresented groups such as LGBTQ, veterans, and proprietors with disabilities. As of the end of FY23, we spent a cumulative over $300 million with diverse businesses since FY21.

As a leading software company, user accessibility is top of mind. One of our 2030 goals is to ensure the technology that we develop and source is accessible for all. In FY22, we created internal Accessibility Guidelines within VMware and committed to assess all new software and events suppliers for accessibility standards aligned with our own guidelines.
For more information on Responsible Sourcing at VMware, visit vmware.com/company/responsible-sourcing.
Equity
Diversity, Equity & Inclusion
VMware has set specific and measurable goals around increasing representation for women and underrepresented minorities and fostering our inclusive culture. We have assigned compensation performance goals around drivers that improve representation, including hiring and retention of women globally and underrepresented minorities in the United States, inclusive culture scores and diverse candidate slates. For interviews at every level, our goal is to have all candidate interview slates include at least one woman and one underrepresented minority (U.S. only) candidate. Each year we establish annual hiring and retention goals to progress our 2030 DEI goals. In FY23, we made the achievement of our company-wide DEI goals a component of funding for all bonus-eligible employees.
2030 DEI Targets:
•Equitable pay across all genders and ethnicities.
•Hire at least one woman for every one man we hire.
•50% of our managers will identify as any or multiple of the following: woman, gender non-binary person and underrepresented community member.
Our Employee Resource Groups at VMware are called Power of Difference communities (“PODs”), and they play a strategic role in building a culture of belonging. We are focused on driving a culture that is inclusive of all forms of diversity, from demographic factors such as race, national origin, gender identity, sexual orientation, and age to other critical factors such as function, office location, ability, personality and life experience. To that end, we have seven global demographic PODs and 16 site-specific (geographic) PODs across our global locations. POD participation is open to everyone. We believe when people feel a sense of belonging, they can bring their unique perspectives, creativity and innovation to their work.
VMware’s commitment to transparency in DEI includes equal employment opportunity reporting (“EEO-1 report”), which started in 2019 and continues today. The EEO-1 report is certified by VMware in approximately April each year, reflects data from the most recently completed calendar year and is filed publicly once the U.S. Equal Employment Opportunity Commission system allows.
For more information about our Diversity, Equity & Inclusion progress and reports, visit vmware.com/company/diversity.html.
Empowering Our People
At VMware, we enrich lives at work, at home and in the community because we believe that empowering our people to bring their authentic selves to work drives business excellence and enables us to achieve our business goals. For VMware, “human capital management” means a focus on the development and wellbeing of our people. We prioritize employee wellbeing and work hard to foster a culture that is ethical and respectful, kind and compassionate, which is defined by our values—Execution, Passion, Integrity, Customers and Community (“EPIC2”). We believe that a culture of belonging drives innovation and enables our people to bring their creativity and ideas to the table.
Employee wellbeing is a top priority at VMware as we believe people are the key to our success, and we are always striving to make it easier for employees to pursue wellbeing on their own terms, which will also help them perform well at work. We recognize that VMware has a responsibility to help support our employees manage the added complexities of their work and family situations since the start of the COVID-19 pandemic. Our wellbeing benefits include: four supplemental days off (our EPIC2 days), life coaching and emotional support, work-life services for employees and their families and a wellbeing allowance.

VMware’s transition to distributed work is founded on employee choice and flexibility aligned with business needs. We call this our Future of Work initiative, and our goal is to build a diverse, innovative workforce by meeting talent where they are and how they want to work.
We’ve empowered our people to be active members in their communities through our Citizen Philanthropy approach, since we believe that individual actions matter and add up to collective impact. Additionally, through public-private partnerships, we’ve committed to helping individuals gain the knowledge they need to compete in today’s workforce through VMware’s IT Academy. Our goal is to continue to be a great place to work while helping create and build sustainable and resilient communities globally.
At VMware, our culture of innovation is fueled by people with a genuine curiosity for ongoing talent development. We offer a robust series of programs and trainings to help employees—who are already extremely skilled—engage in lifelong learning that renews and expands their potential. VMware offers many learning and development initiatives as we compete to attract and maintain talent. These include, among others, the Leadership Development Initiative, aimed at helping senior directors explore executive management, as well as our Take 1 program, which supports employees with tuition reimbursement for college or a continuous learning course or conference of their choosing. We also provide a management curriculum, leadership forums and technical and sales skills development opportunities with a strong experiential learning component.
Learn more about:
•Employee Wellbeing at wellbeing.vmware.com
•Career and employee development at careers.vmware.com/future-of-work
•IT Academy at vmware.com/company/it-academy
•Our Citizen Philanthropy approach at vmware.com/company/foundation
Trust
Oversight and Accountability of ESG
VMware has implemented an ESG governance structure comprised of internal leadership and members of our executive staff to guide integration of ESG into VMware’s operations and performance management. Our governance structure includes annual oversight by the full Board of ESG topics. Our Governance Committee is responsible for primary oversight of our ESG progress while our Audit Committee oversees cybersecurity and data privacy matters. For more information on VMware’s cybersecurity and data privacy risk management, oversight and practices, see “Corporate Governance—Oversight of Risk Management.” To incentivize ESG progress, our executive compensation planning incorporates ESG goals as part of the Compensation Committee’s holistic evaluation of performance under our annual Executive Bonus Program. For more information on executive compensation, see “Compensation Discussion and Analysis.”
Operationally, our ESG Office drives cross-company alignment and strategic focus and measures and tracks the progress of our ESG goals. In FY23, VMware incorporated ESG objectives into its annual operating planning process.
Our ESG governance structure is as follows:

Board Committees
Governance Committee: Oversight of ESG, three times per year reviews ESG strategy and program progress
Audit Committee: Quarterly oversight of cybersecurity and data privacy
Compensation Committee: Oversight of annual Executive Officer individual performance goals (MBOs), incorporating ESG goals

ESG Executive Sponsors	Meet quarterly to provide ESG strategy direction:
	•Chief Executive Officer •Chief Financial Officer •Chief People Officer	•General Counsel •President •Chief Technology Officer

ESG Leadership Council	Senior functional and business unit leaders monitor progress against implementation goals quarterly

ESG Office	Led by VP, ESG:
	•Sustainability Innovation •Social Innovation •Environmental Sustainability	•ESG Reporting •Strategic Operations •ESG Finance
ESG Reporting
VMware publishes ESG progress updates in an annual ESG Report and DEI Report. We are furthering our alignment with leading ESG reporting frameworks, including:
•Sustainable Accounting Standards Board Standards of the Value Reporting Foundation
•TCFD
•Global Reporting Initiative
•Principles of the United Nations Global Compact
•United Nations Sustainable Development Goals
For more information about our ESG reporting, visit vmware.com/company/esg.
Partnerships
VMware further builds trust by collaborating and co-innovating with our expansive ecosystem of customers and partners to foster a more sustainable, equitable and secure world. Our partnerships include the following:
•Accounting for Sustainability: Serving as an active member, inspiring action by finance leaders to drive a fundamental shift towards resilient business models and a sustainable economy.
•European Green Digital Coalition: Harnessing the emission-reducing potential of digital solutions alongside nearly 40 IT companies supported by the European Commission and the European Parliament.
•Green Software Foundation: Building a trusted ecosystem of people, standards, tooling, and best practices for environmentally sustainable software.
•Clean Energy Buyers Association: Supporting through active board membership and proud signatory of the Energy Buyer Federal Clean Energy Policy statement.
•RE100: Early signatory to global collaborative representing businesses committed to using 100% renewable electricity in partnership with the Climate Group and CDP.
•EV100: Supporting the adoption of electric vehicles by our employees and at our office locations over the next decade.

•World Economic Forum: Serving as an active member with this non-partisan, nonprofit organization that engages prominent, political, business and other leaders.
•US National Science Foundation: Supporting multiple projects with a goal of fostering transformative research that changes how we work tomorrow.
•1t.org: Pledging to accelerate nature-based solutions with a commitment to plant and protect one million trees by 2030.
•The Climate Pledge: Addressing the climate crisis and solving the challenges of decarbonizing our economy.
•The Valuable 500: Serving as a member to unlock the business, social and economic value of more than one billion people with disabilities around the world.
•Stanford-VMware Women's Leadership Innovation Lab: Sponsoring research and developing solutions to advance women's leadership and gender equality.
ESG Recognition
•Dow Jones Sustainability Indices (2023)
•S&P Global Sustainability Yearbook (2023)
•Newsweek, America’s Most Responsible Companies (2023); America’s Most Trusted Companies (2023); and America's Greatest Workplaces for Diversity (2023)
•EcoVadis, “Silver Sustainability” Rating (2022)
•MSCI Inc., “AA” Rating (2022)
•Corporate Knights, Carbon Clean200 (2023); and Global 100 Most Sustainable Companies (2023)
•100% Score on the Human Rights Campaign’s Corporate Equality Index, Named One of Best Places to Work for LGBTQ Equality (2022)
•America's Most JUST Companies for sixth Consecutive Year (2023)
•Forbes, The Best Employers for Diversity, ranked second overall (2022)
•Disability Equality Index, Best Places to Work for Disability Inclusion (2022)
PROPOSAL 1
ELECTION OF DIRECTORS
We are asking our stockholders to elect three Class I directors, for which the current term of office expires at the Annual Meeting. The Board has nominated the following persons, each an incumbent Class I director:
•Anthony Bates
•Michael Dell
•Egon Durban
These Class I directors must be elected by a majority of the votes of the Common Stock.
We expect each nominee for election as a director at the Annual Meeting to be able to accept such nomination. See “Board of Directors” for more information about the nominees. Each director elected at the 2023 Annual Meeting will serve until the 2026 Annual Meeting or special meeting in lieu thereof and until that director’s successor is elected and qualified.
The Board unanimously recommends that stockholders vote “FOR” the election of the director nominees.

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding advisory basis, on the compensation of our NEOs as disclosed in this proxy statement (in accordance with the compensation disclosure rules of the SEC). This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs listed in the “Summary Compensation Table.” See “Compensation of Executive Officers—Summary Compensation Table.”
The objectives of our executive compensation program are to:
•motivate our executives to achieve our strategic, operational and financial goals;
•reward superior performance;
•attract and retain exceptional executives; and
•reward behaviors that result in long-term increased stockholder value.
To achieve these objectives, we have implemented and maintained compensation plans that tie a substantial portion of our executive compensation to the achievement of pre-determined performance goals and increases in total stockholder return. Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement for greater detail about our executive compensation programs, including our compensation philosophy, policies and practices and information about the FY23 compensation of our NEOs.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED: That the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the other related tables as set forth in the proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission relating to the Company’s 2023 Annual Meeting of Stockholders.”
Even though your vote is advisory, and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when determining future executive compensation. We have adopted a policy providing for annual advisory votes to approve the compensation of our NEOs. Unless this policy is modified, the next advisory vote to approve the compensation of our NEOs will be at the 2024 Annual Meeting.
The Board unanimously recommends that you vote “FOR” approval of the compensation of the Company’s named executive officers.
PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to provide their input with regard to the frequency of future stockholder advisory votes on our executive compensation programs, such as the proposal contained in “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” This proposal, commonly known as a “say-on-frequency” proposal, gives our stockholders the opportunity to express their views on whether an advisory vote on executive compensation should occur once every year, every two years or every three years.

In 2017, VMware stockholders recommended one year as the frequency with which stockholder advisory votes on executive compensation should be offered. In each subsequent year, we have provided our stockholders the opportunity to vote, on an advisory basis, on our executive compensation programs. After considering this item, the Board has determined that a vote every year on executive compensation is still appropriate. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

When you vote in response to this proposal, you may cast your vote on your preferred voting frequency by choosing among the following four options: once every one year, two years or three years, or you may abstain from voting. The Board recommends that the advisory vote on executive compensation be held every year. We are asking our stockholders to indicate their support for the annual frequency of an advisory vote on executive compensation of our NEOs as described in the proxy statement.

The option of one year, two years or three years that receives the highest number of votes cast will be deemed the frequency of the vote on the compensation of our NEOs that has been approved by stockholders on an advisory basis. Even though your vote is advisory and therefore will not be binding on the Company, we value the opinions of our stockholders. The Governance Committee and the Board may decide in the future that it is in our best interests and in the best interests of our stockholders to hold an advisory vote on executive compensation more or less frequently, as applicable, than the option approved by our stockholders and will consider the outcome of the vote in its decisions.

The Board unanimously recommends that you vote for “ONE YEAR” as the frequency with which stockholders are provided with future advisory votes on named executive compensation.
PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
We are asking our stockholders to ratify the selection by the Audit Committee of PwC as our independent auditor for the fiscal year ending February 2, 2024. PwC, an independent registered public accounting firm, has served as our independent auditor since 2007. We expect that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. Although approval by the stockholders is not required by law, the Board has determined that it is desirable to request ratification of its selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC. Even though your vote is advisory, and therefore will not be binding on the Company, the Audit Committee and the Board value the opinions of our stockholders.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of PwC as our independent auditor for the fiscal year ending February 2, 2024.
Pre-Approval of Audit and Non-Audit Services
During FY23, the Audit Committee approved all audit, review and attest services performed by PwC. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee pre-approves permissible non-audit services and audit, review or attest engagements. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service that was not previously pre-approved by the Audit Committee. Any decisions of the Chair to pre-approve non-audit services are then presented to the Audit Committee at its next scheduled meeting. During FY23, the Audit Committee pre-approved all non-audit services in accordance with this policy. For FY23 and FY22, fees for services provided by PwC were as follows:

Fiscal Year	Audit Fees(1) ($)	Audit Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2023(5)	11,525,837	1,567,956	1,574,010	21,267
2022(6)	12,583,503	2,064,600	1,252,563	65,250
____________________
(1) Includes fees in connection with the audit of our financial statements and internal control over financial reporting, review of interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.
(2) Includes fees in connection with other technical, financial reporting and compliance services.
(3) Includes fees in connection with tax compliance and tax consulting services.
(4) Includes fees principally in connection with sustainability reporting services and for subscriptions to PwC’s web-based research program, training courses and conferences.
(5) Includes current estimates of fees for unbilled services.
(6) Reflects actual amounts invoiced for FY22 services.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans, including the Amended and Restated 2007 Equity and Incentive Plan (the “Incentive Plan”) and Amended and Restated 2007 Employee Stock Purchase Plan (the “Purchase Plan”), as of the last day of FY23. Only shares of Common Stock may be issued under these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price Per Share of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	24,960,712(1)(2)	$49.43(3)	41,618,513(4)
Equity compensation plans not approved by security holders	—	—	—
Total:	24,960,712	$49.43	41,618,513
____________________
(1) Includes 417,264 shares subject to outstanding options, 22,474,163 shares of Common Stock subject to outstanding restricted stock units (“RSUs”) and 2,069,285 shares subject to outstanding performance stock units (“PSUs”) (assuming achievement of the maximum performance).
(2) Includes 1,046,027 shares issuable pursuant to equity awards outstanding under the Incentive Plan that were granted in substitution for outstanding grants of companies that we have acquired (“Substitution Grants”). The Incentive Plan provides that the number of shares reserved for issuance under the Incentive Plan will be increased by the corresponding number of outstanding equity grants assumed or substituted for in connection with mergers and similar transactions. Substitution Grants typically remain subject to the terms that governed the grants when initially awarded by the acquired companies. When VMware makes Substitution Grants, VMware does not assume the stock plans of such acquired companies and does not make additional grants under such plans.
(3) Represents the weighted-average exercise price of outstanding options under the Incentive Plan and is calculated without taking into account the 24,543,448 shares of Common Stock subject to outstanding RSUs and PSUs (assuming achievement of the maximum performance) that become issuable as those units vest, without any cash consideration or other payment required for such shares.
(4) Represents the number of securities remaining available for issuance under the Incentive Plan and the Purchase Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth information, as of May 15, 2023, about the beneficial ownership of Common Stock held by (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors and nominees for director, (iii) each of our NEOs and (iv) all directors and executive officers of VMware as a group.
Applicable percentage ownership is based on 429,709,676 shares of Common Stock outstanding as of May 15, 2023. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of Common Stock subject to options, warrants, rights or conversion privileges related to securities beneficially owned by that person that are currently exercisable or exercisable within 60 days of May 15, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Common Stock Beneficially Owned (#)	Outstanding Common Stock (%)

Principal Stockholders:
Michael Dell*(1)	169,278,015	39.4
SLP Stockholders(2)	42,050,818	9.8

Other 5% Beneficial Owners:
Dodge & Cox(3)	27,303,151	6.4

Other Directors and Executive Officers:
Nicole Anasenes(4)	—	**
Anthony Bates*(5)	18,542	**
Marianne Brown(4)	—	**
Michael Brown(5)	24,544	**
Jean-Pierre Brulard(6)	27,776	**
Kenneth Denman(4)	—	**
Sumit Dhawan(7)	30,758	**
Egon Durban*	—	**
Karen Dykstra(4)	13,705	**
Amy Fliegelman Olli(8)	34,179	**
Raghu Raghuram(9)	316,988	**
Zane Rowe(10)	101,170	**
Paul Sagan(5)	22,417	**
All directors and executive officers as a group (14 persons)(11)	169,868,094	39.5
____________________
* Nominee for director
** Represents less than 1%
(1) Information concerning Mr. Dell is based solely on Schedules 13D/A filed by Mr. Dell with the SEC on November 2, 2021 and May 26, 2022, reporting that Mr. Dell and the SLD Trust are the beneficial owners, in the aggregate, of 169,278,015 shares of Common Stock, consisting of 155,005,746 shares of Common Stock owned by Mr. Dell and 14,272,269 shares of Common Stock owned by the SLD Trust. Mr. Dell and the SLD Trust constitute the MSD Stockholders (as defined in this proxy statement). Mr. Dell disclaims beneficial ownership of all shares of Common Stock held by the SLD Trust. The address for Mr. Dell is c/o Dell Technologies Inc., One Dell Way, Round Rock, Texas 78682. See “Transactions with Related Persons” for information about the MSD Stockholders’ voting rights and obligations.

(2) Information concerning the SLP Stockholders is based solely on a Schedule 13D/A filed with the SEC on May 26, 2022, reporting that the SLP Stockholders may be deemed the beneficial owners, in the aggregate, of 42,050,818 shares of Common Stock. The shares of Common Stock reported as beneficially owned by the SLP Stockholders consist of 16,133,485 shares of Common Stock owned of record by SL SPV-2, L.P (“SPV-2”), 16,561,833 shares of Common Stock owned of record by Silver Lake Partners IV, L.P. (“SLP IV”), 8,964,898 shares of Common Stock owned of record by Silver Lake Partners V DE (AIV), L.P. (“SLP V”), 243,679 shares of Common Stock owned of record by Silver Lake Technology Investors IV, L.P. (“SLTI IV”), 109,885 shares of Common Stock owned of record by Silver Lake Technology Investors V, L.P. (“SLTI V”) and 37,038 shares of Common Stock owned of record by Silver Lake Group, L.L.C (“SLG”). The general partner of SPV-2 is SLTA SPV-2, L.P. (“SLTA GP”) and the general partner of SLTA GP is SLTA SPV-2 (GP), L.L.C, (“SLTA SPV GP”). The general partner of each of SLP IV and SLTI IV is Silver Lake Technology Associates IV, L.P. (“SLTA IV”), and the general partner of SLTA IV is SLTA IV (GP), L.L.C. (“SLTA IV GP”). The general partner of each of SLP V and SLTI V is Silver Lake Technology Associates V, L.P. (“SLTA V”), and the general partner of SLTA V is SLTA V (GP), L.L.C. (“SLTA V GP”). The managing member of each of SLTA SPV GP, SLTA IV GP and SLTA V GP is SLG. SLG may be deemed to have beneficial ownership of the securities held by the SLP Stockholders. The managing members of Silver Lake are Egon Durban, also a VMware director, Kenneth Hao, Gregory Mondre and Joseph Osnoss. Mr. Durban disclaims beneficial ownership of all shares of Common Stock held by the SLP Stockholders. The address of each of the SLP Stockholders and entities named above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025. See “Transactions with Related Persons” for information about the SLP Stockholders’ voting rights and obligations.
(3) Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 by Dodge & Cox. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(4) Excludes shares of Common Stock that would have vested and been issuable but for the director’s election to defer to future years the settlement of RSUs pursuant to a Board-approved program.
(5) Includes 569 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023.
(6) Includes 2,357 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023.
(7) Includes 5,009 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023.
(8) Includes 4,233 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023.
(9) Includes 21,500 shares of Common Stock held in the name of Mr. Raghuram’s spouse, 41,000 shares of Common Stock held in an irrevocable trust for the sole benefit of his spouse and 23,321 shares of Common Stock held in a grantor retained annuity trust. Also, includes 7,796 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023.
(10) Includes 5,292 shares of Common Stock issuable under RSUs that will vest within 60 days of May 15, 2023, of which all are scheduled to vest on June 1, 2023, prior to the effectiveness of Mr. Rowe’s announced resignation on June 9, 2023.
(11) Includes 26,394 shares of Common Stock issuable to all those who are VMware executive officers and directors as of May 15, 2023, as a group, under RSUs that will vest within 60 days of May 15, 2023.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis section (“CD&A”) discusses the compensation programs and policies for our NEOs. The CD&A also provides an overview of the Compensation Committee and its role in the design and administration of these programs and policies and in making specific compensation decisions for our NEOs. The CD&A is organized as follows:
•Section 1: Executive Summary
•Section 2: Compensation Components
•Section 3: Base Salary
•Section 4: Annual Performance-Based Bonus
•Section 5: Long-Term Incentives
•Section 6: Overview of the Compensation-Setting Process
•Section 7: Benefits, Perquisites and Other Compensation Policies
References in this CD&A to our fiscal years cover the following periods:

Fiscal Year	Dates Covered in Fiscal Year
FY21	February 1, 2020 through January 29, 2021
FY22	January 30, 2021 through January 28, 2022
FY23	January 29, 2022 through February 3, 2023
Section 1: Executive Summary
Named Executive Officers
In FY23, our NEOs were as follows:

NEO	Role
Raghu Raghuram	•CEO
Zane Rowe	•CFO
Sumit Dhawan	•President
Jean-Pierre Brulard	•EVP, Worldwide Sales
Amy Fliegelman Olli	•EVP, General Counsel
Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.
Business and Performance Update
Market Backdrop
Technologies emerge faster than organizations can absorb, creating increasingly complex environments. Organizations’ IT departments and corporate divisions are working at an accelerated pace to harness new technologies, platforms and cloud models, ultimately guiding businesses and their product teams through a digital transformation. To take on these challenges, we are helping customers drive their multi-cloud strategy by providing the multi-cloud platform for all applications, enabling digital innovation and enterprise control. Our multi-cloud portfolio, spanning application modernization, cloud management, cloud infrastructure, networking, security and anywhere workspaces, forms a flexible, consistent digital foundation on which customers can build, run, manage, connect and protect their mission-critical workloads. Our portfolio supports and addresses our customers’ key priorities, including modernizing their applications, managing multi-cloud environments, accelerating their cloud journey, modernizing the network using commodity hardware, embracing zero-trust security and empowering anywhere workspaces. We enable digital transformation of customers’ applications, infrastructure and operations for their constantly evolving business and employee needs by providing them with a ubiquitous software platform, enabling them to build, run and manage IT workloads from anywhere on any cloud.
During FY23, we continued to see an increase in the portion of our sales occurring through our subscription and SaaS offerings compared to the portion of our on-premises solutions sold as perpetual licenses. Accordingly, we reported subscription and SaaS ARR as a key metric for measuring our progress, and selected this as a prominent metric in our incentive compensation plans.
Proposed Acquisition by Broadcom
On May 26, 2022, Broadcom announced its intent to acquire VMware in a cash-and-stock transaction that valued VMware at approximately $61 billion, based on the closing price of Broadcom common stock on May 25, 2022, and assume $8 billion of VMware’s net debt.
On November 4, 2022, VMware stockholders voted to approve the proposed Acquisition pursuant to a special meeting. In accordance with the Merger Agreement, Broadcom will pay as consideration for each share of VMware Common Stock (i) $142.50 per share in cash (referred to as the cash consideration) or (ii) 0.25200 shares of common stock of Broadcom (referred to as the stock consideration). VMware stockholders may elect a different form of consideration for each share owned, and may elect to receive (i) solely the cash consideration, (ii) solely the stock consideration or (iii) if stockholders own more than one share, a combination of the cash consideration for a selected number of shares and the stock consideration for the remaining number of shares. The transaction, which is expected to be completed in Broadcom's fiscal year 2023, is subject to the receipt of regulatory approvals and other customary closing conditions.
Under the Merger Agreement, we are prohibited without Broadcom approval from granting new equity awards to or increasing the cash compensation of our NEOs during the pendency of the Acquisition. We do not believe these restrictions have materially limited our ability to motivate our NEOs, since our outstanding performance-based equity awards (including those granted in FY23) and annual incentives will continue to be measured based upon actual performance for all performance periods completed prior to consummation of the Acquisition.
Execution in FY23
FY23 marked another year of revenue growth and increased profitability as we executed on our multi-cloud and subscription and SaaS roadmap. As our results demonstrate below, we continued to grow our business while achieving meaningful progress in our subscription and SaaS business model transition, which positions VMware well to address customer needs and consumption patterns going forward. However, as is common when an acquisition is announced, the announcement of the Acquisition caused some disruption in our business as customers and partners attempted to gauge its potential impact. FY23 highlights include the following:

FY23 Business Performance [1]

$13.35 billion	$4.01 billion	$4.66 billion	$3.74 billion [2]
Revenue, +4% from FY22	Subscription & SaaS revenue, +25% from FY22	Subscription & SaaS ARR, +30% from FY22	Non-GAAP Operating Income, -5% from FY22

FY23 Company Highlights

Product and Customer

Launched technology offerings to enable customers to accelerate their digital transformation

Expanded partnerships to deliver multi-cloud solutions to customers

DEI

ESG

Proposed Acquisition by Broadcom

Cash-and-stock transaction that valued VMware at approximately $61 billion at the time of announcement

____________________
(1) The extra week during the fourth quarter of FY23 resulted in incremental ratable and professional services revenue on a comparable basis. For more information about impacts of the extra week in FY23, see our FY23 earnings release on March 2, 2023.
(2) For a reconciliation of our non-GAAP operating margin and operating income to GAAP operating margin and operating income, respectively, see “Appendix A.”
Alignment of Incentive Plan Payouts and Company Performance
While we experienced growth in revenue and ARR in FY23, during a time of uncertainty due to the pendency of the Acquisition, our performance was below the target goals set forth in our FY23 Executive Officer Bonus Program (“Bonus Program”) and at target for the FY23 tranche of our operating PSU plans (the “Operating PSU Plans”). Due to these results, program funding and payouts were also at or below target.

Incentive Plan	Metric in FY23	FY23 Incentive Plan Target	FY23 Performance Result	Funding Outcome
FY23 Executive Officer Bonus Program	FY23 Revenue	$13,750 million	$13,350 million	85.2%
	FY23 Non-GAAP Operating Margin	28%	28%
FY21 Operating PSU Plan (3rd tranche and 3-year metric)	FY23 ARR	$4,650 million	$4,655 million	100.0% per Spin-Off provision
	3-year Relative Total Stockholder Return (“TSR”)	50th %ile vs. companies in S&P 500 IT Index`	28th %ile	1.00x per Spin-Off provision
FY22 Operating PSU Plan (2nd tranche)	FY23 ARR	$4,650 million	$4,655 million	100.8%
FY22 TSR PSU Plan	VMware stock price	No vesting below threshold of $200.51 over 90-day volume weighted-average price (“VWAP”)	Did not achieve threshold	No PSUs earned during the year
FY23 Operating PSU Plan (1st tranche)	FY23 ARR	$4,650 million	$4,655 million	100.8%
Overview of Executive Compensation
Executive Compensation Objectives
The objectives of our executive compensation program are to:

Attract and retain exceptional executives	Motivate our executives to achieve our strategic, operational and financial goals	Reward behaviors that result in long-term increased stockholder value	Reward superior performance

Executive Compensation Program
Our executive compensation program emphasizes achievement of Company financial, strategic and operational performance designed for alignment with stockholder interests. As described below, the structure of our standard executive compensation program primarily takes the form of equity- and performance-based compensation.

Overview of FY23 Executive Compensation Program: Pay Mix and Incentive Plan Design

Item	Objective	Structure and Design
Salary	• Primary form of fixed compensation	• n/a
Bonus Target	• Annual performance plan with corporate and individual goals	• Revenue, Non-GAAP operating margin • MBOs (or individual performance goals), DEI and ESG
RSU	• Vest over 4 years; value directly tied to stockholder appreciation	• 40% of equity vehicle mix in FY23
PSU Target	• 3-year performance plan, cliff vest following 3-year period • Year-to-year accountability with new annual goals established for each fiscal year based on up-to-date market conditions while holding participants accountable for entire 3-year performance period via multi-year performance modifier	• 60% of equity vehicle mix in FY23 • Financial metrics in 3 annual tranches • Multi-year metric in relative TSR vs. S&P 500 IT Index

CEO Pay Mix

Salary 6%
Bonus 11%
RSU 33%
PSU 50%
94% Performance Based

PSU Plan	FY21	FY22	FY23	FY24	FY25	FY26	FY27	Metric in FY23 Tranches
FY21 Operating PSU Plan	Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2023				• ARR, an indicator of future top-line growth as IT consumption transitions to cloud-based subscription services
	3-Year Relative TSR vs. S&P 500 IT Index							
FY22 Operating PSU Plan		Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2024			
		3-Year Relative TSR vs. S&P 500 IT Index						
FY23 Operating PSU Plan			Tranche 1	Tranche 2	Tranche 3	Cliff Vest April 1, 2025		
			3-Year Relative TSR vs. S&P 500 IT Index					
FY22 TSR PSU Plan (CEO and President only)		5-Year Period for VMW Stock Price Goals: Absolute TSR must increase by 300% and if Absolute TSR increases by <50%, no vesting						• n/a: 5-year goals for VMware stock price increase and relative TSR
		5-Year Period for Relative TSR: must be >=50th percentile of S&P 500 IT Index						
					Up to 50% Vest June 1, 2024 (holding period)	Up to 75% Vest June 1, 2025 (holding period)	Up to 100% Vest June 1, 2026

Executive Compensation Governance

	What We Do		What We Do Not Do
✓	Significant majority of CEO’s and other NEOs’ target direct compensation is tied to stock price performance	☒	No guaranteed bonuses
✓	At least half of the NEO target cash compensation opportunity is in the form of cash incentive bonuses that are funded on the basis of quantitative financial results	☒	No excessive perquisites or tax gross-ups
✓	PSUs constitute at least 50% of total target value of long-term incentive compensation for the CEO, President and CFO	☒	No employment agreements with executives other than customary expatriate and localization arrangements
✓	PSU plans typically include a three-year or longer performance period	☒	No single-trigger change-in-control provisions
✓	Below-target performance in incentive plans results in disproportionately lower payouts	☒	No hedging transactions allowed
✓	Maintain stock ownership guidelines for our CEO, CFO and President in order to further promote the alignment of executive officer interests with those of our stockholders
✓	Independent compensation consultant is engaged by our Compensation Committee to advise on executive compensation
✓	Severance Plan establishes consistent framework for benefits in case of separation from service of NEOs
✓	Clawback provisions enable recovery of performance bonuses and gains on equity awards
Advisory Vote on NEO Compensation
We conducted our annual non-binding, advisory Say-on-Pay vote at our 2022 Annual Meeting held on July 12, 2022. Our stockholders demonstrated support for our executive compensation program, with approximately 75% of the total votes cast in support. In light of this support of our executive compensation practices and plans, we have maintained our existing compensation philosophy, which is focused on delivering compensation that rewards performance and helps to achieve the objectives of our executive compensation program described above, including attracting and retaining exceptional executives.
Following the announcement of the Acquisition at the end of May 2022, we have not engaged in a proactive outreach program. If the Acquisition is not consummated, we would expect to resume our proactive stockholder outreach efforts.
Section 2: Compensation Components and Pay Mix
Compensation Components
The compensation packages of our NEOs include a mix of cash- and equity-based compensation. The major compensation components are as follows:

Base salary	Primary element of fixed compensation
Annual cash bonus	Based on annual financial, strategic and operational performance measured against specific pre-established goals
Long-term performance-based equity incentive compensation	PSUs that are tied to stock price performance and long-term performance objectives important to our Company
Long-term service-based equity incentive compensation	RSUs that are tied to stock price performance and enhance retention and long-term focus
Pay Mix
When designing the executive compensation program, the Compensation Committee gives significant weight to equity incentives, which reflects the Compensation Committee’s belief that a predominant portion of executive compensation should be performance-based, tied to achievement of financial performance metrics. With respect to equity awards, the value ultimately realized by the recipient is determined by the price of our Common Stock, thereby directly linking an executive’s compensation opportunity with stockholder value. The Compensation Committee believes that equity incentives are particularly significant because they drive the achievement of VMware’s long-term operational and strategic goals and align the executives’ interests with those of our stockholders, while cash incentives are utilized to drive the achievement of shorter-term corporate, strategic and individual performance goals.
The Compensation Committee reviews NEO compensation packages on an annual cycle, taking into account peer group data, Company and individual performances, unvested equity holdings and internal pay equity. In its review, the Compensation Committee may adjust the pay mix and typically considers apportioning annual equity awards between PSUs and RSUs.
____________________
Note: The charts above reflect the pay mix applicable to our CEO and other NEOs, on average. For purposes of determining the percentages shown above for NEO annual compensation opportunities: (1) annual base salary reflects the rates approved in effect during FY23, including the rate after the increase for our General Counsel as discussed in “Section 3: Base Salary” of this CD&A; (2) cash bonus target opportunity reflects the target opportunity expressed as a percentage of salary approved in effect during FY23, including the rate after the increase for our

CEO as discussed in “Section 4: Annual Performance-Based Bonus” of this CD&A; and (3) the equity components reflect the “Selected Value” as discussed in “Section 5: Long-Term Incentives” of this CD&A.
Section 3: Base Salary
Base salary serves as the primary form of fixed compensation for our NEOs. Base salary can also impact other compensation and benefit opportunities, including annual bonuses, as such opportunities are expressed as a percentage of base salary. The Compensation Committee did not increase annual salary rates for NEOs, except for Ms. Olli as noted below. In the case of Ms. Olli, the Compensation Committee considered market data and Ms. Olli’s performance.

Name	Annual Salary Rate In Effect at Start of FY23	Updated Annual Salary Rate in FY23	Actual Salary Earned During FY23
Raghu Raghuram	$1,000,000	n/a	$1,000,000
Zane Rowe	$850,000	n/a	$850,000
Sumit Dhawan	$850,000	n/a	$850,000
Jean-Pierre Brulard	$800,000	n/a	$800,000
Amy Fliegelman Olli	$600,000	$650,000 (increase of 8.3% effective May 1, 2022)	$637,601

Section 4: Annual Performance-Based Bonus
Each of our NEOs is eligible to earn a cash bonus tied to our financial results and individual performance under our Bonus Program. We believe it is important to provide rewards for specific results and behaviors that support our overall business strategy.
FY23 Bonus Program Design
In FY23, the Compensation Committee maintained the general structure of the FY22 Bonus Program, with bonuses paid based on achievement against performance metrics and individual goals for a performance period that spanned the full fiscal year, while continuing to retain negative discretion to reduce actual payouts below the amounts calculated under the plan formulas as deemed appropriate. In FY23, the Compensation Committee established a specific accountability for the Company’s DEI and ESG objectives, reflecting 10% of total payout opportunity.

As illustrated below, the FY23 Bonus Program design involved the following parameters:

Plan funding

•Entirely funded on the basis of quantitative, algorithmic measurement of financial performance, which yielded a plan funding percentage (“plan funding level”)
•The payout algorithm provided for proportionately greater funding to the extent performance achievement exceeded target goals, as well as greater reductions in funding to the extent performance achievement dropped below target goals, with zero funding below threshold performance levels

Plan funding metrics
•100% of the plan funding was based upon the achievement of GAAP revenue and non-GAAP operating margin. The Compensation Committee placed primary focus on achievement of widely recognized metrics that are tracked by our stockholders and analysts and that we believe are indicators of the performance and health of our Company from growth and profitability perspectives

Thresholds must be achieved for any funding
•For any bonus amount to be paid out, a threshold level of achievement of each of the pre-established corporate financial objectives was required
•In FY23, performance thresholds for funding were 95% of revenue and non-GAAP operating margin targets
•At threshold performance, the plan funding level would equal 25% of target

Payouts
•50% of the bonus opportunity was payable to the executive formulaically at the plan funding level in order to reinforce the connection between objective financial results and bonus payouts
•50% of the bonus opportunity was funded at 1.25 times the plan funding level and actual payouts to executives were subject to negative discretion based on the Compensation Committee’s assessment of individual performance relative to strategic and operational goals. Within strategic and operational goals, the Committee assigned a specific accountability for achievement of DEI as well as ESG performance by weighting performance in these objectives 10% of total payout opportunity.

Caps on plan funding and payouts

•Plan funding based on achievement of objective financial results was capped such that the maximum funding cap was 200% of target
•Taking into account the 1.25x maximum multiplier for the MBO portion of the plan, the maximum payout in FY23 under the plan was 225% of target

Compensation Committee could exercise negative discretion on funding and payouts	•The Compensation Committee had the authority to exercise negative discretion on actual plan funding, irrespective of funding calculated on the basis of our formulaic approach

Target Opportunity
The Compensation Committee did not increase percent-of-salary target bonus opportunities for NEOs except for Mr. Raghuram as noted below. In the case of Mr. Raghuram, the Compensation Committee considered market data and its desire that Mr. Raghuram have a greater incentive to drive the Company’s annual financial and operating results. The target opportunity under the FY23 Bonus Program reflected the actual salary earned in FY23 for each executive multiplied by the executive’s target bonus opportunity (expressed as a percentage of salary). The table below describes the target opportunity for each NEO under the FY23 Bonus Program.

Name	Bonus Target Percentage of Salary at Start of FY23	Updated Bonus Target Percentage in FY23	FY23 Bonus Target Opportunity
Raghu Raghuram	150%	200% effective May 1, 2022	$1,876,011
Zane Rowe	125%	n/a	$1,062,500
Sumit Dhawan	125%	n/a	$1,062,500
Jean-Pierre Brulard	100%	n/a	$800,000
Amy Fliegelman Olli	100%	n/a	$637,601
Corporate Financial Metrics
The following table shows the funding scale in the FY23 Bonus Program. The non-GAAP operating margin target utilizes the non-GAAP operating margin reported in our quarterly earnings releases, which is calculated by excluding stock-based compensation, employer payroll taxes on employee stock transactions, amortization of intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, from our operating margin calculated in accordance with GAAP. For purposes of measuring performance under the Bonus Program, we adjust our reported revenue and non-GAAP operating margin results to remove the impact of large acquisitions. Accordingly, the actual performance metrics calculated for purposes of the Bonus Program listed in the table below differ from VMware’s reported financial results for the periods shown.

	FY23 Bonus Program (Revenue in millions)
Metric	Threshold (50% Funding)	Target (100% Funding)	Maximum (200% Funding)	Actual Performance	Funding % of Target
Revenue (0%-200% funding)	$13,063	$13,750	>=$15,125	$13,350	85.2%
Non-GAAP Operating Margin (0%-200% funding)	26.6%	28.0%	>=32.0%	28.0%

The performance goals in the FY23 Bonus Program were set higher than the performance goals in the FY22 Bonus Program with respect to threshold, target and maximum revenue, and were set above actual results for FY22, reflecting the Compensation Committee’s expectations for growth. Performance goals with respect to threshold, target and maximum non-GAAP operating margin remained the same as in FY22, reflecting expectations for continuing investment in our business as we execute our multi-cloud portfolio and transition to a subscription and SaaS business model. The FY23 non-GAAP operating margin target was below our actual FY22 non-GAAP operating margin achievement because the FY22 achievement was inflated due to unplanned underspend as a result of the COVID-19 pandemic. In addition, the Compensation Committee determined that the goal setting for the FY23 non-GAAP operating margin target was appropriate given that the targets were still intended to be challenging and provide a similar level of rigor as those established for past years in order to provide a consistent incentive compensation opportunity.

	FY22 Bonus Program		FY23 Bonus Program
	Revenue (in millions)	Non-GAAP Operating Margin	Revenue (in millions)	Non-GAAP Operating Margin
Maximum	$13,970.0	32.0%	$15,125.0	32.0%
Target	$12,700.0	28.0%	$13,750.0	28.0%
Threshold	$12,065.0	26.6%	$13,063.0	26.6%
Actual in Plan Funding Calculation	$12,850.6	30.2%	$13,350.0	28.0%
Performance in the corporate financial metrics for FY23 yielded funding equal to 85.2% of target.

	FY23 Bonus Program Payout of Financial Component
Name	Financial Component Target Amount (50% of Total)	Approved Financial Component of Bonus @ 85.2%
Raghu Raghuram	$938,005	$799,181
Zane Rowe	$531,250	$452,625
Sumit Dhawan	$531,250	$452,625
Jean-Pierre Brulard	$400,000	$340,800
Amy Fliegelman Olli	$318,801	$271,618
Individual Performance Assessments
FY23 individual performance goals, or MBOs, for NEOs were established at the start of the year taking into account the importance of cross-functional collaboration and accountability to our priority business objectives. The Compensation Committee assigned substantially the same set of performance goals to each of our NEOs, with an emphasis on stretch goals relating to the Company’s transition to multi-cloud SaaS.

FY23 MBOs
	Raghu Raghuram	Zane Rowe	Sumit Dhawan	Jean-Pierre Brulard	Amy Fliegelman Olli
Strategic and Operational Objectives (40% of total FY23 Bonus Program opportunity)
Cross-cloud services on public clouds	x		x	x
Customer satisfaction and consumption	x	x	x	x
Subscription and SaaS business model transformation	x	x	x	x
Employee satisfaction and sentiment	x	x	x	x	x
Operations initiatives in NEO’s functional area	x	x	x	x	x
Developing and launching solutions with Dell(1)	x	x	x	x
ESG/DEI Objectives (10% of total FY23 Bonus Program opportunity)
ESG and DEI objectives	x	x	x	x	x
____________________
(1)The Commercial Framework Agreement in connection with VMware’s Spin-Off transaction from Dell includes a provision that requires select executives from VMware to be accountable for developing and launching joint solutions.

In holistically evaluating FY23 performance, the Compensation Committee also took into consideration the NEOs’ leadership impact in achieving the Company’s operating plans and MBOs during a challenging period of unprecedented corporate uncertainty associated with the pendency of the Acquisition.

Typically, the Compensation Committee determines payout percentages based on the CEO’s assessment of individual achievement for all NEOs other than himself, with the Compensation Committee independently determining individual achievement for the CEO. There were no formulas or weightings assigned to individual MBOs, and achievement was assessed on a holistic basis that also took into account individual and company performance while rigorously assessing Company execution on its subscription and SaaS transformation.

Name	Strategic and Operational Objectives Assessment
Raghu Raghuram
•Achieved operating plans, particularly those to transition the Company to a subscription and SaaS business model, during a period of corporate uncertainty due to the pendency of the Acquisition; and executed activities towards supporting the consummation of the Acquisition.
•Achieved metrics for the acquisition and consumption of cross-cloud services by our largest customers and with VMware Cloud by hyperscalers.
•Increased customer net promoter score (“NPS”) and in-quarter renewal rates due to strong sales engagement.
•Executed business plans with Dell on strategic joint solutions

Zane Rowe
•Executed on business and regulatory activities towards supporting the consummation of the pending Acquisition
•Pivoted business model to more ARR while preserving financial performance. Achieved objectives in forecasting and financial planning.
•Enhanced SaaS operations for sales motions and deal velocity.
•Improved customer ease of doing business.

Sumit Dhawan
•Maintained customer sentiment and satisfaction during a period of unprecedented corporate uncertainty due to the pendency of the Acquisition.
•Achieved objectives in customer acquisition and consumption across hyperscalers, cross-cloud services with largest customers, and with VMware Cloud by hyperscalers.
•Grew ARR across products.
•Increased customer consumption and sales opportunities. Met objectives for customer ratings for innovation and relationship.

Jean-Pierre Brulard
•Achieved plans for bookings, ARR and mix of subscription and SaaS in total revenue and in key customer segments during a period of corporate uncertainty due to the pendency of the Acquisition.
•Led customer engagement to achieve objectives in customer NPS and in-quarter renewal rates.
•Improved sales process leading to customer consumption.

Amy Fliegelman Olli
•Executed on business and regulatory activities towards supporting the consummation of the pending Acquisition
•Achieved objectives in trust, privacy and streamlining SaaS provider management.
•Improved customer contracting and terms of service experience.
•Improved risk management and compliance.
•Increased patent filings.

Name	ESG/DEI Objectives Assessment(1)
All NEOs
•Achieved ESG business plans for product sustainability, net zero; pay equity, representation and distributed work culture; social impact; product security, privacy and data security; and ESG data, systems and controls.
•Achieved DEI objectives related to representation of women and underrepresented groups in our workforce.

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(1)See “Environmental, Social and Governance” for more detailed information regarding how the Company performed against its ESG objectives.
As discussed above, our FY23 Bonus Program provided that payouts for individual performance would be funded, subject to the Compensation Committee’s potential use of negative discretion, at 1.25 times the same ratio as funding based on the corporate financial metrics, provided the threshold financial goals were attained.
With respect to payouts for Strategic and Operational Objectives, the Compensation Committee evaluated the NEOs’ achievement of MBOs and holistically considered the NEOs’ management of VMware in a period of corporate uncertainty while executing on activities to consummate the proposed Acquisition, and determined not to apply negative discretion, resulting in payouts at 106.5% of target.
With respect to payouts for the ESG/DEI Objectives, the Compensation Committee evaluated the NEOs’ achievement of business plans and determined that the payouts for the ESG/DEI component would be 100.0% of target.
In total, the Individual component of FY23 bonus resulted in payouts of 105.2% of target for the NEOs as set forth in the table below.

	FY23 Bonus Program Payout of Individual Component
Name	Target Amount (50% of Total Target)	Max Bonus Calculated Per Formula @ 106.5%	Approved MBO Bonus % (weighted 40% of NEIP)	Approved ESG/DEI Bonus % (weighted 10% of NEIP)	Approved Bonus Amount	Approved Bonus % of MBO Target
Raghu Raghuram	$938,005	$998,975	$799,181 (106.5%)	$187,601 (100%)	$986,782	105.2%
Zane Rowe	$531,250	$565,781	$452,625 (106.5%)	$106,250 (100%)	$558,875	105.2%
Sumit Dhawan	$531,250	$565,781	$452,625 (106.5%)	$106,250 (100%)	$558,875	105.2%
Jean-Pierre Brulard	$400,000	$426,000	$340,800 (106.5%)	$80,000 (100%)	$420,800	105.2%
Amy Fliegelman Olli	$318,801	$339,523	$271,618 (106.5%)	$63,760 (100%)	$335,378	105.2%

Total Bonus Payouts (Financial Component + Individual Component) for FY23: Target vs. Actual
The following table details the total bonus payouts including both financial and individual components to each of our NEOs for FY23.

	FY23 Bonus Program Total Payout
Name	Total Target (Financial + Individual)	Total Actual (Financial + Individual)	Total Actual as a % of Target
Raghu Raghuram	$1,876,011	$1,785,962	95.2%
Zane Rowe	$1,062,500	$1,011,500	95.2%
Sumit Dhawan	$1,062,500	$1,011,500	95.2%
Jean-Pierre Brulard	$800,000	$761,600	95.2%
Amy Fliegelman Olli	$637,601	$606,996	95.2%
Section 5: Long-Term Incentives

We believe that equity awards are an important part of our executive compensation program, as they further align the interests of our NEOs with those of our stockholders. Equity awards are also an important part of the compensation packages that we use to recruit and hire new executives. We conduct an annual review of the composition, value and vesting timeline of long-term equity-based incentive awards held by our NEOs, and our Compensation Committee periodically approves annual ongoing awards, which are designed to reward for execution against our long-term business strategy, support alignment with our stockholders, and promote long-term retention of our executive team.
Target Vehicle Mix
During FY23, our Compensation Committee continued to make performance-based equity awards a substantial portion of the overall value of equity awards granted to our NEOs. As described below under “Equity Awards in FY23,” as part of its FY23 annual review of executive compensation, the Compensation Committee awarded 60% of the target selected equity award value (as discussed below) to NEOs in FY23 Operating PSUs and 40% of the target selected equity award value in RSUs.
We believe that the FY23 mix of PSUs and RSUs for our NEOs met the primary objectives of our annual NEO equity award grant program by aligning executive compensation with TSR, focusing executive performance on financial metrics that are key to our success, and promoting long-term retention.
Equity Awards in FY23
The table below details equity awards approved by the Compensation Committee for our NEOs during FY23. In granting equity awards to our NEOs, the Compensation Committee selects a nominal dollar value for each award (“Selected Value”). In determining the Selected Value of equity awards, the Compensation Committee took into consideration compensation data of our peer group, the unvested equity retention values of our NEOs and each NEO’s performance and impact to the Company.

Name	FY23 Operating PSU Plan Selected Value	FY23 RSU Selected Value	Total Selected Value
Raghu Raghuram	$9,000,000 (74,617 Target PSUs)	$6,000,000 (49,745 RSUs)	$15,000,000 (124,362 share units)
Zane Rowe	$5,400,000 (44,770 Target PSUs)	$3,600,000 (29,847 RSUs)	$9,000,000 (74,617 share units)
Sumit Dhawan	$5,400,000 (44,770 Target PSUs)	$3,600,000 (29,847 RSUs)	$9,000,000 (74,617 share units)
Jean-Pierre Brulard	$3,600,000 (29,847 Target PSUs)	$2,400,000 (19,898 RSUs)	$6,000,000 (49,745 share units)
Amy Fliegelman Olli	$3,600,000 (29,847 Target PSUs)	$2,400,000 (19,898 RSUs)	$6,000,000 (49,745 share units)
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Note: The number of PSUs and RSUs covered by each award was determined by dividing the Selected Equity Value by the 45-day trailing average price of Common Stock as of the last day of the month preceding the month during which the award was granted to derive a quotient. The number of PSUs and RSUs was equal to 1x the quotient.
FY23 Operating PSU Plan
•In FY23 when the Committee approved the equity awards for NEOs, it also approved the design and performance metrics for the FY23 Operating PSU Plan, as well as the financial goals for the FY23 annual tranche of each of the FY21, FY22 and FY23 Operating PSU plans. Consistent with the FY22 Operating PSU Plan, the FY23 Operating PSU Plan provides for three annual performance tranches based on financial performance goals to be determined following the start of each fiscal year, a three-year multiplier based on TSR achievement, with awards also subject to continued employment. For more information on the vesting schedules of equity awards granted to NEOs, see “Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End.”
FY23 RSUs
•The FY23 RSU grants to NEOs vest over a four-year period, subject to continued employment, with 25% of the shares vesting on the one-year anniversary of the vest base date and the remaining shares vesting ratably thereafter on a semi-annual basis.
Ongoing FY22 TSR PSUs (granted in FY22)
•In connection with the appointment of our CEO and President in FY22, the Compensation Committee awarded to Messrs. Raghuram and Dhawan promotional TSR PSUs.
•The Compensation Committee has not since issued, and does not intend to issue any additional one-time awards going forward to Messrs. Raghuram and Dhawan.
•The FY22 TSR PSUs will not be earned if Broadcom completes its proposed Acquisition and the purchase price per share of VMware Common Stock in connection with the proposed Acquisition (the “Acquisition Price”) is below the FY22 TSR PSU Plan’s threshold of $200.51. Based on (1) the closing price per share of Broadcom common stock of $639.80 per share on May 15, 2023, (2) the exchange ratio of 0.2520 and (3) the cash consideration of $142.50 per VMware share, the Acquisition Price is $151.86, which is below the funding threshold.
•The purpose of the FY22 TSR PSUs was to directly align significant performance incentive opportunities to the achievement of substantial stockholder returns over a five-year performance period.
•To ensure that both Messrs. Raghuram and Dhawan only derive value from the FY22 TSR PSU awards if significant sustainable stockholder value is created, the Compensation Committee incorporated substantial governance safeguards, described in the table below.

Substantial TSR performance required	•300% increase above base price to achieve 100% of PSUs (base price is 15-day trailing VWAP of our Common Stock on June 1, 2021)
Sustained TSR performance required	•Measurement based on 90-day trailing VWAP
Relative TSR Analysis
•Significant penalty of reduced payout if sustained relative TSR is below 50%ile compared to TSR of companies in S&P 500 IT Index
•If relative TSR is between 50th %ile and 25th %ile, penalty scales linearly from 0% to 50% of funded shares
•None of funded shares vest if relative TSR is below 25th %ile

Long-term vesting
•Up to 50% of PSUs are eligible to vest three years following the start of the performance period
•Up to 75% is eligible to vest four years following the start of the performance period
•Up to 100% is eligible to vest five years following the start of the performance period

Additional post-vest holding period	•50% of PSUs eligible to vest on the third and fourth anniversaries of the start of the performance period must be held until the completion of the performance period on the 5th anniversary
Limited acceleration
•Excluded from acceleration under Executive Severance Plan
•PSUs for which the performance goals have not been met are forfeited upon termination other than due to death or disability or following a change in control
•Upon death, disability or following a qualifying termination in connection with a change in control, PSUs whose performance goals have been met are subject to acceleration

PSUs—FY21, FY22 and FY23 Operating PSU Plans
Design of Operating PSU Plan
The design of the FY23 Operating PSU Plan addresses our objective to incentivize continuing progress in broadening our portfolio of subscription and SaaS-based offerings while maintaining alignment with stockholder returns. The design drives year-to-year accountability with new annual goals established for each fiscal year based on up-to-date market conditions while holding participants accountable for entire 3-year performance period via multi-year performance modifiers and is substantially consistent with the design of the FY21 and FY22 Operating PSU Plans, including these features:

Focus on long-term performance
•Three successive annual performance tranches drive achievement of sustained results. Annual tranches enable more precise and meaningful goal-setting during a highly dynamic period.
•If an annual tranche is completed at below-target performance, a catch-up is not available.
•Multi-year goal holds NEOs accountable for long-term performance.

Focus on value creation
•In the FY21 and FY22 Operating PSU Plans, the Compensation Committee utilized subscription and SaaS revenue (weighted 70%) and non-GAAP operating income (weighted 30%).
•In FY23, the Compensation Committee utilized ARR as the tranche metric in order to (1) provide a performance metric that is an accurate indicator of future top-line growth prospects and reinforce the importance of go-forward revenue opportunities; (2) reduce overlap of metrics in the FY23 Bonus Program by eliminating non-GAAP operating income; and (3) reinforce the importance of subscription and SaaS revenue as IT consumption models increasingly transition from on-premises to cloud-based subscription services.
•The pay-for-performance scale for FY23 ARR was set so that payout at threshold performance would be 25% of target and payout at maximum performance would be 150% of target. This range was refined from the range in place in prior-year PSU tranches, which had a payout of 50% of target at threshold and 200% of target at maximum. In setting the FY23 payout range, the Compensation Committee intended to have a challenging scale that took into consideration our ARR growth expectations, reflecting a lower payout for threshold ARR results that were still meaningfully above our FY22 actual result and a lower payout for maximum ARR given our uncertainty in forecasting top-end ARR growth prospects in FY23.
•The relative TSR multiplier holds NEOs accountable for stockholder returns that are competitive relative to companies in the S&P 500 IT Index and modifies PSUs by 0.75x to 1.25x in proportion to relative TSR achievement of <=25th %ile to >= 75th %ile, scaled linearly.

FY23 ARR performance applied to the first of three tranches of the FY23 Operating PSU Plan and the second of three tranches of the FY22 Operating PSU Plan. The FY23 tranche of the FY21 Operating PSU Plan was treated as having achieved target performance due to the extraordinary transaction provision covering VMware’s Spin-Off from Dell during the performance period.

An illustration of the staggered design of our operational PSU plans that were ongoing during FY23 is below.

Plan	FY21	FY22	FY23	FY24	FY25	FY26
FY21 Operating PSU Plan(1)	33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2023 (2)
	FY21 subscription and SaaS revenue (70% weight)	FY22 subscription and SaaS revenue (70% weight)	FY23 ARR (100% weight)
	+	+
	FY21 non-GAAP operating income (30% weight)	FY22 non-GAAP operating income (30% weight)
	=	=	=
	FY21 tranche opportunity (0%-150% of target)	FY22 tranche opportunity (0%-200% of target)	FY23 tranche opportunity (0%-150% of target)
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY21, FY22 and FY23 tranches

FY22 Operating PSU Plan		33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2024 (2)
		FY22 subscription and SaaS revenue (70% weight)	FY23 ARR (100% weight)	FY24 metric determined in FY24
+
FY22 non-GAAP operating income (30% weight)
		=	=	=
		FY22 tranche opportunity (0%-200% of target)	FY23 tranche opportunity (0%-150% of target)	FY24 tranche opportunity determined in FY24
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY22, FY23 and FY24 tranches

FY23 Operating PSU Plan			33% of target PSU award:	33% of target PSU award:	33% of target PSU award:	Vests April 1, 2025 (2)
			FY23 ARR (100% weight)	FY24 metric determined in FY24	FY25 metric determined in FY25
			=	=	=
			FY23 tranche opportunity (0%-150% of target)	FY24 tranche opportunity determined in FY24	FY25 tranche opportunity determined in FY25
Ú
3-year TSR relative to companies in S&P 500 IT Index, multiplier on FY23, FY24 and FY25 tranches
____________________
(1) Note: due to VMware’s Spin-Off from Dell, a provision related to extraordinary corporate transactions determined that the performance conditions for the FY23 tranche of the FY21 Operating PSU Plan would be calculated at 1.0x target. Accordingly, per accounting rules, PSUs for the FY23 tranche of the FY21 Operating PSU Plan were deemed granted on November 1, 2021 instead of April 2022.
(2) PSUs vest subject to continued employment. Actual number of shares subject to vesting equals PSUs achieved from each tranche multiplied by three-year TSR relative to companies in S&P 500 IT Index multiplier (0.75x-1.25x); maximum number of shares capped at 200% of target shares.
Performance levels are subject to adjustment to exclude the impact of merger-, acquisition- and divestiture-related transactions above predetermined materiality thresholds during each performance period. Achievement is measured following the end of each annual performance tranche, and achievement relative to the multi-year performance goal is measured following the end of the full three-year performance period. Depending upon the level of achievement, the PSUs can convert into shares of Common Stock at ratios ranging from 0.1875 shares to two shares for each PSU. PSUs are capped at 2x target irrespective of actual performance. If the minimum performance threshold is not met, then no shares will be issued.
The Compensation Committee continues to evaluate alternative designs with the goal of best aligning our PSU plans with the long-term performance of the Company. The three-year performance modifier is critical to the plan design because it modifies the number of shares otherwise subject to vesting based on performance in each annual tranche. Taken together, the Compensation Committee believes the balanced focus on sustained performance over individual annual tranches enables goals to be adjusted each year to reflect changing business conditions while a multi-year performance goal focused on total top-line revenue growth incentivizes our NEOs to deliver tangible results from their strategic decisions that will drive longer-term stockholder value.
FY23 Tranche Performance Goals
In March 2023, the Compensation Committee reviewed Company performance against metrics contained in the FY21, FY22 and FY23 Operating PSU Plans in connection with the FY23 performance tranche. Results are set forth in the following table. The performance goals in the FY23 tranche of the FY21, FY22 and FY23 Operating PSU Plans were set higher than the performance results in FY22, reflecting expectations for ARR growth from the prior year.

FY22 Actual	FY23 Tranche
ARR	Performance Level	ARR Performance (in millions)	% of Target Payout
	Maximum (150% of Target)	>= $5,000	150%
$3,580	Target (100%)	$4,650	100%
	Threshold (25% of Target)	$4,250	25%
	Actual in Plan Calculation	$4,655	100.8%

FY23 Tranche Conversion to PSUs Based on FY23 Performance

	FY23 Tranche of PSU Plan: Target PSUs			PSU Achievement in FY23 Tranche(1)
Name	FY21 Operating PSU Plan	FY22 Operating PSU Plan	FY23 Operating PSU Plan	FY21 Operating PSU Plan at 100% of Target per Spin-Off Provision	FY22 Operating PSU Plan at 100.8% Performance	FY23 Operating PSU Plan at 100.8% Performance
Raghu Raghuram	33,849	17,902	24,872	33,849	18,045	25,071
Zane Rowe	33,849	25,282	14,923	33,849	25,484	15,042
Sumit Dhawan(2)	n/a	13,356	14,923	n/a	13,463	15,042
Jean-Pierre Brulard	9,309	8,419	9,949	9,309	8,486	10,029
Amy Fliegelman Olli	7,616	7,015	9,949	7,616	7,071	10,029
____________________
(1) Achieved PSUs convert into shares depending upon relative TSR compared to companies in the S&P 500 IT Index over the three-year period FY21 through FY23 (for the FY21 Operating PSU Plan), FY22 through FY24 (for the FY22 Operating PSU Plan) and FY23 through FY25 (for the FY23 Operating PSU Plan). Achieved PSUs from the FY21 Operating PSU Plan converted into shares that vested on April 1, 2023. As indicated, the spin-off provision in the FY21 Operating PSU Plans resulted in PSUs converting into shares at a ratio of 1.0x. The FY22 and FY23 Operating PSU Plans did not include the spin-off provision. See preceding discussion.
(2) Mr. Dhawan was not eligible to participate in the FY21 Operating PSU Plan.
Completion of FY21 Operating PSU Plan; Calculation of Shares Subject to Vest Based on Performance
The FY21 Operating PSU Plan concluded at the end of FY23. As described above, the FY21 Operating PSU Plan design featured annual performance tranches for each of FY21, FY22 and FY23, and a multi-year performance goal for relative TSR.
The multi-year performance modifier result was as follows:

FY21 Operating PSU Plan Multi-Year Performance Modifier
	Minimum (0.75x)	Target (1.00x)	Maximum (1.25x)	Actual Result	Modifier Per Actual Results
3-Year Relative TSR (FY21-FY23)	25%ile	50%ile	>=75%ile	28%ile	0.78x
The Operating PSU Plans are intended to drive multi-year performance achievement by NEOs over factors within their control. Consistent with common practice, the FY21 Operating PSU Plans included carveout provisions triggered by transformative corporate transactions such as a change-in-control, spin-off and roll-up transaction that can significantly impact pre-set goals in unpredictable ways. The objective of these provisions is to encourage executives to keep their focus on successful completion of the transformative transaction and acknowledge that such a material change to corporate structure could result in previously-established performance goals being no longer relevant to increases in stockholder value. In such cases, the objective of such carveouts is to retain a time-based retention incentive as well as a continuing incentive for the PSUs to increase in value via stock price appreciation.

In November 2021, the Spin-Off of VMware from Dell was completed. Pursuant to the terms and conditions of the FY21 Operating PSU Plan, VMware’s Spin-Off from Dell during the performance period resulted in 100% performance multiplier on annual tranches whose performance had not been certified prior to the Spin-Off and a 1.0x multi-year performance modifier.
Based on the above, the FY21 Operating PSU Plan achieved 115.3% of target PSUs resulting from annual tranche performance ratios of 146.0%, 100% and 100% of target for FY21, FY22 and FY23, respectively, and a multi-year performance multiplier of 1.00 applied to each annual tranche performance ratio due to application of the spin-off provision in the FY21 Operating PSU Plan discussed above. Following performance certification by the Compensation Committee, shares underlying earned PSUs vested on April 1, 2023.

	Total PSUs in FY21 Oper-ating PSU Plan	FY21 Operating PSU Plan Awards Per Annual Tranche Modifiers			FY21 Operating PSU Plan Awards Per Annual Tranche Modifiers			3-Year Perfor-mance Modifier per Spin-Off Provi-sion	Total Shares Earned in FY21 Operating PSU Plan
Name		FY21 Tranche Target	FY22 Tranche Target	FY23 Tranche Target	FY21 Tranche Modifier	FY22 Tranche Modifier per Spin-Off Provision	FY23 Tranche Modifier per Spin-Off Provi-sion		# of Shares	% of Total Target Issued
Raghu Raghuram	101,545	33,848	33,848	33,849	146.0%	100.0%	100.0%	1.00x	117,115	115.3%
Zane Rowe	101,545	33,848	33,848	33,849	146.0%	100.0%	100.0%	1.00x	117,115	115.3%
Sumit Dhawan(1)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Jean-Pierre Brulard	27,925	9,308	9,308	9,308	146.0%	100.0%	100.0%	1.00x	32,206	115.3%
Amy Fliegelman Olli	22,848	7,616	7,616	7,616	146.0%	100.0%	100.0%	1.00x	26,351	115.3%
____________________
(1) Mr. Dhawan was not eligible to participate in the FY21 Operating PSU Plan.
If VMware had not completed its Spin-Off from Dell in FY22, the spin-off provision of the FY21 Operating PSU Plan would not have applied. Presuming actual performance results for the performance period from FY21 through FY23, in which annual tranches yielded 146.0%, 40.2% and 100.8% performance multipliers and 3-year relative TSR yielded 0.78x performance modifier, participants in the FY21 Operating PSU Plan would have achieved 74.6% of target PSUs, reflecting vesting of 112,627 fewer PSUs in the aggregate, with respect to the executives set forth in the above table.
Approved Award Value vs. Accounting Grant Date Fair Value for Operating PSU Awards
Grant date fair values for PSUs are not determined until performance metrics are established. Accordingly, the grant date fair values for the second and third tranches of the FY23 Operating PSU Plan are not reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of this proxy statement. Instead, one-third of the FY23 Operating PSU Plan grant date fair values is reflected in this proxy statement, one-third would be reflected in our 2024 proxy statement and one-third would be reflected in our 2025 proxy statement. With respect to the FY23 Operating PSU Plan, the performance goals for the FY23 annual tranche were determined by the Compensation Committee in April 2022.
During FY23, the Compensation Committee also established performance metrics for the second tranche of the FY22 Operating PSU Plan. Accordingly, the grant date fair values for the second tranche of the FY22 Operating PSU Plan are reflected in the FY22 row of the “Summary Compensation Table” in the “Compensation of Executive Officers” section of this proxy statement. The FY24 performance metrics applicable to the third tranche of the FY22 Operating PSU Plan were established in early FY24 and the corresponding grant date fair values would be reflected in the 2024 proxy statement.

Additionally, the FY23 performance tranche of the FY21 Operating PSU Plan was determined by the impact of VMware’s Spin-Off from Dell in November 2021 which, pursuant to the provisions of the FY21 Operating PSU Plan when it was adopted, resulted in FY23 performance achievement at target. Accordingly, the performance metrics for both the second and third tranches of the FY21 Operating PSU Plan are deemed to have occurred during FY22 and were reflected in the “Summary Compensation Table” and the other tables in the “Compensation of Executive Officers” section of our FY22 proxy statement.

Award	Year Approved	Grant Date Fair Value in 2021 Proxy	Grant Date Fair Value in 2022 Proxy	Grant Date Fair Value in 2023 Proxy	Grant Date Fair Value in 2024 Proxy	Grant Date Fair Value in 2025 Proxy
FY21 Operating PSU Plan	FY21	FY21 Tranche	FY22 Tranche FY23 Tranche(1)	-	-	-
FY21 RSUs	FY21	Full Award	-	-	-	-
FY22 Operating PSU Plan	FY22	-	FY22 Tranche	FY23 Tranche	FY24 Tranche	-
FY22 RSUs	FY22	-	Full Award	-	-	-
FY22 TSR PSU (CEO and Pres. Only)	FY22	-	Full Award	-	-	-
FY23 Operating PSU Plan	FY23	-	-	FY23 Tranche	FY24 Tranche	FY25 Tranche
FY23 RSUs	FY23	-	-	Full Award	-	-
____________________
(1) In connection with VMware’s Spin-Off, the FY23 Tranche of the FY21 Operating PSU Plan was deemed granted pursuant to accounting rules on November 1, 2021.
The difference of as much as two years between the date when the Compensation Committee approves PSU grants and the date when individual annual tranches are assigned a grant date fair value under accounting and SEC disclosure rules (as well as the application of any spin-off provision), can result in significant deviations between the selected grant value that the Compensation Committee approved and the grant value that appears in the “Summary Compensation Table” because the respective accounting values are based on the Common Stock price on the applicable grant dates.
Section 6: Overview of the Compensation-Setting Process
Our Compensation Committee determines NEO compensation. The members of our Compensation Committee possess significant experience in the review and oversight of executive compensation at global technology companies and at VMware. The Compensation Committee makes its determinations of executive compensation based on this experience and in consultation with management.
The Compensation Committee has engaged FW Cook as its independent consultant to advise it on an as-needed basis with respect to executive compensation decisions. FW Cook reports directly to the Compensation Committee and does not provide services to VMware management. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE Rules and concluded that the firm’s work does not raise any conflict of interest that prevents them from providing independent advisory services to the Compensation Committee.
FW Cook provides the Compensation Committee analyses of our executive compensation program at least annually. FW Cook assists the Compensation Committee’s review of our program’s effectiveness in supporting our business objectives and strategy, its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value and the changing business and regulatory environment.
FW Cook recommends a peer group, which is reviewed and approved annually by the Compensation Committee, for executive compensation comparisons. FW Cook compares our executive compensation structure and levels using data from proxy statements and other SEC filings by peer group companies, as well as additional data from Radford Consulting (“Radford”) on the peer group companies.
VMware’s peer group for FY23 consisted of the following companies:

VMware peer companies	Adobe Systems, Autodesk, Block, Cisco Systems, Citrix Systems, eBay, Electronic Arts, Intuit, NetApp, Oracle, Palo Alto Networks, PayPal, Salesforce.com, ServiceNow, Twilio and Workday
The Compensation Committee determined the peer group of companies for FY23 based on the following principles:
•Focus on SaaS companies when identifying potential additions given VMware’s evolving business model;
•Avoid introducing artificial volatility into the market data by taking a measured approach to changes; and
•Factor in degree of alignment with companies that may be considered peers by stockholders and proxy advisory services.
Applying the principles above, the Compensation Committee made the following changes to the peer group for FY23:
•Removed Microsoft: No longer comparable company size and pay practices;
•Added Block: Comparable company size and talent competitor;
•Added Twilio: Comparable company size and talent competitor.
The Compensation Committee made NEO compensation decisions in light of the FW Cook analysis, and with the objective of awarding compensation that is generally competitive with our peer group and the Radford survey data (which generally reflects pay practices from the same set of peers) and sufficient to recruit and retain qualified executives. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, rather it considers the market data as one factor in making its compensation decisions. Other factors include our performance, an individual’s contribution, experience, potential, compensation history, internal pay equity and retention needs. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives us the flexibility to make compensation decisions based upon the relevant facts and circumstances.
Section 7: Benefits, Perquisites and Other Compensation Policies
Benefits and Perquisites
We provide only minimal and select executive-level benefits or perquisites to our NEOs targeted to assist in the recruitment of new executives and alignment with market practices.
During FY23, our NEOs were eligible to participate in a program for VMware to reimburse employees at the senior vice president level or above, including each NEO, for annual comprehensive physical examinations and medical screenings. We determined that offering such a benefit was in the best interests of VMware and our stockholders, given the critical role of our senior staff to the ongoing performance of our business.
Our NEOs employed in the U.S. were also eligible to participate in a non-qualified deferred compensation plan (“NQDC Program”) that was open to VMware employees at the level of senior director and above. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any) and between 5% and 100% of eligible bonuses (if any), in each case on a pre-tax basis. VMware may, but does not currently intend to, make matching contributions.
From time-to-time we provide relocation benefits in connection with the recruitment or appointment of new executive officers. In 2021, prior to his appointment as EVP, Worldwide Sales, Mr. Brulard relocated to the United States. In connection with his relocation, we provided Mr. Brulard with relocation and tax equalization benefits consistent with VMware’s Relocation

Policy available to all employees, including officers. Some of these tax equalization benefits were provided to Mr. Brulard during FY22 and FY23 and are included in this proxy statement within the “All Other Compensation” column in the “Summary Compensation Table.”
Other than with respect to relocation benefits, we do not generally provide NEOs with tax gross-ups or reimbursements on compensation and perquisites.
Change-in-Control and Post-Termination Compensation
CIC Plan
Each NEO is eligible for change-in-control benefits pursuant to the CIC Plan, which is intended to encourage the retention of NEOs and reduce uncertainty regarding the personal consequences of a potential change in control. The CIC Plan provides severance benefits for NEOs who are involuntarily terminated without “cause,” or who terminate employment for “good reason,” within 12 months following a “change in control” of VMware (each such term as defined in the CIC Plan), with benefits designed to be competitive with similar plans at VMware’s peer companies. Consummation of the pending Acquisition would constitute a change in control under the CIC Plan.
Upon a qualifying termination under the CIC Plan following a change in control, each NEO is eligible to receive: (1) a lump sum payment equal to a multiple of annual base salary, target annual bonus and monthly health insurance premiums; and
(2) full accelerated vesting of outstanding equity awards. VMware’s CEO is eligible to receive two times his annual base salary and target bonus and the value of 24 months of the health insurance premiums. Other NEOs are eligible to receive 1.5 times their annual base salary and target bonus and the value of 18 months of the health insurance premiums.
The monthly health insurance premium amount equals 150% of the monthly cost required to obtain continuation coverage for NEOs and their covered dependents. NEOs would be required to execute a release in favor of VMware in exchange for CIC Plan benefits. Performance-based equity awards will generally convert into shares at target amounts if a change in control occurs during a performance period, unless otherwise specified in the performance award agreement.
The CIC Plan does not provide for any tax gross-ups. In the event the NEO would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes.
In addition to the double-trigger acceleration provided under the CIC Plan, the PSU awards granted to NEOs provide that if a change in control occurs during a performance period, that performance period will terminate immediately prior to consummation of the change in control and the PSUs will convert into time-based vesting awards that convert into Common Stock at the target level of achievement.
The change-in-control provision in the FY22 TSR PSUs provides that in the event of a change-in-control of VMware, the consideration paid for each share of VMware will be utilized in place of the VMware 90-day trailing VWAP for determining the stock price appreciation measurement and the Relative TSR Modifier. Vesting is not accelerated and the TSR PSU vesting dates are not impacted by a change-in-control unless the executive is involuntarily terminated following the change-in-control. Any remaining post-vesting holding period would terminate on the effective date of a change-in-control.
If Mr. Raghuram or Mr. Dhawan becomes eligible for benefits under the CIC Plan due to involuntary termination following a change-in-control, the FY22 TSR PSUs will be eligible to vest in accordance with the terms of the CIC Plan to the extent that PSUs have become funded by applying the stock price appreciation and relative TSR metrics as of the effective date of the change-in-control. Any PSUs that are not funded as of the effective date of the change-in-control will be forfeited. The FY22 TSR PSUs will not be earned if Broadcom completes its proposed Acquisition and the Acquisition Price per share is below the FY22 TSR PSU Plan’s threshold of $200.51. Based on (1) the closing price per share of Broadcom common stock of

$639.80 per share on May 15, 2023, (2) the exchange ratio of 0.2520 and (3) the cash consideration of $142.50 per VMware share, the Acquisition Price is $151.86, which is below the funding threshold.
Severance Plan
Each NEO is also eligible for severance benefits pursuant to the Executive Severance Plan. The Severance Plan provides severance benefits to NEOs in the event of an involuntary termination without “cause” or for “good reason.” The Compensation Committee adopted the Severance Plan in 2018 following a survey of the practices of the Company’s peers, a number of which provide similar benefits to some or all of their executive officers. The Severance Plan benefits are comparable to those offered by such peers. The Severance Plan is intended to provide a consistent framework to addressing covered terminations.
Upon a qualifying termination under the Severance Plan, each NEO is eligible to receive: (1) a lump sum payment equal to annual base salary, target annual bonus, as well as the value of 12 months of the health insurance premiums; (2) accelerated vesting of outstanding RSU and stock option awards that were otherwise scheduled to vest within and including the 12 months following termination; and (3) unless otherwise specified in the award agreement, accelerated vesting of outstanding PSU awards, to the extent that performance periods have been completed, as further detailed in the Severance Plan. The FY22 TSR PSUs awarded to Messrs. Raghuram and Dhawan are excluded from acceleration under the Severance Plan.
Death and Disability Acceleration
VMware RSU awards for all employees, including those granted to NEOs, provide for full acceleration of vesting upon death or termination of employment due to disability. PSU awards granted to NEOs provide for acceleration such that, (a) for the Operating PSU Plans (i) individual performance tranches for which final performance has been certified are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance, and (b) for the FY22 TSR PSU Plan, awards continue vesting and a pro rata amount based on the proportion of the performance period that elapsed as of the date of the termination of employment is payable on each vesting date based upon actual achievement measured on each such vesting date.
Compensation Risk Assessment
The Company conducts an annual compensation risk assessment covering all employees including the NEOs. We believe that the mix and design of the elements of our compensation plans are well balanced and do not encourage management to assume excessive risk. With respect to NEOs, as detailed above, our pay mix is balanced among base salary, short-term performance cash bonus awards and long-term equity compensation. NEO compensation is heavily weighted towards long-term, equity-based incentive compensation, which we believe discourages excessive short-term risk taking and strongly aligns NEO interests with the creation of long-term increased stockholder value. In addition, we maintain policies precluding the purchase of hedging instruments in order to help maintain the alignment of NEO interests with long-term changes in stockholder value by prohibiting NEOs from purchasing financial instruments that trade off the potential for upside gain in order to lock in the current market value of our securities. Similarly, we also maintain executive stock ownership requirements for our CEO, President and CFO. Additionally, as discussed below, our executive compensation plans also include compensation recovery provisions that enable us to recover performance bonuses, as well as gains on equity awards, that were earned due to activity detrimental to the Company.
Hedging and Pledging Policies
We have adopted a policy prohibiting any of our directors or employees, including our NEOs, from “hedging” their ownership in shares of our Common Stock or other equity-based interests in us, including by engaging in short sales or trading in derivative securities based on VMware securities. In addition, our policy discourages all directors and employees from pledging VMware securities or holding VMware securities in margin accounts. Currently, none of our executive officers and directors have pledged any VMware securities or held VMware securities in margin accounts.
Compensation Recovery Policies
Our Bonus Program for our executive officers and the performance-based, long-term equity award program were both adopted under the Incentive Plan. The Incentive Plan includes a “clawback” provision to tie our ability to claw back outstanding equity awards to any restatements of VMware’s financial results and in case of termination for “cause,” as defined in the Incentive Plan. The Incentive Plan also includes provisions that the Compensation Committee will review outstanding incentive awards held by executive officers or the value of such awards realized during or in the year following the restatement and, in its sole discretion, determine to cancel or claw back the value of such awards if the Compensation Committee deems it appropriate. Additionally, if an employee, including a NEO, is terminated for “cause,” (as defined in the Incentive Plan), all unvested or unexercised awards will be forfeited and the Compensation Committee may determine to require reimbursement of amounts realized after the event constituting cause has occurred. In 2023, we anticipate adopting a policy in response to the SEC’s adoption of Rule 10D-1 under the Exchange Act, which requires exchanges to adopt listing standards for the recovery of erroneously awarded compensation in certain circumstances.
Executive Stock Ownership Guidelines
VMware’s C-level executive officers (our CEO, CFO and President) are subject to executive stock ownership guidelines that are designed to further align the interests of our senior executive officers with the interests of our stockholders and to underscore our commitment to strong corporate governance practices. Under the guidelines, these executive officers are required to own shares of Common Stock valued at a multiple of their annual base salary (six times in the case of our CEO, three times with respect to our President and two times in the case of our CFO). The guidelines include a holding requirement for executives until they achieve their respective ownership level. Any such executive who holds less than the requisite level of ownership must hold at least 50% of the shares net of tax withholdings that are acquired upon vesting in their equity awards and, with respect to stock options, 50% of the shares net of exercise and tax withholdings. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. Requisite ownership levels for each senior executive are adjusted annually to reflect changes during the previous year to base salaries and Common Stock price.

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The table below summarizes the compensation information for FY23, FY22 and FY21 for each year that our NEOs—our CEO, CFO and three other most highly compensated individuals who were serving as executive officers of VMware at the end of FY23—served as an NEO. The amounts shown in the Stock Awards column do not reflect compensation actually received by the NEOs, but instead include the aggregate grant date fair value of awards computed in accordance with GAAP, and as such, amounts shown in the Total column also do not reflect compensation actually received by the NEOs.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Raghu Raghuram	2023	1,000,000	—	10,407,387	1,785,962	16,050	13,209,400
CEO	2022	899,451	—	30,243,585	1,201,071	—	32,344,107
	2021	651,875	—	12,545,927	787,980	—	13,985,782
Zane Rowe(4)	2023	850,000	—	7,768,813	1,011,500	9,000	9,639,313
CFO and EVP Former Interim CEO	2022	1,166,484	—	23,138,352	1,373,149	9,000	25,686,985
	2021	698,438	—	13,776,553	844,264	4,500	15,323,755
Sumit Dhawan	2023	850,000	—	6,531,017	1,011,500	22,132	8,414,648
President	2022	732,692	75,412	16,419,214	807,774	9,000	18,044,092
Jean-Pierre Brulard	2023	800,000	—	4,300,890	761,600	17,914	5,880,404
EVP, Worldwide Sales	2022	749,725	—	11,034,640	749,725	198,199	12,732,289
Amy Fliegelman Olli	2023	637,601	—	4,146,998	606,996	9,000	5,400,595
EVP, General Counsel and Secretary	2022	600,000	—	6,269,370	660,000	9,000	7,538,370
	2021	579,167	—	9,649,269	705,080	4,500	10,938,016
____________________
(1) Amounts shown represent the grant date fair values of stock awards granted in the fiscal year indicated, which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Options (“ASC 718”), without taking into account estimated forfeitures. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note titled “Stockholders’ Equity” to our audited financial statements included in our Annual Report on Form 10-K for the applicable year.
Amounts shown for FY23 include the value of the FY23 performance tranches of the FY22 and FY23 Operating PSU Plans , for which performance goals were set on the grant dates set forth in the table below. Amounts shown for FY22 include the value of the FY23 performance tranche of the FY21 Operating PSU Plan, for which performance goals were deemed to have been set at target upon VMware’s Spin-Off from Dell effective November 1, 2021 pursuant to the extraordinary corporate transaction provision of the FY21 Operating PSU Plan award agreement. For more details on our Operating PSU Plans, see “Compensation Discussion and Analysis—Section 5: Long-Term Incentives,” “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”
Vesting of the PSUs is subject to Company performance. Accordingly, the “Stock Awards” column above includes the grant date fair value based on the probable outcome of the performance-based conditions as of the grant date in accordance with ASC 718. Assuming the maximum level of performance is achieved, the aggregate grant date fair value of the portion of the Operating PSU Plans deemed granted in FY23 set forth in the table above would be as set forth in the table below.

Name	Operating PSU Plan	Date of Grant	Maximum Conversion Ratio	Assuming Highest Level of Performance Conditions Achieved ($)
Raghu Raghuram	FY22	4/21/2022	2.00	3,924,476
	FY23	4/21/2022	2.00	5,914,562
Zane Rowe	FY22	4/21/2022	2.00	5,403,495
	FY23	4/21/2022	2.00	3,548,689
Sumit Dhawan	FY22	4/21/2022	2.00	2,927,902
	FY23	4/21/2022	2.00	3,548,689
Jean-Pierre Brulard	FY22	4/21/2022	2.00	1,845,613
	FY23	4/21/2022	2.00	2,365,872
Amy Fliegelman Olli	FY22	4/21/2022	2.00	1,537,828
	FY23	4/21/2022	2.00	2,365,872

(2) Amounts shown represent cash incentive compensation earned for performance in each respective fiscal year under our Bonus Program. For more details on the Bonus Program, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus” and “Grants of Plan-Based Awards.”
(3) Amounts shown for FY23 represent (i) matching contributions made under the VMware 401(k) plan of $9,000 for each of Messrs. Brulard, Dhawan and Rowe and Ms. Olli, (ii) gifts, entertainment and spousal travel to and attendance at a Company sales organization event of $12,312 for Mr. Raghuram and $11,837 for Mr. Dhawan, (iii) the cost of an annual executive physical, available to all senior executives of VMware of $3,738 for Mr. Raghuram and $1,295 for Mr. Dhawan and (iv) an aggregate amount of $8,914 in tax equalization payments made pursuant to the Company’s tax equalization policy for employee relocations related to Mr. Brulard’s relocation to California at the end of FY21, attributable to approximately $2,674 U.S. federal taxes and $6,240 in California state taxes.
(4) Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.

Grants of Plan-Based Awards
The following table sets forth information concerning non-equity incentive plan grants to our NEOs under our Bonus Program during FY23 and stock awards granted to our NEOs during FY23 under the Incentive Plan. For further information on our non-equity incentive plan grants, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus.” The actual amounts earned in respect of the non-equity plan incentive awards during FY23 are reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For the purposes of the table directly below, Operating PSU Plan is abbreviated as Op. PSUs.

Name	Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raghu Raghuram	Bonus(3)	04/21/22	469,003	1,876,011	4,221,024	—	—	—	—	—
	RSUs	04/21/22	—	—	—	—	—	—	49,745	5,487,868
	FY22 Op. PSUs(4)	04/21/22	—	—	—	2,105	11,224	22,448	—	1,230,263
	FY22 Op. PSUs(5)	04/21/22	—	—	—	1,252	6,678	13,356	—	731,976
	FY23 Op. PSUs(6)	04/21/22	—	—	—	4,664	24,872	49,744	—	2,957,281
Zane Rowe(7)	Bonus(3)	04/21/22	265,625	1,062,500	2,390,625	—	—	—	—	—
	RSUs	04/21/22	—	—	—	—	—	—	29,847	3,292,721
	FY22 Op. PSUs(4)	04/21/22	—	—	—	2,236	11,926	23,852	—	1,307,209
	FY22 Op. PSUs(5)	04/21/22	—	—	—	2,504	13,356	26,712	—	1,394,539
	FY23 Op. PSUs(6)	04/21/22	—	—	—	2,798	14,923	29,846	—	1,774,345
Sumit Dhawan	Bonus(3)	04/21/22	265,625	1,062,500	2,390,625	—	—	—	—	—
	RSUs	04/21/22	—	—	—	—	—	—	29,847	3,292,721
	FY22 Op. PSUs(5)	04/21/22	—	—	—	2,504	13,356	26,712	—	1,463,951
	FY23 Op. PSUs(6)	04/21/22	—	—	—	2,798	14,923	29,846	—	1,774,345
Jean-Pierre Brulard	Bonus(3)	04/21/22	200,000	800,000	1,800,000	—	—	—	—	—
	RSUs	04/21/22	—	—	—	—	—	—	19,898	2,195,147
	FY22 Op. PSUs(4)	04/21/22	—	—	—	1,579	8,419	16,838	—	922,807
	FY23 Op. PSUs(6)	04/21/22	—	—	—	1,865	9,949	19,898	—	1,182,936
Amy Fliegelman Olli	Bonus(3)	04/21/22	159,400	637,601	1,434,602	—	—	—	—	—
	RSUs	04/21/22	—	—	—	—	—	—	19,898	2,195,147
	FY22 Op. PSUs(4)	04/21/22	—	—	—	1,315	7,015	14,030	—	768,914
	FY23 Op. PSUs(6)	04/21/22	—	—	—	1,865	9,949	19,898	—	1,182,936
____________________
(1) Amounts shown are possible payouts under the Bonus Program. These amounts were based on the individual’s FY23 base salary and position. The program included corporate and individual performance goals with 50% of each NEO’s target amount determined solely by corporate financial goals. Threshold bonus amounts were 25% of the target amounts for our NEOs. Maximum payments were capped at 225% of the target amounts. For more information on the Bonus Program, see “Compensation Discussion and Analysis—Section 4: Annual Performance-Based Bonus.”
(2) Amounts shown represent the grant date fair values of each equity award computed in accordance with ASC 718, without taking into account estimated forfeitures. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity” to our audited financial statements for FY23 included in our Annual Report on Form 10-K filed with the SEC on March 28, 2023. With respect to the PSU awards, the estimate of the grant date fair value in accordance with ASC 718 assumes vesting at target. For PSUs subject to post-vesting holding periods, as described in footnote 5 to this table, the grant date fair value amounts shown also take into account illiquidity discounts applicable to the portion of net vested shares that are subject to post-vesting holding requirements.
(3) “Bonus” in the above table refers to cash incentive compensation grants under the Bonus Program for performance during FY23.
(4) These FY22 Operating PSU Plan awards were awarded and the performance target for the three-year multiplier for the three fiscal years beginning with FY22 was approved on April 14, 2021. Performance targets for the FY22 performance period (“First FY22 Operating PSU Tranche”) were approved on April 14, 2021. Performance targets for the separate FY23 performance period (“Second FY22 Operating PSU Tranche”) were approved on April 21, 2022. Performance targets for the separate FY24 performance period (“Third FY22 Operating PSU Tranche”) were not established in FY23, and therefore the Third FY22 Operating PSU Tranche was not considered granted in FY23 and is not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the Second FY22 Operating PSU Tranche that will become eligible to vest on April 1, 2024 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Vesting in the FY22 Operating PSU Plan is subject to continued employment, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY22 Operating PSU Plan awards will convert into Common Stock at a ratio ranging from 0.1125 to 2.0 shares per PSU, depending upon the degree of performance. For more information regarding our PSU plans, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(5) These FY22 Operating PSU Plan awards were awarded on May 12, 2021 and have the same terms and conditions as the FY22 Operating PSU Plan awards described in footnote 4, except that the stock subject to the FY22 Operating PSU Plan awarded to Mr. Rowe on May 12, 2021 will become eligible to vest as to 50% of the shares on June 1, 2024, 25% of the shares on June 1, 2025 and 25% of the shares on June 1, 2026, if VMware meets the designated FY22 Operating PSU Plan performance targets. Additionally, the FY22 Operating PSU Plan awards awarded to Mr. Rowe in May 2021 that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026.
(6) The FY23 Operating PSU Plan awards were awarded and the performance target for the three-year multiplier for the three fiscal years beginning with FY23 was approved on April 21, 2022. Performance targets for the FY23 performance period (“First FY23 Operating PSU Tranche”) were approved on April 21, 2022. Performance targets for the separate FY24 performance period (“Second FY23 Operating PSU Tranche”) and the separate FY25 performance period (“Third FY23 Operating PSU Tranche”) were not established in FY23, and therefore the Second FY23 Operating PSU Tranche and the Third FY23 Operating PSU Tranche were not considered granted in FY23 and are not represented in the table. Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the range of shares of Common Stock subject to the First FY23 Operating PSU Tranche that will become eligible to vest on April 1, 2025 if VMware meets the designated performance targets, assuming achievement at the threshold, target and maximum performance levels. Vesting in the FY23 Operating PSU Plan awards is subject to continued employment, and no shares will be issued if actual performance is below threshold performance levels. The FY23 Operating PSU Plan awards will convert into Common Stock at a ratio ranging from 0.1875 to 2.0 shares per PSU, depending upon the degree of performance. For more information regarding our PSU plans, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(7) Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning stock awards held by our NEOs as of the last day of FY23. The market values for unvested stock awards are calculated based on a market value of $121.77 per share (the closing market price of Common Stock on the last day of FY23) multiplied by the number of shares subject to the award. For awards that are subject to performance-based conditions as described in the footnotes to the table, the number of shares reflects performance assuming achievement at target unless otherwise noted.

			Time-Based Vesting Awards		Performance-Based Vesting Awards(1)
Name	Type	Grant Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raghu Raghuram	RSU(2)	04/25/19	3,151	383,697	—	—
	PSU(3)	05/29/20	—	—	49,418	6,017,630
	RSU(2)	12/10/20	21,168	2,577,627	—	—
	RSU(2)	04/14/21	21,048	2,563,015	—	—
	PSU(4)	04/14/21	—	—	33,848	4,121,671
	PSU(5)	04/14/21	—	—	11,224	1,366,746
	RSU(2)	05/12/21	12,522	1,524,804	—	—
	PSU(5)	05/12/21	—	—	6,678	813,180
	PSU(6)	06/01/21	—	—	286,960	34,943,119
	PSU(7)(10)	11/01/21	—	—	33,849	4,121,793
	RSU(2)	04/21/22	49,745	6,057,449	—	—
	PSU(8)	04/21/22	—	—	22,448	2,733,493
	PSU(8)	04/21/22	—	—	13,356	1,626,360
	PSU(9)	04/21/22	—	—	49,744	6,057,327
Zane Rowe(13)	RSU(2)	04/25/19	6,751	822,069	—	—
	PSU(3)	05/29/20	—	—	49,418	6,017,630
	RSU(2)	12/10/20	21,168	2,577,627	—	—
	RSU(2)	04/14/21	22,364	2,723,264	—	—
	RSU(2)	04/14/21	21,048	2,563,015	—	—
	PSU(4)	04/14/21	—	—	33,848	4,121,671

	PSU(5)	04/14/21	—	—	11,926	1,452,229
	PSU(5)(11)	05/12/21	—	—	13,356	1,626,360
	PSU(7)(10)	11/01/21	—	—	33,849	4,121,793
	RSU(2)	04/21/22	29,847	3,634,469	—	—
	PSU(8)	04/21/22	—	—	23,852	2,904,458
	PSU(8)	04/21/22	—	—	26,712	3,252,720
	PSU(9)	04/21/22	—	—	29,846	3,634,347
Sumit Dhawan	RSU(2)	03/16/20	18,054	2,198,436	—	—
	RSU(2)	05/29/20	3,808	463,700	—	—
	RSU(2)	05/12/21	25,045	3,049,730	—	—
	PSU(5)	05/12/21	—	—	13,356	1,626,360
	PSU(6)	06/01/21	—	—	239,133	29,119,225
	RSU(2)	04/21/22	29,847	3,634,469	—	—
	PSU(8)	04/21/22	—	—	26,712	3,252,720
	PSU(9)	04/21/22	—	—	29,846	3,634,347
Jean-Pierre Brulard	RSU(2)	06/14/19	2,357	287,012	—	—
	RSU(2)	05/29/20	10,473	1,275,297	—	—
	PSU(3)	05/29/20	—	—	13,589	1,654,733
	RSU(2)	04/14/21	15,787	1,922,383	—	—
	RSU(2)	04/14/21	21,048	2,563,015	—	—
	PSU(4)	04/14/21	—	—	9,308	1,133,435
	PSU(5)	04/14/21	—	—	8,419	1,025,182
	PSU(7)(10)	11/01/21	—	—	9,309	1,133,557
	RSU(2)	04/21/22	19,898	2,422,979	—	—
	PSU(8)	04/21/22	—	—	16,838	2,050,363
	PSU(9)	04/21/22	—	—	19,898	2,422,979
Amy Fliegelman Olli	RSU(2)	04/25/19	2,025	246,584	—	—
	PSU(3)	05/29/20	—	—	11,119	1,353,961
	RSU(2)	05/29/20	8,568	1,043,325	—	—
	RSU(2)	12/10/20	16,934	2,062,053	—	—
	RSU(2)	04/14/21	13,155	1,601,884	—	—
	PSU(4)	04/14/21	—	—	7,616	927,400
	PSU(5)	04/14/21	—	—	7,015	854,217
	PSU(7)(10)	11/01/21	—	—	7,616	927,400
	RSU(2)	04/21/22	19,898	2,422,979	—	—
	PSU(8)	04/21/22	—	—	14,030	1,708,433
	PSU(9)	04/21/22	—	—	19,898	2,422,979
____________________
(1) PSU awards to NEOs outstanding as of the last day of FY23 are as follows in the table below (“PSU Details Table”). The “Date Awarded” column reflects the date that the PSU grant was awarded by the Compensation Committee. The “Date All Performance Targets Approved” column reflects the deemed grant date per ASC 718 and is the grant date reflected in the table above. For more information regarding our PSU plans, see “Compensation Discussion and Analysis—Section 5: Long-Term Incentives.”

	Date Awarded	Date All Performance Targets Approved	Date Achievement Certified & Associated Conversion Ratio	Vesting Schedule	Table Reflects Shares Issuable (at Threshold, Target, Maximum or Actual)
FY21 Operating PSU Plan	May 2020			Vested April 1, 2023
(3)FY21 Tranche		May 2020	March 2021 @ 146%		Actual
(4)FY22 Tranche		April 2021	March 2022 @ 100%		Actual
(7)FY23 Tranche		November 2021(10)	March 2023 @ 100%		Actual
FY21-FY23 3-year multiplier		May 2020	March 2023 @ 1.0
Overall conversion ratio			1 PSU to 1.153 shares Common Stock
FY22 Operating PSU Plan	April & May 2021			To vest April 1, 2024, subject to achievement of threshold performance objectives and continued employment(11)
(5)FY22 Tranche		April 2021	March 2022 @ 40.2%		Target
(8)FY23 Tranche		April 2022	March 2023 @ 100.8%		Maximum
FY24 Tranche		TBD	TBD		n/a
FY22-FY24 3-year multiplier		April 2021	TBD
Overall conversion ratio			TBD after FY24
(6)FY22 TSR PSU Plan	May 2021	May 2021	n/a	See footnote 12	Target
Overall conversion ratio			n/a
FY23 Operating PSU Plan	April 2022			To vest April 1, 2025, subject to achievement of threshold performance objectives and continued employment
(9)FY23 Tranche		April 2022	March 2023 @ 100.8%		Maximum
FY24 Tranche		TBD	TBD		n/a
FY25 Tranche		TBD	TBD		n/a
FY23-FY25 3-year multiplier		April 2022	TBD
Overall conversion ratio			TBD after FY25

(2) RSUs vest over four years, with 25% vested on the first anniversary of the first day of the month the RSUs were granted (or the first day of the following month in the case of the RSUs granted to Messrs. Raghuram and Dhawan on May 12, 2021) and the remaining shares vesting ratably every six months thereafter, subject to continued employment.
(3) - (9) See the footnote references in the PSU Details Table set forth above.
(10) The FY23 Tranche of the FY21 Operating PSU Plan was deemed granted in FY22 because the related performance targets were deemed established, pursuant to the FY21 Operating PSU Plan award agreement’s extraordinary corporate transaction provision, upon the Spin-Off of VMware from Dell effective November 1, 2021. For more information regarding our PSU plans, see “Compensation Discussion and Analysis—Section 5: Long-term Incentives.”
(11) Stock subject to the FY22 Operating PSU Plan awards awarded to Mr. Rowe on May 12, 2021 will become eligible to vest, subject to achievement of threshold performance objectives and continued employment, as to 50% of the shares on June 1, 2024, 25% of the shares on June 1, 2025 and 25% of the shares on June 1, 2026, if VMware meets the designated FY22 Operating PSU Plan performance targets. Additionally, the FY22 Operating PSU Plan awards awarded to Mr. Rowe in May 2021 that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026.
(12) Vesting in the FY22 TSR PSU Plan awards is subject to continued service, and no shares will be issued if actual performance is below minimum threshold performance levels. The FY22 TSR PSU Plan awards will fund progressively with respect to one-eighth of the total number of TSR PSUs as VMware’s 90-day trailing average stock price appreciation exceeds performance tranches set at 50%, 75%, 100%, 125%, 150%, 200%, 250% and 300% above the 15-day trailing average stock price of VMware Common Stock as of the June 1, 2021 (the “Base Date”). Vesting will occur on the third-, fourth- and fifth-year anniversaries of the Base Date. On each vesting date, VMware’s TSR performance to date will be measured against the performance goals in the FY22 TSR PSU Plan to determine achievement, and VMware’s TSR relative to the TSR of the S&P 500 IT Index (the “Index”) will also be measured, with potential payouts subject to cutback if VMware does not equal or exceed the median TSR performance of the Index. Additionally, the FY22 TSR PSU Plan awards that are eligible to vest prior to June 1, 2026 are subject to a post-vesting holding requirement with respect to 50% of the net vested shares through June 1, 2026.
(13) Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.

Option Exercises and Stock Vested
The following table sets forth information regarding stock awards vested for our NEOs during FY23. No stock options were exercised by our NEOs during FY23.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Raghu Raghuram	69,484	8,093,516
Zane Rowe(2)	113,749	12,991,645
Sumit Dhawan	29,596	3,573,864
Jean-Pierre Brulard	35,528	4,053,318
Amy Fliegelman Olli	46,620	5,362,193
____________________
(1) Amounts represent the fair market value of the Common Stock, on the applicable vesting date, multiplied by the number of shares of PSUs and RSUs vested on each such date. Fair market value is determined based on the closing price of Common Stock on the NYSE on the vesting date, except for vesting dates that do not fall on a trading day, for which fair market value is determined based on the closing price on the trading day immediately preceding the vesting date. Amounts shown do not represent proceeds from sales of shares acquired on vesting of stock awards and do not indicate that shares were actually sold.
(2) Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.
Nonqualified Deferred Compensation
In 2013, we adopted the NQDC Program, which became effective January 1, 2014. The NQDC Program is open to our employees at the level of senior director and above, including our NEOs. The NQDC Program allows a participant to voluntarily defer between 5% and 75% of base salary, between 5% and 100% of commissions (if any), and between 5% and 100% of eligible bonus (if any), in each case on a pre-tax basis. We may, but do not currently intend to, make matching contributions. A participant can elect for their deferrals to be treated as if invested in one or more mutual funds, which approximate those of our 401(k) plan. Amounts deferred by each participant under the program are added to their ongoing balance and adjusted based on the performance of the participant’s investment elections. We do not provide a guaranteed rate of return on these funds. The NQDC Program is “unfunded,” and all deferrals are general assets of VMware.
Participants are generally eligible to receive payment of their contributions and related earnings at the end of an elected deferral period or six months after a separation of service from VMware on the first business day of the next quarter. A participant can elect to receive payments in a lump sum or annual installments. Individual contributions and related earnings vest completely upon a participant’s disability or death. Participants may make hardship withdrawals under specific circumstances.

The following table shows the executive contributions, earnings and account balances for the NEOs in the NQDC Program as of the last day of FY23.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
Raghu Raghuram	—	(91,638)	—	1,639,564
Zane Rowe(4)	—	—	—	—
Sumit Dhawan	—	(11,472)	36,741	113,384
Jean-Pierre Brulard	—	—	—	—
Amy Fliegelman Olli	—	—	—	—
____________________
(1) Represents executive contribution amounts that are also reported as compensation in the “Summary Compensation Table” during FY23.
(2) Earnings (losses) shown are not included in the “Summary Compensation Table” because they are not preferential or above market.
(3) Includes the following amounts reported in the summary compensation table of our proxy statements for prior fiscal years 2014-2022 of $868,925 for Mr. Raghuram.
(4) Mr. Rowe resigned from his position as CFO of VMware, effective June 9, 2023.
Potential Payments upon Termination or Change in Control
The following table shows the potential payments and benefits that would have been provided to our NEOs upon termination under each of the scenarios set forth if such termination had occurred as of the last day of FY23. For each then-current executive officer, the actual amounts to be paid can only be determined at the time of the termination of employment, and estimated amounts may materially differ from any actual amounts ultimately paid. Benefits of equal value provided to all employees, such as payments upon an employee’s death, are excluded.

	Termination Due to Death or Disability ($)	Without Cause / Resignation for Good Reason ($)			Change in Control: Qualifying Termination(1) ($)
Name	Acceleration of RSUs & PSUs(2)	Acceleration of RSUs & PSUs(3)	Cash Severance Payment(4)	Total	Acceleration of RSUs & PSUs(5)	Cash Severance Payment(6)	Total
Raghu Raghuram	33,452,532	25,924,711	3,037,019	28,961,730	41,690,150	6,074,038	47,764,188
Zane Rowe(7)	32,714,850	25,982,430	1,949,519	27,931,949	39,428,274	2,924,278	42,352,552
Sumit Dhawan	13,443,652	8,454,735	1,912,500	10,367,235	18,704,603	2,868,750	21,573,353
Jean-Pierre Brulard	15,041,153	10,410,118	1,625,143	12,035,261	18,489,316	2,437,714	20,927,030
Amy Fliegelman Olli	12,994,686	9,140,300	1,333,243	10,473,543	16,272,126	1,999,865	18,271,991
____________________
(1) The CIC Plan does not provide for any tax gross-ups. In the event a NEO would be subject to an excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the NEO will be reduced to the extent that such benefits do not trigger the excise tax, unless the NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that each NEO would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise and other taxes.
(2) Amounts represent the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Common Stock on the NYSE on the last day of FY23 ($121.77). In the event of death or disability prior to any change of control, amounts attributable to (a) the Operating PSU Plans awards accelerate vesting so that (i) individual performance tranches for which final performance has been certified are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance, and (b) the FY22 TSR PSU Plan awards continue vesting and a pro rata amount based on the proportion of the performance period that elapsed as of the date of the termination of employment is payable on each vesting date based upon actual achievement measured on each such vesting date. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement.
(3) Under the Severance Plan, amounts attributable to the aggregate value of the acceleration of vesting on the executive’s RSUs that would vest within one year are based on the closing price of the Common Stock on the NYSE on the last day of FY23 ($121.77). Under the Severance Plan, amounts attributable to PSUs are based on the same closing price and assume vesting acceleration of (i) individual performance tranches for which final performance had been certified which are paid based on actual performance and (ii) individual performance tranches that have been completed but for which final performance has not been certified are paid based on target performance. PSUs may also be subject to more specific treatment as may be required by the specific PSU award agreement. The FY22 TSR PSU Plan awards are not subject to acceleration under the Severance Plan.
(4) Amounts shown represent a lump severance payment equaling the sum of annual cash compensation (annual base salary and target bonus) and estimated monthly health insurance premiums (150% of the monthly cost for 12 months) assuming a termination occurred on the last day of FY23.
(5) Represents the aggregate value of the acceleration of vesting of the executive’s unvested RSUs and PSUs, based on the closing price of the Common Stock on the NYSE on the last day of FY23 ($121.77). Under the CIC Plan, amounts attributable to the Operating PSU Plans assume either target or actual performance, subject to more specific treatment as may be required by the specific PSU award agreement. With respect to treatment of the FY22 TSR PSUs, in the event of a change in control as defined in the CIC Plan, the following would apply: (a) the stock price appreciation measurement and the Relative TSR Modifier would be determined as of the effective date of the change in control using the consideration paid for each share of Common Stock in place of the VMware 90-day trailing VWAP, (b) vesting would not be accelerated and vesting dates would not be impacted unless the executive is involuntarily terminated following the change in control, and (c) any remaining post-vesting holding period would terminate on the effective date of a change in control. If either of Messrs. Raghuram or Dhawan becomes eligible for benefits under the CIC Plan due to involuntary termination following a change in control, the FY22 TSR PSUs would accelerate to the extent that PSUs have become funded (by applying the stock price appreciation and relative TSR metrics as of the effective date of the change in control) or, if not funded as of the effective date of the change in control, would be forfeited. As of the last day of FY23, the amount shown does not include any payout related to the FY22 TSR PSU Plan awards under the CIC Plan to Messrs. Dhawan and Raghuram because the threshold Common Stock price for a payout to occur would not have been achieved.
(6) Amounts shown represent a lump severance payment equaling the sum of a multiplier of annual cash compensation (two times annual base salary and target bonus for the CEO and 1.5 times annual base salary and target bonus for the other NEOs) and estimated monthly health insurance premiums (150% of the monthly cost for 24 months for the CEO and for 18 months for the other NEOs) assuming termination following a change in control occurred on the last day of FY23.
(7) Mr. Rowe voluntarily resigned from his position as CFO of VMware, effective June 9, 2023. Mr. Rowe will not receive any payments or benefits, and he will forfeit all then-outstanding equity awards, in connection with his termination of employment.

Pay Ratio
In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd Frank Act, we determined the ratio of: (1) the annual total compensation of our CEO, to (2) the median of the annual total compensation of all of our employees, except for our CEO, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Calculation of Ratio
For FY23,
•the median of the annual total compensation of all of our employees, other than our CEO, was $142,551;
•the annual total compensation of our CEO during FY23, Mr. Raghuram, as reported in the “Summary Compensation Table” of this proxy statement, was $13,209,400; and
•based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 93 to 1.
Identification of Median Employee
We selected December 31, 2022 as the date on which to determine our median employee. As permitted by SEC rules, in order to identify our median employee, we elected to use total target direct compensation, which we calculated as salary and target bonus as of December 31, 2022 and the target value of equity awards issued during the previous twelve months. For purposes of this disclosure, we converted employee compensation from local currency to U.S. dollars using average monthly foreign exchange rates for FY23.

To identify our median compensated employee, we then calculated the target total direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, due to our emphasis on pay for performance and the structure of our performance-based compensation for our CEO, his total direct compensation can be highly variable.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to executives and certain financial performance of the Company. Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by the NEOs, but rather is an amount calculated pursuant to SEC rules that includes, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis.” For the purposes of the tables that directly follow, Summary Compensation Table is abbreviated as “SCT,” Compensation is abbreviated as “Comp.” and Subscription is abbreviated as “Sub.”

(a) Fiscal Year	(b) SCT Total for PEO Raghuram(1) ($)	(c) Comp. Actually Paid to PEO Raghuram(2) ($)	(d) SCT Total for Former PEO Rowe(1) ($)	(e) Comp. Actually Paid to Former PEO Rowe(2) ($)	(f) SCT Total for Former PEO Gelsinger(1) ($)	(g) Comp. Actually Paid to Former PEO Gelsinger(2) ($)	(h) Average SCT Total for Non-PEO NEOs(3) ($)	(i) Average Comp. Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		(l) Net Income (millions)(7) ($)	(m) Sub. and SaaS Revenue (millions)(8) ($)
									(j) TSR(5) ($)	(k) Peer Group TSR(6) ($)
2023	13,209,400	9,359,626	—	—	—	—	7,333,740	5,909,977	100.26	157.07	1,314	4,012
2022	32,344,107	31,015,306	25,686,985	28,979,266	38,462	(40,429,595)	12,841,136	9,697,001	106.33	182.43	1,820	3,205
2021	—	—	—	—	16,541,804	11,195,433	13,432,940	10,918,162	93.10	137.09	2,058	2,587
____________________
(1) The dollar amounts reported in column (b) represent the amounts reported in the “Total” column of the SCT for Mr. Raghuram, our Chief Executive Officer, for FY23 and FY22. The dollar amount reported in column (d) represent the amount reported in the “Total” column of the SCT for Mr. Rowe, who served as interim Chief Executive Officer for a portion of FY22. The dollar amounts reported in column (f) represent the amounts reported in the “Total” column of the SCT for Patrick Gelsinger, our former Chief Executive Officer, for FY21 and a portion of FY22. These individuals are referred to as the Principal Executive Officers (each a “PEO”) for these fiscal years.
(2) The dollar amounts reported represent the amount of “compensation actually paid” to the PEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to such individuals during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each individual’s total compensation for each fiscal year to determine the compensation actually paid:

(a) PEO	(b) Fiscal Year	(c) Reported SCT Total for PEO ($)	(d) Reported Value of Equity Awards(a) ($)	(e) Equity Award Adjustments(b) ($)	(f) = (c)-(d)+(e) Compensation Actually Paid to PEO ($)
Raghu Raghuram	2023	13,209,400	10,407,387	6,557,613	9,359,626
	2022	32,344,107	30,243,585	28,914,784	31,015,306
Zane Rowe	2022	25,686,985	23,138,352	26,430,633	28,979,266
Patrick Gelsinger	2022	38,462	—	(40,468,057)	(40,429,595)
	2021	16,541,804	15,654,137	10,307,766	11,195,433
____________________
(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable fiscal year.
(b) The equity award adjustments for each applicable fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that were outstanding and unvested as of fiscal year end; (ii) the amount of change as of the applicable fiscal year end (from the prior fiscal year end) in fair value of any awards granted in prior fiscal years that were outstanding and unvested as of the applicable fiscal year end; (iii) for awards that were granted and vested in the same applicable fiscal year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vested in the applicable fiscal year, the amount equal to the change as of the vesting date (from the prior fiscal year end) in fair value; (v) for awards granted in prior fiscal years that were determined to fail to meet the applicable vesting conditions during the applicable fiscal year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable fiscal year prior to the vesting date that were not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO	Fiscal Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
Raghu Raghuram	2023	11,689,467	(4,252,206)	(879,647)	—	6,557,613
	2022	25,134,749	2,700,598	1,079,437	—	28,914,784
Zane Rowe	2022	21,437,294	3,829,431	1,163,908	—	26,430,633
Patrick Gelsinger	2022	—	—	—	(40,468,057)	(40,468,057)
	2021	18,261,342	(1,296,150)	(6,657,426)	—	10,307,766
(3) The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding persons who served as the PEO for any portion of a fiscal year) (the “Non-PEO NEOs”) in the “Total” column of the SCT in each applicable fiscal year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for FY23, Messrs. Brulard, Dhawan and Rowe and Ms. Olli; (ii) for FY22, Messrs. Brulard, Dhawan and Poonen and Ms. Olli and (iii) for FY21, Messrs. Poonen, Raghuram and Rowe and Ms. Olli.
(4) The dollar amounts reported represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Fiscal Year	Average Reported SCT Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	7,333,740	5,686,929	4,263,166	5,909,977
2022	12,841,136	11,240,772	8,096,637	9,697,001
2021	13,432,940	12,002,450	9,487,672	10,918,162
____________________
(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Fiscal Year	Average Year-end Fair Value of Equity Awards ($)	Year-over-Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-over-Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year(x) ($)	Total Average Equity Award Adjustments ($)
2023	6,422,109	(1,374,157)	—	(784,786)	—	4,263,166
2022	7,079,217	721,714	381,660	840,123	(926,076)	8,096,637
2021	13,031,072	203,861	—	(3,747,261)	—	9,487,672
____________________
(x) This is perhaps the first ever footnote to a table that is contained within a footnote to a second table that is itself contained within a footnote to a third table.
(5) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the fiscal year, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the fiscal year by the Company’s share price at the beginning of the fiscal year.
(6) The peer group used for this purpose is the following published industry index: S&P 500 Systems Software Index.
(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
(8) While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Subscription and SaaS revenue is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link “compensation actually paid” to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue
•Subscription and SaaS Revenue
•Subscription and SaaS ARR
•Non-GAAP Operating Margin
•Relative TSR (the Company’s TSR as compared to a peer group established by the Compensation Committee)

Relationship Between “Compensation Actually Paid” and Performance Measures

In accordance with SEC rules, the charts below illustrate how “compensation actually paid” to our NEOs aligns with our company’s financial performance as measured by our TSR, our peer group TSR, our net income and our subscription and SaaS revenue.

Indemnification Agreements and Director and Officer Insurance
Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that will generally provide for mandatory indemnification to the fullest extent permitted by law. In addition, our executive officers and directors are insured under a liability insurance policy for our officers and directors.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of VMware has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
Compensation Committee
Paul Sagan, Chair
Anthony Bates
Marianne Brown
Michael Brown

DIRECTOR COMPENSATION
The Compensation Committee evaluates the appropriate level and form of compensation for outside directors (non-employee directors who receive compensation) at least annually and recommends changes to the Board when appropriate. We do not provide compensation to Mr. Dell due to his significant ownership interest in the Company or to Mr. Durban due to his service as the Board nominee of the SLP Stockholders, which have a significant interest in the Company. Additionally, we did not provide compensation to Mr. Raghuram for his Board service because he served as an executive officer during FY23. For more information about Mr. Raghuram’s FY23 executive officer compensation see “Compensation of Executive Officers.”
During FY23, outside directors were eligible for compensation at the following base rates:
•an annual retainer fee of $60,000;
•additional annual compensation for service as chair of each of the Audit, Compensation, Governance and M&A Committees of $50,000;
•additional annual compensation for services as a member of each of the Audit, Compensation, Governance and M&A Committees of $30,000; and
•additional annual compensation of $100,000 for our Lead Independent Director.
Outside directors may also receive compensation for service on ad hoc committees to the extent determined by the Board. We also reimburse our directors for reasonable expenses in connection with performing their duties as directors, such as attendance at Board and committee meetings.
In addition, during FY23, outside directors were eligible to receive an annual RSU grant equal to a grant value of $260,000, calculated using a 45-day trailing average, vesting in quarterly installments over one year. Subject to the discretion of the Board, outside directors who are elected to the Board during the year are eligible to receive RSU grants that may be pro-rated to reflect the portion of the year that they serve on the Board.
The Compensation Committee has adopted stock ownership guidelines for our outside directors. Under the guidelines, each outside director who receives VMware equity grants is required to hold 5,000 shares of Common Stock. If a new director does not yet meet the holding requirement, the director must hold an amount of shares equal to 50% of the net shares acquired from us as compensation for service as a director. Messrs. Dell and Durban are not provided compensation for their services and, accordingly, are not subject to the stock ownership guidelines established for our outside directors. As of the date of this proxy statement, the holdings of each outside director subject to the stock ownership policy are sufficient to comply with this policy.
Outside directors may elect to defer the receipt of shares that have vested pursuant to RSU awards to a future tax year. An outside director may elect to defer settlement of his or her vested RSUs for up to ten years from the date of grant. Deferrals are subject to early settlement upon termination of board service.
The following table summarizes the compensation earned by our outside directors for FY23.

Name	Fees Earned(1) ($)	RSU Awards(2)(3) ($)	Total(4) ($)
Nicole Anasenes(5)	68,167	298,965	367,132
Anthony Bates	140,000	251,752	391,752
Marianne Brown	120,000	251,752	371,752
Michael Brown	150,000	251,752	401,752
Donald Carty(6)	40,027	—	40,027
Michael Dell(7)	—	—	—
Kenneth Denman	120,000	251,752	371,752
Egon Durban(7)	—	—	—
Karen Dykstra(8)	160,000	251,752	411,752
Paul Sagan	240,000	251,752	491,752
____________________
(1) Includes annual retainer for service on the Board and additional amounts, as applicable, for service as a standing committee member or chair and Lead Independent Director for FY23.
(2) Amounts shown represent the grant date fair values computed in accordance with ASC 718 of the RSU grants in this table, rather than an amount paid to or realized by the director. The fair market values of these awards have been determined based on assumptions set forth in the note titled “Stockholders’ Equity (Deficit)” to our audited financial statements for FY23, included in our Annual Report on Form 10-K filed with the SEC on March 28, 2023.
(3) On July 12, 2022, each of Mses. Anasenes, Brown and Dykstra and Messrs. Bates, Brown, Denman and Sagan was granted an award of 2,275 RSUs, with a grant date fair value of $110.66 in each case, computed in accordance with ASC 718, as described in footnote 2 to this table.
(4) Totals may not sum due to rounding.
(5) Ms. Anasenes was elected to the Board and appointed to the Audit Committee effective April 29, 2022, and her cash earnings were pro-rated to reflect her periods of Board and Board committee service. In addition to the annual equity award discussed in footnote 3 to this table, Ms. Anasenes was granted a pro-rata equity award of 437 RSUs on April 29, 2022 with a grant date fair value of $47,213 computed in accordance with ASC Topic 718, as described in footnote 2 to this table.
(6) Mr. Carty did not stand for re-election at the 2022 Annual Meeting.
(7) Messrs. Dell and Durban do not receive any cash or equity compensation for their respective service on the Board.
(8) Ms. Dykstra agreed to become VMware’s CFO effective June 9, 2023 and will continue to serve as a director. This has no impact on her FY23 director compensation.
The table below shows the aggregate numbers of unvested VMware stock awards outstanding for each outside director as of the last day of FY23.

Name	Unvested RSU Awards
Nicole Anasenes	1,138
Anthony Bates	1,138
Marianne Brown	1,138
Michael Brown	1,138
Donald Carty(1)	—
Michael Dell(2)	—
Kenneth Denman	1,138
Egon Durban(2)	—
Karen Dykstra(3)	1,138
Paul Sagan	1,138
____________________
(1) Mr. Carty did not stand for re-election at the 2022 Annual Meeting.
(2) Messrs. Dell and Durban do not receive any cash or equity compensation for their respective service on the Board.

(3) Ms. Dykstra agreed to become VMware’s CFO effective June 9, 2023 and will continue to serve as a director. This has no impact on her FY23 director compensation.
TRANSACTIONS WITH RELATED PERSONS
From time to time, we enter into transactions in which “related persons” (as defined in Item 404 of Regulation S-K adopted by the SEC under the federal securities laws) could be deemed to have a direct or indirect material interest. Related persons include our directors and executive officers, their immediate family members and stockholders beneficially owning more than 5% of our Common Stock.
Related Persons Transactions Policy
We have adopted a written policy for the review, approval and ratification of transactions involving related persons. We recognize that transactions with related persons may present potential or actual conflicts of interest or an appearance of impropriety. Additionally, these transactions must be fair to us in accordance with applicable Delaware corporate law. Accordingly, as a general matter, it is our policy to closely assess and evaluate transactions with related persons. Transactions with related persons are reviewed by the Governance Committee. From time to time, the Board has appointed a special committee of independent directors who are disinterested with respect to Dell and its affiliates to review significant potential transactions with Dell, including the Spin-Off.
The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), in which VMware or any of our subsidiaries is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person has or may have a direct or indirect material interest. An investor may obtain a written copy of this policy by sending a request to: VMware, Inc., Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Our Relationship with Dell, the MSD Stockholders and the SLP Stockholders
We incorporated in Delaware in 1998 and were acquired by EMC Corporation (“EMC”) in 2004. In August 2007, we conducted an initial public offering of our Class A common stock, but remained majority-owned by EMC, the sole stockholder of our Class B common stock. In September 2016, Dell acquired EMC and we became a majority-owned subsidiary of Dell. Unless otherwise indicated, all references to Dell in this “Transactions with Related Persons” section are to Dell and its consolidated subsidiaries, including EMC. On April 14, 2021, we and Dell entered into a separation and distribution agreement, pursuant to which, on November 1, 2021, Dell engaged in the Spin-Off by distributing its ownership interests in VMware to its stockholders, and each share of Class B common stock converted into one fully paid and non-assessable share of Class A common stock and we became a standalone company. In connection with the Spin-Off, we paid a special dividend of $11.5 billion in cash, pro rata, to each of the holders of our Class A common stock and Class B common stock as of the close of business on October 29, 2021.

As a result of the Spin-Off, MSD Stockholders, including Michael Dell, who serves as VMware’s Chairman of the Board and chairman and chief executive officer of Dell, and the SLP Stockholders, of which Egon Durban, a VMware director, is a Co-CEO, became owners of direct interests in VMware. Transactions with Dell continue to be considered related persons transactions following the Spin-Off due to Mr. Dell’s and the SLP Stockholders’ direct ownership in both VMware and Dell, as well as Mr. Dell’s executive position with Dell, as described in “Board of Directors.” Following the Spin-Off, our results of operations and financial position are no longer consolidated with Dell’s financial statements.

Agreements and Transactions with Dell
We have entered into the following agreements and engaged in the following transactions with Dell:
•Commercial Framework Agreement (“CFA”). The CFA provides a framework under which we and Dell continue our strategic commercial relationship, particularly with respect to projects mutually agreed by the parties as having the potential to accelerate the growth of an industry, product, service or platform that may provide the parties with a strategic market opportunity. The CFA has an initial term of five years (expiring November 1, 2026), with automatic one-year renewals occurring annually thereafter. VMware may terminate various obligations under the CFA and statements of work entered into with Dell in the event that Dell fails to achieve certain bookings targets (as further described in the CFA), and either of the parties may terminate the CFA in the event of a material breach by the other party.

•Tax Matters Agreement. In April 2021, we entered into a tax matters agreement governing our and Dell’s respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Spin-Off to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes. In connection with entering into the tax matters agreement, we and Dell agreed to terminate the existing tax sharing agreement, as amended December 30, 2019. Our tax liability for amounts pursuant to Section 965 of the Code is solely governed by the Section 965 letter agreement between VMware, Dell and EMC dated April 1, 2019. Information on specific amounts paid between VMware and Dell related to tax matters are provided in our FY23 Annual Report on Form 10-K filed with the SEC on March 28, 2023.
•Governance Letter Agreement. We and Dell are parties to a letter agreement (the “Governance Letter Agreement”) that provides for a continuation of strong independent governance for us and our stockholders, including the following:
–A provision requiring that any future request from Dell or any of its affiliates (in each case in its capacity as a stockholder) that we issue a special dividend to holders of our common stock shall be subject to review by, and a recommendation in favor thereof from, a special committee of our Board comprised solely of independent directors.
–A provision providing that Dell and its affiliates shall not directly or indirectly purchase or otherwise acquire any shares of our common stock if such transaction would result in our common stock no longer being publicly traded on a U.S. securities exchange or we no longer being required to file reports under Sections 13 and 15(d) of the Exchange Act, unless such transaction has been approved in advance by a special committee of our Board comprised solely of independent and disinterested directors.
The Governance Letter Agreement will terminate upon the earlier of (i) November 1, 2031 and (ii) the date that the MSD Stockholders and the SLP Stockholders no longer hold shares of Common Stock.
•Covenant Not to Sue and Release. The covenant not to sue and release includes covenants from each of Dell and VMware on behalf of itself and its controlled affiliates not to sue the other party or its controlled affiliates, customers, resellers, channel partners or distributors for infringement of such party’s patents that exist as of the date of the closing of the Spin-Off as they relate to products available at the time of the closing of the Spin-Off transactions (and future versions of such products). The term of the covenant not to sue and release commenced at the closing of the Spin-Off and will remain in effect until the later of (a) three years from such date and (b) the termination or expiration of the CFA, unless otherwise agreed.
•Go-to-Market Arrangements. Pursuant to ongoing original equipment manufacturer and reseller arrangements with Dell, Dell integrates or bundles our products and services with Dell’s products and sells them to end users. Dell also acts as a distributor, purchasing our standalone products and services for resale to end-user customers through VMware-authorized resellers. In addition, we provide professional services to end users based upon contractual agreements with Dell. Dell sales channels in aggregate comprise the largest route-to-market for our sales. During FY23, revenue from Dell, including purchases of products and services directly from us, as well as through our channel partners, accounted for 38% of our consolidated revenue. These purchases included Dell selling joint solutions as an OEM, which accounted for 14% of total revenue from Dell, or 5% of our consolidated revenue. The remaining revenue from Dell consisted of Dell acting as a distributor to other non-Dell resellers, reselling products and services as a reseller or purchasing products and services for its own internal use.
•Customer Financing. Dell Financial Services, an affiliate of Dell, provides financing to certain of our end customers based on the customer’s discretion.
•Purchases From Dell. From time to time, we purchase and lease products and purchase services from Dell or Dell’s channel partners.
•Agency Arrangements. We have agency arrangements with Dell that enable us to sell our subscriptions and services, leveraging the Dell enterprise relationships and end customer contracts.
•Joint Marketing. From time to time, we and Dell also enter into joint marketing, sales, branding and product development arrangements, for which both parties may incur costs.
•Technology Collaboration. We transact ongoing business with Dell to collaborate on technology projects, and, from time to time, we enter into various licensing, technology and marketing agreements with Dell relating primarily to furthering the interoperability of our respective technologies and coordinating certain sales, marketing and branding efforts. These arrangements provide for deployment of internal resources of both companies.

•Strategic Investments. We contract with Dell for certain advisory services regarding strategic and private company investments. We have also invested alongside Dell in certain private company equity and debt financing transactions.
•Transition Services. In connection with the Spin-Off, we entered into a transition services agreement that provides that each of the parties will provide the other with certain services following the Spin-Off. Under the transition services agreement, each of VMware and Dell will pay fees to the applicable service provider as set forth in the schedules appended to the transition services agreement as well as documented, pre-approved out-of-pocket expenses. Under this agreement, through the end of FY23, we continued to contract for certain services from Dell subsidiaries in geographic regions where we did not have legal entities established.
Information about the impact of our transactions with Dell on our financial condition and our results of operations is provided in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Relationship with Dell” section of our FY23 Annual Report on Form 10-K filed with the SEC on March 28, 2023. The material agreements that govern our relationship with Dell are included as exhibits to our Form 10-K.
Agreements with the MSD Stockholders and the SLP Stockholders
We have entered into the following agreements and engaged in the following transactions with the MSD Stockholders and the SLP Stockholders:
•Stockholders Agreement. The Stockholders Agreement was entered into with the MSD Stockholders and the SLP Stockholders:
–Board Designations:
▪For so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to (i) at least 47% of the MSD Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate two directors for election to the Board, and (ii) at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, at least 7.5% but less than 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate one director for election to the Board.
▪For so long as the SLP Stockholders collectively beneficially own a number of shares of the Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 7.5% of all outstanding shares of Common Stock) the SLP Stockholders will be entitled to nominate one director for election to the Board.
–Chairman: For so long as the MSD Stockholders have the right to nominate a director as set forth above and Mr. Dell is a member of the Board, and as otherwise set forth in the stockholders agreement, Michael Dell will be the Chairman.
–Standstill and Voting Obligations:
▪During the period as the Governance Committee or the Board continues to nominate the director nominees of the MSD Stockholders or the SLP Stockholders, respectively (and unless the MSD Stockholders or the SLP Stockholders irrevocably renounce their rights to nominate their respective director nominees or all such director nominees have resigned from the Board), the MSD Stockholders and SLP Stockholders will agree that (i) no MSD Stockholder or SLP Stockholder, respectively, shall otherwise act to seek to propose to VMware or any of our stockholders to nominate or support any person as a director who is not a director nominee of the MSD Stockholders or SLP Stockholders, as applicable, or otherwise nominated by the Governance Committee or the Board and (ii) at our annual meeting of stockholders (and at any other meeting of our stockholders ), the MSD Stockholders and the SLP Stockholders, will, to the extent that their respective shares of Common Stock are entitled to vote thereon (or in any other circumstance in which the vote, consent or other approval of the stockholders of VMware is sought), (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the MSD Stockholders and the SLP Stockholders, respectively (and for which the MSD Stockholders or the SLP Stockholders, respectively, have the right to vote), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of the MSD Stockholders’ or the SLP Stockholder’s Common Stock as of the applicable record date for each person nominated to the Board by the MSD Stockholders or the SLP Stockholders, respectively, and each other individual nominated for election to the Board by the Governance Committee or the Board; and

▪The MSD Stockholders and the SLP Stockholders agreed to certain limitations on the acquisition of VMware securities (including an agreement not to acquire Common Stock in a manner that would increase their initial respective ownership percentages by over 1% of the total outstanding shares of Common Stock), as well as certain standstill and voting commitments.
▪These obligations will expire upon the earliest of (i) the date on which the MSD Stockholders’ or the SLP Stockholders’, as the case may be, respective ownership of Common Stock is less than 7.5% of all outstanding shares of Common Stock, (ii) the later of (A) three years following the Spin-Off and (B) the 12-month anniversary of the date on which the MSD Stockholders or the SLP Stockholders, respectively, cease to have a right to designate a director nominee on the Board, or (iii) the expiration of the initial term (or earlier termination) of the CFA, which is five years.
–Additional Voting Obligation: In the event the MSD Stockholders’ director designee (if such designee is Mr. Dell or an immediate family member) or the SLP Stockholders’ director designee (if such designee is Mr. Durban or a managing director of Silver Lake Partners) has voted as a director in favor of a transaction relating to mergers, acquisitions or other business combinations or extraordinary transactions involving VMware (other than a sale of VMware), or the issuance of securities in connection therewith, and subject to certain other conditions, the MSD Stockholders and SLP Stockholders, respectively, must vote in favor of any such transaction that is recommended by the Board;
•Registration Rights Agreement. The registration rights agreement provides the MSD Stockholders and SLP Stockholders with certain demand and piggyback registration rights with respect to the shares of Common Stock they hold. In addition, upon request, we are required to use reasonable best efforts to file a shelf registration statement for shares of Common Stock beneficially owned by the requesting holder(s). The registration rights agreement also requires us to pay registration fees relating to such registrations and indemnify the stockholders for certain liabilities under federal and state securities laws.
Corporate Opportunities
Ownership interests of our directors or officers in the common stock of another entity, or service as both a director of another entity and VMware, or as a director of VMware and an officer or employee of another, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and such other entity. Michael Dell is a director, executive officer and significant stockholder of Dell, Egon Durban is a director of Dell and the co-CEO of Silver Lake, a significant stockholder of Dell, and Ken Denman and Paul Sagan hold positions with venture capital firms that invest in technology companies. Pursuant to resolutions adopted by our Governance Committee, we have renounced any expectancy or interest on the part of VMware being offered an opportunity to participate in certain corporate opportunities presented to Directors Dell, Denman, Durban and Sagan outside of their roles as directors of VMware.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed with VMware’s management and PwC the audited consolidated financial statements of VMware contained in VMware’s Annual Report on Form 10-K for fiscal year 2023. The Audit Committee has also discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from VMware.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in VMware’s Annual Report on Form 10-K for its fiscal year 2023 for filing with the SEC.
Submitted by the Audit Committee
Michael Brown, Chair
Nicole Anasenes
Marianne Brown
Karen Dykstra, former Chair

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires VMware’s executive officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.
Based solely on our review of these forms and written representations from the officers and directors received by us, we believe that during FY23 all filing requirements were complied with in a timely fashion.
LEGAL NOTICES
VMware, Tanzu, Aria, vSphere, NSX, Anywhere Workspace, Workspace ONE, Pivotal, and vRealize are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions.
This proxy statement contains forward-looking statements including, among other things, statements about the plans and goals in, and benefits to VMware’s customers, partners and stockholders of, VMware’s strategy, including (1) the timing of VMware’s CFO transition, (2) VMware’s ESG programs, including VMware’s 2030 Agenda, DEI programs and future reporting on such DEI and ESG programs, (3) VMware’s strategic partnership with Dell, (4) the pending Acquisition of VMware by Broadcom, (5) the adoption of a new clawback policy, (6) the Board’s continued focus on the VMware’s transition to subscription and SaaS, and (7) the filing of proxy statements in future years. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including but not limited to: (1) adverse changes in general economic or market conditions; (2) our ability to compete successfully for key talent; (3) changes in VMware’s financial condition; (4) unexpected delays in the development or limitations on the availability of technology and resources we expect to utilize to achieve our ESG goals; (5) unexpected geopolitical, social and environmental events that could impact our ability to achieve our 2030 Agenda; (6) regulatory developments related to ESG; (7) the effects of the proposed Acquisition on VMware’s ability to maintain relationships with customers and partners, including Dell, operating results and business; (8) business disruption during the pendency of the announced Acquisition, including disruption of current plans and operations; (9) difficulties in retaining and hiring key personnel and employees, including due to the pending Acquisition; (10) the satisfaction of the conditions precedent to consummation of the pending Acquisition; (11) the continued risk of on-going and new litigation and regulatory actions, including the outcome of any legal proceedings related to the pending Acquisition; (12) the ability to consummate the Acquisition on a timely basis or at all; (13) the ability to implement plans, forecasts and other expectations with respect to the business after the completion of the proposed transaction and realize synergies; and (14) the risks discussed in the “Risk Factors” sections of the Company’s periodic and current reports filed with the SEC. These forward-looking statements are made as of the date of this proxy statement, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
Our stockholders are invited to participate in our 2023 Annual Meeting and are requested to vote on the proposals described in this proxy statement. We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the Annual Meeting.
The Annual Meeting will take place on Thursday, July 13, 2023 at 8:30 a.m. Pacific time via live audio webcast at virtualshareholdermeeting.com/VMW2023. You will need the 16-digit control number provided on the Proxy Notice or your proxy card in order to participate in the meeting at that website. We will also offer a webcast of the Annual Meeting on the Investor Relations page of our website at ir.vmware.com that will allow you to listen to the Annual Meeting but will not provide the opportunity to participate. We are making this proxy statement available on the Internet and mailing the Proxy Notice to our stockholders on or about June 1, 2023.
What is included in these materials?

These materials include:
•our proxy statement for the Annual Meeting; and
•our Annual Report on Form 10-K for FY23, which includes our audited consolidated financial statements.
If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.
How can I participate in the Annual Meeting?
This year’s Annual Meeting will be a completely virtual meeting of stockholders conducted via live, audio webcast. You are entitled to participate in the Annual Meeting only if you were a VMware stockholder as of the close of business on May 15, 2023, the Record Date, or if you hold a valid proxy for the Annual Meeting.
You will be able to participate in, submit your questions and vote electronically during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2023 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
The Annual Meeting will begin promptly at 8:30 a.m. Pacific time. We encourage you to access the meeting prior to the start time. Online access will be available beginning at 8:15 a.m. Pacific time.
Why is this Annual Meeting only virtual?
We are excited to continue to embrace the latest technology to provide global ease of access for and real-time communication with our stockholders and the Company. You will be able to participate in, submit your questions and vote during, the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2023 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
What if I have technical difficulties or trouble accessing the virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please navigate to virtualshareholdermeeting.com/VMW2023 where a phone number for IT support will be posted.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
As permitted by the SEC rules, we are furnishing proxy materials to our stockholders via the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one by following the instructions included in the Proxy Notice. Instead of the printed copy, the Proxy Notice provides instructions as to how you may access the proxy materials and your proxy card to vote via the Internet. We are making this proxy statement available via the Internet and by mailing the Proxy Notice to our stockholders on or about June 1, 2023.
Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?
We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a Proxy Notice. In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Proxy Notice, proxy card or voting instruction card contains instructions on how to:
•view our proxy materials for the Annual Meeting via the Internet; and

•instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on the Investor Relations page of our website at ir.vmware.com and at proxyvote.com where you will also need to enter your 16-digit control number (included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials).
How can I obtain a separate set of voting materials?
If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice explaining that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of VMware’s 2023 proxy statement to your address, unless contrary instructions were given by any stockholder at that address. If you received multiple copies of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save VMware the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you follow the related instructions provided when you vote via the Internet.
You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (866) 540-7095 or by writing to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you (1) go to proxyvote.com and request a copy, (2) email IR@vmware.com and request a copy, or (3) address your written request to: Investor Relations at VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.
How many votes must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. Holders of shares representing a majority of the total outstanding shares of our Common Stock on the Record Date entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum. Abstentions are considered present for purposes of determining the presence of a quorum. Broker non-votes, as defined below, are also considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 4) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you (1) participate in and vote during the Annual Meeting, or (2) have voted via the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.
Who may vote at the Annual Meeting?
If you owned Common Stock at the close of business on the Record Date, then you may participate in and vote at the meeting. As of the close of business on the Record Date, VMware had 429,709,676 shares of Common Stock outstanding and entitled to vote.
Stockholders may request an appointment to inspect a complete list of stockholders entitled to vote at the Annual Meeting for any purpose germane to the Annual Meeting at our headquarters located at 3401 Hillview Avenue, Palo Alto, California, during ordinary business hours within ten days prior to the Annual Meeting by sending an email request to IR@vmware.com.
What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?
Stockholder of Record. If, as of the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Proxy Notice was sent directly to you by VMware.
Beneficial Owner of Shares Held in Street Name. If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.
What items will be voted on at the Annual Meeting?
There are four items that are scheduled to be voted on at the Annual Meeting:
•election of three members nominated by us to our Board to serve as Class I directors, each for a three-year term expiring at the 2026 Annual Meeting;
•an advisory vote to approve named executive officer compensation;
•an advisory vote to approve the frequency of future advisory votes on named executive officer compensation; and
•ratification of the selection by the Audit Committee of the Board of PwC as our independent auditor for the fiscal year ending February 2, 2024.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their discretion to determine how to vote your shares.
What are the Board of Directors’ voting recommendations?
The Board recommends that our stockholders vote:
•FOR Proposal 1, the election of the Class I directors as listed under “Election of Directors,” to serve until their successors are elected and qualified;
•FOR Proposal 2, the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, including in the “Compensation Discussion and Analysis” and the “Compensation of Executive Officers” sections;
•“ONE YEAR” for Proposal 3, an advisory vote on the frequency with which stockholders are provided an advisory vote on on the compensation of our NEOs; and
•FOR Proposal 4, the ratification of the selection by the Audit Committee of the Board of PwC as VMware’s independent auditor for the fiscal year ending February 2, 2024.
Is any other business scheduled to be presented for consideration at the Annual Meeting?
As of the date of this proxy statement, VMware has no knowledge of any business to be presented for consideration at the Annual Meeting other than the proposals described in the Proxy Notice. Under our bylaws, no business may be brought before the Annual Meeting except pursuant to our notice of meeting, by or at the direction of the Board, or by a stockholder who was a stockholder of record as of the Record Date and who complies with the applicable notice provisions set forth in our bylaws. The deadline under VMware’s bylaws for holders of Common Stock to notify VMware of any director nominations or proposals to be presented at the Annual Meeting passed on April 13, 2023. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.
The enclosed form of proxy gives each of Mr. Rowe, our CFO and EVP, and Ms. Olli, our EVP, General Counsel and Secretary, discretionary authority to vote your shares in accordance with his or her best judgment with respect to all additional matters that might come before the Annual Meeting, provided that the enclosed form of proxy is properly authorized by you.
How much voting power do the MSD Stockholders and the SLP Stockholders have in VMware, and how does it affect the proposals being voted on at the Annual Meeting?
Based on their respective ownership interests as of the Record Date, the MSD Stockholders hold 39.4% of the outstanding shares of VMware’s common stock and the SLP Stockholders hold 9.8% of the outstanding shares of VMware’s common stock. Under the Stockholders Agreement with VMware described in this proxy statement, each of the MSD Stockholders and the SLP Stockholders are obligated to vote all of the shares they own as of the Record Date FOR each of the director nominees in Proposal 1.

How can I vote my shares during the Annual Meeting?
This year’s Annual Meeting will be held entirely online. Stockholders may participate in and vote during the Annual Meeting by visiting virtualshareholdermeeting.com/VMW2023 and entering the 16-digit control number included on your Proxy Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Even if you plan to vote during the Annual Meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.
How can I vote my shares prior to or without participating in the Annual Meeting?
All Common Stockholders as of the Record Date have three options for submitting their votes prior to the Annual Meeting:
•via the Internet prior to the meeting at proxyvote.com (please see your proxy card or Proxy Notice for instructions);
•by phone (please see your proxy card for instructions); or
•by requesting, completing and mailing in a paper proxy card, as outlined in the Proxy Notice.
You may vote using the Internet without participating in the Annual Meeting and telephone voting facilities until 11:59 p.m., Eastern time on July 12, 2023. For a discussion of how to vote using the Internet during the meeting, see “How can I vote my shares during the Annual Meeting?”
We encourage you to vote via the Internet. If you vote via the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote via the Internet or telephone, then you do not need to return a proxy card by mail. If your shares are held by a bank, broker or other agent, please refer to the instructions they provide for voting your shares.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:
•indicate when voting via the Internet or by telephone that you wish to vote as recommended by the Board; or
•sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine, in their discretion, with respect to any other matters properly presented for a vote at the meeting.
If you are a stockholder of record and you do not (1) vote via the Internet or by telephone, (2) return a proxy card, or (3) vote during the Annual Meeting, then your shares will not be voted and will not be considered present for the purpose of establishing a quorum.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not give the organization that holds your shares specific voting instructions, under the rules of various national and regional securities exchanges, that organization may generally vote your shares on routine proposals but not on non-routine proposals. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine proposal, that organization will indicate that it does not have the authority to vote your shares on that non-routine proposal and this is called a “broker non-vote.” For a discussion of broker non-votes, see “What are broker non-votes, and how will they affect the vote on a proposal?” We encourage you to give voting instructions to the organization that holds your shares by carefully following the instructions provided in the Proxy Notice.

What are broker non-votes, and how will they affect the vote on a proposal? What is the voting requirement to approve each of the proposals? How are abstentions treated?
A “broker non-vote” occurs when (1) a broker or other nominee holds shares for a beneficial owner, (2) the beneficial owner has not given the respective broker specific voting instructions, (3) the matter is non-routine in nature and (4) there is at least one routine proposal presented at the meeting (such as Proposal 4 at this Annual Meeting).
Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. A broker or other nominee cannot vote on non-routine proposals without having received instructions on how to vote from the beneficial owner.
The voting requirements to approve and the effect of abstentions and broker non-votes on each proposal scheduled to be voted on at the Annual Meeting are summarized in the table below:

Proposal		Nature of proposal	Votes required to pass	Effect of abstention on vote	Possibility of broker non-votes on the proposal	Effect of broker non-votes on proposal outcome
1	Election of Class I Directors	Non-routine	Majority of votes cast are cast “FOR” the nominee	No effect	Yes	No effect
2	Advisory vote to approve NEO compensation	Non-routine	Majority of votes present and entitled to vote are cast “FOR”	Same effect as vote “AGAINST”	Yes	No effect
3	Advisory vote on the frequency of future advisory votes on NEO compensation	Non-routine	Plurality of votes cast in favor of a particular frequency	No effect	Yes	No effect
4	Ratification of selection of Independent Auditor	Routine	Majority of votes present and entitled to vote are cast “FOR”	Same effect as vote “AGAINST”	No	Not Applicable
Can I change or revoke my proxy after I have voted?
You have the right to revoke your proxy at any time before it is voted at the Annual Meeting by:
•participating in and voting during the Annual Meeting;
•timely signing and delivering a new proxy relating to the same shares and bearing a later date than the original proxy; or
•timely sending a signed, written notice of revocation, which is dated later than the date of the proxy and states that the proxy is revoked, to: Attention: Secretary, VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
Please note, as mentioned above, shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within VMware or to third parties, except:
•as necessary to meet applicable legal requirements;

•to allow for the tabulation and certification of votes; and
•to facilitate a successful proxy solicitation.
Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.
Who will count the votes?
Votes will be counted by the inspector of election appointed for the Annual Meeting by the Board. The inspector of elections will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes.
Where can I find the voting results of the Annual Meeting?
The final voting results will be reported in a Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. Once filed, that Form 8-K will be available on the Investor Relations page of our website. We also expect to announce preliminary voting results at the Annual Meeting, which will be webcast on the Investor Relations page of our website.
Who is paying for the cost of this proxy solicitation?
The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board are borne by VMware. In addition to the solicitation of proxies by mail, VMware may use the services of certain of its employees (for no additional compensation) to solicit proxies personally and by mail, telephone and electronic means from brokerage firms and other stockholders.
Where are VMware’s principal executive offices located, and what is VMware’s main telephone number?
VMware’s principal executive offices are located at 3401 Hillview Avenue, Palo Alto, California, 94304. VMware’s main telephone number is (650) 427-5000.
How do I contact VMware’s Board of Directors?
The Board provides a process for VMware stockholders and other interested parties to send communications to the Board, including to non-management directors. Any person who desires to contact the non-management directors or the entire Board may do so by sending an e-mail to ContactTheBoard@vmware.com. Under a process approved by the Governance Committee, VMware’s Secretary is responsible for the review of all communications received by VMware and addressed to the Board, including the non-management members, and each quarter prepares for the Governance Committee’s review a summary report of all communications and copies of all communications, other than spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications deemed by the Secretary to be of an urgent nature are reported promptly to the Chair of the Governance Committee. Directors may at any time review a log of all correspondence received by VMware that is addressed to members of the Board and request copies of any correspondence.
Our Audit Committee also provides a process to send communications directly to the committee about VMware’s accounting, internal accounting controls or audit-related matters. Any person who desires to contact the Audit Committee regarding such matters may do so by sending an e-mail to AuditCommitteeChair@vmware.com.
What is the deadline to make a stockholder proposal eligible for inclusion in next year’s proxy statement?
To be eligible for inclusion in VMware’s proxy statement for the 2024 Annual Meeting, stockholder proposals must be received at VMware’s principal executive offices no later than February 2, 2024. Stockholder proposals should be addressed to: VMware, Inc. Legal Department, 3401 Hillview Avenue, Palo Alto, California, 94304.
What is the deadline to propose actions for consideration at the 2024 Annual Meeting or to nominate individuals to serve as directors?
Under our bylaws, director nominations may be made only by the Board, a nominating committee of the Board, a person appointed by the Board or by a stockholder entitled to vote who has delivered notice to the attention of the Secretary, Legal

Department at the principal executive offices of VMware (containing certain information specified in the bylaws) (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting, or (2) if the Annual Meeting is called for a date more than 30 days before or after such anniversary date, not earlier than the close of business on 120 days prior to such Annual Meeting and not later than the close of business on the later of (a) 90 days prior to such Annual Meeting and (b) the tenth day following the date of public announcement of such meeting is first made by VMware. The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the Annual Meeting or as otherwise brought before the Annual Meeting by or at the direction of the Board, the presiding officer or by a stockholder entitled to vote at such Annual Meeting who has delivered notice to the Secretary at the principal executive offices of VMware (containing certain information specified in our bylaws) within the periods prior to the meeting specified in the preceding sentence. In each case, stockholders must also comply with the procedural requirements in our bylaws.
Any holder of our Common Stock who wishes to bring a proposal or nominate a person for election to the Board at VMware’s 2024 Annual Meeting must provide written notice of the proposal or nomination to the attention of VMware’s Secretary, Legal Department, at our address specified above, on or after March 15, 2024 and no later than April 14, 2024.
In addition to satisfying the foregoing requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
These requirements are separate from the requirements that a stockholder must meet in order to have a stockholder proposal included in VMware’s proxy statement under Rule 14a-8 of the Exchange Act as described above. A copy of the full text of the bylaw provisions discussed above may be obtained from the Governance subsection of the Investor Relations page of our website at ir.vmware.com. Our bylaws are also on file with the SEC and are available through its website at sec.gov.
How does the pending Acquisition by Broadcom impact the Annual Meeting?
The Annual Meeting does not relate to the pending Acquisition, which was approved at a special meeting of stockholders held on November 4, 2022. Until the Acquisition is completed, VMware will continue to function as an independent public company and therefore we are filing this proxy statement and Proxy Notice in the ordinary course.

10-K REPORT
A copy of VMware’s Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for VMware’s most recently completed fiscal year, may be found on the Investor Relations page of our website at ir.vmware.com. In addition, VMware will provide each beneficial owner of its securities with a copy of the Annual Report on Form 10-K without charge, upon the written request of any such person. Such requests should be sent to Investor Relations, VMware, Inc., 3401 Hillview Avenue, Palo Alto, California, 94304.

By order of the Board of Directors

AMY FLIEGELMAN OLLI
Executive Vice President, General Counsel and Secretary
Palo Alto, California
June 1, 2023

Appendix A
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended February 3, 2023
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$154	(1)	—	(37)	—	—	$116
Cost of subscription and SaaS revenue	$788	(25)	—	(146)	—	(1)	$616
Cost of services revenue	$1,540	(106)	(1)	—	—	(17)	$1,416
Research and development	$3,317	(616)	(1)	(10)	—	(1)	$2,689
Sales and marketing	$4,391	(376)	(7)	(61)	—	(15)	$3,932
General and administrative	$1,130	(166)	(1)	—	—	(117)	$845
Realignment	$8	—	—	—	(8)	—	$—
Operating income	$2,022	1,290	10	254	8	151	$3,736
Operating margin(1)	15.1%	9.7%	0.1%	1.9%	0.1%	1.1%	28.0%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN AND
NON-GAAP OPERATING INCOME
For the Twelve Months Ended January 28, 2022
(amounts in millions)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Non-GAAP, as adjusted(1)
Operating expenses:
Cost of license revenue	$152	(1)	—	(39)	—	—	$112
Cost of subscription and SaaS revenue	$690	(21)	—	(171)	—	—	$498
Cost of services revenue	$1,429	(92)	(1)	—	—	—	$1,334
Research and development	$3,057	(528)	(2)	(8)	—	—	$2,519
Sales and marketing	$4,067	(302)	(7)	(85)	—	—	$3,676
General and administrative	$1,068	(131)	(1)	—	—	(142)	$794
Realignment	$1	—	—	—	(1)	—	$—
Operating income	$2,387	1,075	11	303	1	142	$3,918
Operating margin(1)	18.6%	8.4%	0.1%	2.4%	—%	1.1%	30.5%
____________________
(1) Totals may not sum, due to rounding. Operating margin is calculated based upon the respective underlying, non-rounded data.
About Non-GAAP Financial Measures
To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this filing the following non-GAAP financial measures: FY22 and FY23 non-GAAP operating income and non-GAAP operating margin. VMware has provided a reconciliation of each non-GAAP financial measure used in this disclosure to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, and acquisition, disposition and other items, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:
•Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.
•Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.
•Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.
•Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.
•Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:
–Direct costs of acquisitions and dispositions, such as transaction and advisory fees.
–Costs associated with integrating acquired businesses.
–Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.
–Gains or losses on investments in equity securities, whether realized or unrealized.
–Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.
–Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”
–Certain costs incurred related to VMware's spin-off from its former parent company, Dell Technologies Inc., completed on November 1, 2021, such as legal and advisory fees.
–Certain costs incurred related to VMware's pending acquisition by Broadcom Inc. (“Broadcom”), such as legal and advisory fees incurred to effect the acquisition and retention compensation incurred to preserve our business organization through the consummation of the merger. The acquisition is expected to occur in Broadcom's fiscal year 2023 and is subject to the receipt of regulatory approvals and other customary closing conditions.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

VMWARE, INC.
3401 HILLVIEW AVE.
PALO ALTO, CA 94304

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VMW2023**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V17963-P91609

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VMWARE, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Anthony Bates	☐	☐	☐
1b. Michael Dell	☐	☐	☐
1c. Egon Durban	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. An advisory vote to approve named executive officer compensation, as described in VMware's Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote "1 YEAR" on Proposal 3.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.	**For**	**Against**	**Abstain**
4. To ratify the selection by the Audit Committee of VMware's Board of Directors of PricewaterhouseCoopers LLP as VMware's independent auditor for the fiscal year ending February 2, 2024.	☐	☐	☐

NOTE: The proposals to be voted on may also include such other business as may properly come before the Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V17964-P91609

ANNUAL MEETING OF STOCKHOLDERS, JULY 13, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints each of Zane Rowe, VMware's Chief Financial Officer and Executive Vice President, and Amy Fliegelman Olli, VMware's Executive Vice President, General Counsel and Secretary, as proxies, each with full power of substitution, to represent and to vote at the Annual Meeting of Stockholders of VMware, Inc., a Delaware corporation, to be held on July 13, 2023 at 8:30 a.m., Pacific Time, via the Internet at www.virtualshareholdermeeting.com/VMW2023 and at any adjournments thereof, all the shares of VMware's Class A common stock, par value $.01 per share, that the undersigned would be entitled to vote if present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR (PROPOSAL 1), "FOR" THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DESCRIBED IN VMWARE'S PROXY STATEMENT (PROPOSAL 2), "1 YEAR" ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (PROPOSAL 3), AND "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS VMWARE'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING FEBRUARY 4, 2024 (PROPOSAL 4). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued on reverse side